EXHIBIT 4.32

AGREEMENT FOR OPENING OF SINGLE BINDING LINE OF CREDIT, HEREINAFTER THE “AGREEMENT,” ENTERED INTO BY THE PARTY OF THE FIRST PART, BANCO INBURSA S.A., A MULTIPLE BANKING INSTITUTION, INBURSA FINANCIAL GROUP, HEREINAFTER THE “BANK,” REPRESENTED IN THIS ACTION BY ENGINEER LUIS ROBERTO FRÍAS HUMPHREY, AND THE PARTY OF THE SECOND PART, TV AZTECA, S.A. DE C.V., HEREINAFTER THE “BORROWER,” REPRESENTED IN THIS ACTION BY MESSRS. FRANCISCO X. BORREGO HINOJOSA LINAGE AND CARLOS HESLES FLORES, RED AZTECA INTERNACIONAL, S.A. DE C.V., HEREINAFTER “RAI,” REPRESENTED IN THIS ACTION BY MESSRS. FRANCISCO X. BORREGO HINOJOSA LINAGE AND CARLOS HESLES FLORES, GRUPO TV AZTECA, S.A. DE C.V., HEREINAFTER THE “GROUP,” REPRESENTED IN THE ACTION BY MESSRS. FRANCISCO X. BORREGO HINOJOSA LINAGE AND CARLOS HESLES FLORES, TV AZTECA COMERCIALIZADORA, S.A. DE C.V., HEREINAFTER THE “COMERCIALIZADORA,” REPRESENTED IN THIS ACTION BY MESSRS. FRANCISCO X. BORREGO HINOJOSA LINAGE AND CARLOS HESLES FLORES, AND TELEVISION AZTECA, S.A. DE C.V., HEREINAFTER THE “CONCESSIONAIRE,” REPRESENTED IN THIS ACTION BY MESSRS. FRANCISCO X. BORREGO HINOJOSA LINAGE AND CARLOS HESLES FLORES, JOINTLY DESIGNATING RAI, THE GROUP, COMERCIALIZADORA AND CONCESSIONAIRE AS THE “JOINT AND SEVERAL OBLIGORS AND GUARANTORS,” IN KEEPING WITH THE FOLLOWING BACKGROUND, DECLARATIONS, AND CLAUSES:

BACKGROUND

I.	On May 10, 1993, the Federal Government, through the Executive Department, granted the Concessionaire a concession (the “National Concession 13”), valid for 15 (fifteen) years, to commercially operate 90 (ninety) television channels in different markets of the country, which comprise the national network of channel 13 of Mexico, F.D. (the “Mexico City Channel 13 National Network”). A copy of the title of National Concession 13 is appended to the present Agreement as Appendix “I”.

II.	The Federal Government, through the Executive Department, granted to various companies that merged to form the Concessionaire, (i) on April 30, 1991, 7 (seven concessions); (ii) on September 30, 1995, one concession; (iii) on April 14, 1998, one concession with code R10-94-IV-27-TV, all of them valid for 15 (fifteen) years from the date of their granting, except for the concession with code R10-94-IV-27-TV, which is valid for 15 (fifteen) years from April 27, 1994 (jointly, the “Concessions 7”), to commercially operate a total of 88 (eighty-eight) television channels in different markets of the country, which comprise the national network of channel 7 of Mexico, F.D. (the “Mexico City Channel 7 National Network”). Copies of the titles of the Concessions 7 are appended to the present Agreement as Appendix “II”.

III.	On January 26, 2000, the Federal Government, through the Executive Department, granted the Concessionaire, in renewal, a concession with code 64-XI-14-TV, valid for 10 (ten) years as of July 3, 1999, to commercially operate Channel 2 of Chihuahua, Chihuahua (the “Chihuahua Concession 2”) and, jointly with National Concession 13 and the Concessions 7, the “Concessions”). A copy of the title of renewal of the Chihuahua Concession 2 is appended to the present Agreement as Appendix III.

IV.	In terms of the Concessions and the Federal Radio and Television Act and its Regulations, the Concessionaire is entitled to commercially exploit the channels of the Concessions through the broadcasting of commercial advertising and/or commercial announcements (the “Commercials”), and to charge a fee for this.

V.	On July 4, 2001, via official letter No. 119.203/0591/2001-4255, the Executive Department authorized (the “Authorization 7”) the establishment, on the part of the Concessionaire and RAI

(known at the time as Controladora de Medios de Comunicación, S.A. de C.V.), of a Television Services Agreement, dated April 17, 2001, to the effect that RAI, under the terms and conditions set forth therein, and in return for paying to the Concessionaire the sum of $11,500,000.00 M.N. (eleven million five hundred thousand pesos 00/100, legal tender) per month, which amount is subject to revision each year, shall provide to the Concessionaire various services to permit the Concessionaire an optimal operation and exploitation of the channels under the Concessions 7, including services of billing, collection, acquisition of financing, administration and marketing, among others, allowing RAI (i) to enter into Agreements with any third party deriving from the commercialization of the services that the Concessionaire provides in keeping with the Concession; and (ii) the billing and collection resulting from said Agreements (the “Service Agreement 7”). A copy of Authorization 7 is appended to the present Agreement as Appendix “V” and a copy of the Service Agreement 7 is appended as Appendix “VI”.

VI.	On November 6, 2001, via official letter No. 119.203/1206/2001-000783, the Executive Department authorized (the “Authorization 13” and, jointly with Authorization 7, the “Authorizations”) the establishment, on the part of the Concessionaire and the Borrower, of a Television Services Agreement dated July 1, 2001 to the effect that the Borrower, under the terms and conditions set forth therein and in return for paying to the Concessionaire 8% (eight percent) of its gross revenues from advertising on an annual basis, which percentage is subject to annual revision, shall provide to the Concessionaire various services to permit to the Concessionaire an optimal operation and exploitation of the channels of National Concession 13, including services of billing, collection, acquisition of financing, administration and marketing, among others, allowing the Borrower (i) to enter into Agreements with any third party deriving from the commercialization of the services that the Concessionaire provides in keeping with the Concession; and (ii) the billing and collection resulting from said Agreements (the “Services Agreement 13”). A copy of Authorization 13 is appended to the present Agreement as Appendix “VII” and a copy of the Services Agreement 13 is appended as Appendix “VIII”.

VII.	On October 6, 2003, the BORROWER and Comercializadora established a Commission Agreement (the “Commission Agreement 13”) whereby (i) Comercializadora undertook to enter into, with the Advertisers on behalf of BORROWER, Television Services Agreements for the sale of air time for Commercials on the channels making up the Mexico City Channel 13 National Network, and (ii) the BORROWER undertook to pay the Comercializadora a commission as consideration for the foregoing. A copy of the Commission Agreement 13 is appended to the present Agreement as Appendix “IX”.

VIII.	On October 6, 2003, RAI and Comercializadora established a Commission Agreement (the “Commission Agreement 7” and, together with the Commission Agreement 13, the “Commission Agreements”) whereby (i) Comercializadora undertook to enter into, with the Advertisers on behalf of RAI, Television Services Agreements for the sale of air time for Commercials on the channels comprising the Mexico City Channel 7 National Network; and (ii) RAI undertook to pay the Comercializadora a commission as consideration for the foregoing. A copy of the Commission Agreement 7 is appended to the present Agreement as Appendix “X”.

IX.	In certain cases, the Group functions as depositary of the Advertisers’ Payments, in keeping with the Agreements for Provision of Television Services.

X.	As of the date of the present, the Comercializadora, RAI, the BORROWER and the Concessionaire have made various Television Services Agreements with Advertisers. Appendix “XI” of the present Agreement contains a blank form of the Television Services Agreement.

XI.

On July 2, 2004, the Executive Department published, in the Official Daily of the Federation, the Agreement whereby the technological standard is adopted for land-based digital television and the policy is established for the transition to land-based digital television in Mexico (the “Digital Television Agreement”), according to which standard A/53 of ATSC is adopted for the land-based digital transmission of television broadcasting, which shall be used by the concessionaires and permit holders of television stations to initiate the transition to land-based digital television. A copy of the Digital Television Agreement is appended to the present Agreement as Appendix “XII”.

XII.	In terms of the Digital Television Agreement, the Concessionaire submitted to the Executive Department various requests for renewal of the Concessions for a period that shall end on December 31, 2021. Once the Executive Department grants the renewals of the Concessions to the Concessionaire, the Concessionaire will have the right to one additional channel for every analog channel renewed in order to carry out simultaneous digital transmissions of the corresponding analog channel during the period which the Executive Department shall determine, until in the judgment of the Executive Department it is not necessary to continue with the analog transmissions, at which time the Concessionaire shall hand back the analog channels in the time frame established by the Executive Department.

DECLARATIONS

I.	The BORROWER declares, through its legal representatives, under oath, that:

(a)	It is a stock company of variable capital, properly formed in accordance with the laws of Mexico. A copy of the attested current articles of association of the BORROWER is appended to the present as Appendix “XIII”.

(b)	Its legal representatives have sufficient authority to enter into the present Agreement, in its name and representation, and to bind it under the terms of same, and said authority has not been revoked, modified, or limited in any way as of the date of making of the present instrument. Copies of the public instruments containing the powers of attorney granted by the BORROWER to its legal representatives are appended to the present Agreement as Appendix “XIV”.

(c)	The minutes of its shareholders meetings and meetings of its board of directors reflect all of the agreements adopted by said meetings, which have been properly adopted and are correctly entered on the corporate books of the BORROWER, as is proper.

(d)	The shares representing its equity capital are listed with the National Registry of Securities of the National Banking and Securities Commission, with the Securities and Exchange Commission of the United States of America, and with the Mexican Securities Exchange, and said registrations are in effect and there is no knowledge of any proceeding having been initiated as would result in the cancellation of said registrations.

(e)	(i) It is legally qualified to carry out each and every one of the activities which it is carrying out and (ii) it is authorized to dispose freely of each and every one of the assets in its possession as are necessary to the conduct of its activities, so that it does not require any authorization for their disposal, except as provided in the Securities Market Act and its articles of association.

(f)	Except for the authorization of its Board of Directors, in the terms of paragraph d) of section IV of article 14 Bis 3 of the Securities Market Act, with respect to the making of the present Agreement and the Trust Agreement executed on August 12, 2004, as follows from the document appended to this instrument as Appendix XV and which is considered to be reproduced here literally, it does not need Governmental or any other authorization to authorize the present Agreement and of the Trust Agreement or to undertake each and every one of the obligations imposed on it by the present Agreement and the Trust Agreement, so that there is no legal, corporate, or Agreement’s limitation, or one of Governmental Authorization, or any other kind, on the making of the present Agreement and the Trust Agreement, on the undertaking of each and every one of the obligations imposed on it by the present Agreement and the Trust Agreement, or on the signing of the Promissory Notes that document the Drawdowns carried out in accordance with the present Agreement, except for the prohibition on furnishing collateral, as set forth in the Debt Instrument (guaranteed senior notes) Series B, issued by the BORROWER on February 14, 1997, with maturity of February 15, 2007 (the “2007 Bond”), which the BORROWER shall pay off early with the proceeds from the Credit.

(g)	Except as provided in Appendix “XV-Bis” of this Agreement, it is in compliance with all of its obligations in terms of the current laws, regulations and provisions of Federal, state, or municipal nature, national or foreign, such as may be applicable, and with any judicial or administrative interpretation of same, including, without limitation, any order, decree, or ruling, judicial or administrative, the violation of which might affect its solvency.

(h)	As of the date of entering into the present Agreement, the BORROWER is not subject to any investigative proceeding, verification or inspection, nor is it subject to penalties for violations or fines or penalties in the area of pollution of the ground, air, surface or running water, underground water, sewage dumping, final disposal of hazardous, toxic or polluting solid wastes, occupational hygiene, transportation, storage, recycling or any other activity involving garbage, sludge, or other class of waste subject to environmental oversight because of its content or for some other reason.

(i)

Entering into the present Agreement and the fulfillment of its obligations do not violate, nor shall they violate, do not result, nor shall they result in a breaching of (i) its articles of association; (ii) any applicable law, regulation or decree; (iii) the Services Agreement 13 and the Agreement of services pertaining to the simultaneous digital transmission of the corresponding analog channel; (iv) the Commission Agreement 13 and the commission Agreement pertaining to the simultaneous digital transmission of the corresponding analog channel; (v) any Agreement or agreement of any nature to which the BORROWER is a party, except for the prohibition on furnishing collateral, as set forth in section 4.08 of the Issue Instrument (indenture) of 2007 Bond, which the BORROWER shall pay off early with the proceeds from the Credit; or (vi) any Government Authorization needed to fulfill its corporate purpose.

(j)	Except as provided in Appendix “XVI” of this Agreement, it is current with the performance of full payment and withholding of all taxes, as well as its obligations with respect to the Governmental Authorities, and other legal and Agreement’s obligations imposed on it, and as of the date of this Agreement it has not received any demand in this regard.

(k)	It is a user of patents, trademarks or commercial names that are its own and/or owned by third parties and that, except as provided in Appendix “XVII” of this Agreement, are being used under valid and current agreements as to the use of said patents, trademarks and commercial names, and it has not defaulted on any of the obligations imposed on it as a result of said agreements.

(l)	Except for the shares described in Appendix “XVIII” of this Agreement, as of the date of entering into the present Agreement, there is no material evidence, nor has the BORROWER been notified as to any judicial, administrative and/or arbitration action, petition, steps preparatory to judgment, precautionary measures, attachment, or any proceeding leading to the attachment of its assets, judicial or nonjudicial or any other type of demand for payment, resulting from proceedings already initiated or about to be initiated against it, by or before any Governmental Authority or tribunal of jurisdictional and/or arbitration and/or administrative nature, on the part of any creditor or person with judicial interest, whether in Mexico or abroad.

(m)	The commercialization of air time for Commercials on the channels of the Mexico City Channel 13 National Network, which it carries out through Comercializadora under terms of the Commission Agreement 13, does not violate and is not opposed to the terms contained in the National Concession 13 titles or any other applicable provision.

(n)	Entering into the Commission Agreement 13 and the commission Agreement pertaining to the simultaneous digital transmission of the corresponding analog channel, exercising its rights, and the fulfillment of its obligations in keeping with same, does not, did not, and shall not require the BORROWER to obtain any Government Authorization or give any notice to, or carry out any registration or listing with Governmental Authority or any third party.

(o)	The Agreement for Services 13 and the Commission Agreement 13 are in force and producing full legal effect as of the date of the present Agreement and there is not pending against the BORROWER any action, appeal, petition, request for arbitration, judicial proceeding, administrative proceeding, notification, attachment, threat or any fact that (i) seeks to declare the Agreement for Services 13 and/or the Commission Agreement 13, or the rights and obligations deriving from same, as being null or nonexistent, or cancelled, or terminated prematurely, or encumbered, or attached, or assigned, or appropriated in any way; or (ii) may result in the nullity, declaration of nonexistence, rescission, premature termination, encumbering, attaching, assignment or appropriation of the Agreement for Services 13 and/or the Commission Agreement 13, or the rights and obligations deriving from same.

(p)	It has properly fulfilled each and every one of its obligations in accordance with the Agreement for Services 13 and the Commission Agreement 13 and has no knowledge of any circumstance that might result in default on said legal instruments on its part.

(q)	Its rights in accordance with the Agreement for Services 13 and the Commission Agreement 13 are free of any lien, encumbrance, option, preferential right or any other limitations of ownership of whatever kind.

(r)	Except as provided in Appendix “XIX” of this Agreement, there does not exist any Lien or any proceeding tending to encumber its assets.

(s)	It has no employees and therefore it is not obligated to make contributions to the Retirement Savings System (SAR), the National Workers Housing Fund Institute (INFONAVIT), the Mexican Social Security Institute (IMSS), or profit sharing, wages, benefits, and generally any other labor obligation.

(t)	As of the date of entering into the present Agreement, it has no knowledge as to the existence of strikes or calls to strike, or labor conflicts, work stoppages, or lockouts by protest of the workers or persons providing services to it, nor do any causes which may lead to any of the foregoing exist as of this date.

(u)	As of the date of entering into the present Agreement, (i) the information about the BORROWER as contained in this Agreement, as well as that information which the BORROWER has furnished separately to the BANK, constitutes all of the corporate and financial information requested by the BANK for the making of same and the BORROWER has given the BANK access to all that public information of the BORROWER, including but not limited to the information pertaining to the investigation initiated by the Securities and Exchange Commission, the National Banking and Securities Commission, and the civil case brought by certain shareholders of the BORROWER against it, as described in Appendix “XX-Bis” of this Agreement, and (ii) there is no information nor relevant situation of any type that has not been reported to the BANK, in the understanding that the financial and accounting information furnished to the BANK reflects in truthful, sufficient and reasonable manner its financial and accounting situation, including the restatement of its assets in accordance with the accounting principles generally accepted in Mexico; accordingly, and except for the Liens, liabilities and contingent obligations that are listed with indication of their order or priority in Appendix “XXI” of this Agreement, as of the date of the making of this instrument the BORROWER does not have any other Liens, debts, contingencies, or other contingent liabilities.

(v)	[Left deliberately blank by agreement of the Parties.]

(w)	The cash flow with which the BORROWER will pay off the sum of the Credit shall be of lawful origin and free of any Lien, except as provided in the Trust Agreement.

(x)	It has all necessary insurance for the development of its operations in accordance with the industry standards and such as it is obligated to take out, which insurance is in force, and the BORROWER is the holder of the policies thereof, and the premiums due in accordance with the policies for said insurance have been properly paid.

(y)	It has requested of the BANK the granting of a single binding credit up to an amount equivalent in Pesos to U.S. $300,000,000.00 (three hundred million dollars 00/100), the purpose of which shall solely for payment of the 2007 Bond.

(z)	The present Agreement, the Promissory Notes that document the Drawdowns which the BORROWER shall make in accordance with same, the Trust Agreement, and/or the obligations deriving from these, are not and shall not be affected by the concessions, licenses, permits, authorizations, Agreements, pacts, surety agreements or agreements among creditors executed for the BORROWER and the payment of the obligations deriving from this Agreement will not be subordinated to any other credit, Agreement, pact, agreement or surety, and it shall be on the same level as any other obligation which the BORROWER may have undertaken, except for the surety ships listed in Appendix “XXII” of this Agreement and those permitted in accordance with the present Agreement.

(aa)	It has disclosed to the BANK, in writing, all of the events that affect or might affect materially and negatively (to the extent that this can be reasonably foreseen) its business, operations or financial conditions or that of any of its Subsidiaries, or its ability to fulfill its obligations under the present Agreement.

(bb)	[Left deliberately blank by agreement of the Parties.]

(cc)	Under the laws of Mexico regarding entering into, executing and performance of this Agreement, the BORROWER and the Joint and Several Obligors and Guarantors shall be subject to private commercial law, and neither the BORROWER nor the Joint and Several Obligors and Guarantors nor any of their respective Subsidiaries, Affiliates or properties have immunity from the jurisdiction of any competent tribunal in Mexico or legal proceeding under Mexican law (whether by summons, precautionary attachment, enforcement, or any other kind).

(dd)	The Comercializadora, the BORROWER, RAI and the Concessionaire shall conduct the sales of air time for Commercials on the channels of the Mexico City Channel 13 National Network, and of the Mexico City Channel 7 National Network, and effect such sales through Television Services Agreements made with Advertisers that do not violate and are not contrary to the conditions contained in the titles of the Concessions or in any other applicable enactment.

(ee)	[Left deliberately blank by agreement of the Parties.]

(ff)	The present Agreement, once signed, constitutes a valid obligation on it, which can be executed and enforced against it in accordance with its terms.

(gg)	It expressly acknowledges the person and the authority of the legal representative of the BANK to appear in its representation for entering into this Agreement and to undertake, on the basis of said representation, each and every one of the rights and obligations deriving from same.

II.	RAI declares, through its legal representatives, under oath, that:

(a)	It is a stock company of variable capital, properly formed in accordance with the laws of Mexico. A copy of the attested current articles of association of RAI is appended to the present as Appendix “XXIII’.

(b)	Its legal representatives have sufficient authority to make the present Agreement, in its name and representation, and to bind it under the terms of same, and said authority has not been revoked, modified, or limited in any way as of the date of entering into the present instrument. Copies of the public instruments containing the powers of attorney granted by RAI to its legal representatives are appended to the present Agreement as Appendix “XXIV”.

(c)	The minutes of its shareholders meetings and meetings of its board of directors reflect all of the agreements adopted by said meetings, which have been properly adopted and are correctly entered on the corporate books of RAI, as is proper. The share registry book of RAI contains the current registrations of the shares issued by RAI and subscribed for and paid up by its shareholders, the total amount of the capital stock of RAI that has been subscribed for and paid up, as well as a complete record of the share transfers carried out.

(d)	(i) It is legally qualified to carry out each and every one of the activities which it is carrying out; and (ii) it is authorized to dispose freely of each and every one of the assets in its possession as are necessary to the conduct of its activities, so that it does not require any authorization for their disposal.

(e)

It does not require Governmental or any other authorization to authorize entering into the present Agreement and of the Trust Agreement or to undertake each and every one of the obligations imposed on it by the present Agreement and the Trust Agreement, so that there is no legal, corporate, or Agreement’s limitation, or one of Governmental Authorization, or any other kind, on the making of the present Agreement and the Trust Agreement, on the undertaking of each and every one of the obligations imposed on it by the present Agreement, including without being limited to the joint and several obligation of payment of the Credit under the terms of the present Agreement and the endorsing of the Promissory Notes that document the Drawdowns made in accordance with same, or in the Trust Agreement, except for the prohibition on furnishing collateral, as set forth in section 4.08 of the Issue Document (indenture) of the 2007 Bond, which the BORROWER shall pay off early with the proceeds from the Credit.

(f)	Except as provided in Appendix “XXIV-Bis” of this Agreement, it is in compliance with all of its obligations in terms of current laws, regulations and provisions of Federal, state, or municipal nature, national or foreign, such as may be applicable, and with any judicial or administrative interpretation of same, the disobeying of which might affect its solvency.

(g)	As of the date of entering into the present Agreement, RAI is not subject to any investigative proceeding, verification or inspection, nor is it subject to penalties for violations or fines or penalties in the area of pollution of the ground, air, surface or running water, underground water, sewage dumping, final disposal of hazardous, toxic or polluting solid wastes, occupational hygiene, transportation, storage, recycling or any other activity involving garbage, sludge, or other class of waste subject to environmental oversight because of its content or for some other reason.

(h)	Entering into the Commission Agreement 7 and the commission Agreement pertaining to the simultaneous digital transmission of the corresponding analog channel, exercising its rights, and the fulfillment of its obligations in keeping with same, does not, did not, and shall not require RAI to obtain any Government Authorization or give any notice to, or carry out any registration or listing with Government Authority or any third party.

(i)	The Service Agreement 7 and the Commission Agreement 7 are in force and producing full legal effect as of the date of the present Agreement and there is not pending against RAI any action, appeal, petition, request for arbitration, judicial proceeding, administrative proceeding, notification, attachment, threat or any fact that (i) seeks to declare the Service Agreement 7 and/or the Commission Agreement 7, or the rights and obligations deriving from same, as being null or nonexistent, or cancelled, or terminated prematurely, or encumbered, or attached, or assigned, or appropriated in any way; or (ii) may result in the nullity, declaration of nonexistence, rescission, premature termination, encumbering, attaching, assignment or appropriation of the Service Agreement 7 and/or the Commission Agreement 7, or the rights and obligations deriving from same.

(j)	It has properly fulfilled each and every one of its obligations in accordance with the Service Agreement 7 and the Commission Agreement 7 and has no knowledge of any circumstance that might result in default on said legal instruments on its part.

(k)	Its rights in accordance with the Service Agreement 7 and the Commission Agreement 7 are free of any Lien.

(l)	Entering into the present Agreement and the fulfillment of its obligations do not violate, nor shall they violate, do not result, nor shall they result in a breaching of (i) its articles of association; (ii) any applicable law, regulation or decree; (iii) the Service Agreement 7 and the Agreements for services pertaining to the simultaneous digital transmission of the corresponding analog channels; (iv) the Commission Agreement 7 and the commission Agreements pertaining to the simultaneous digital transmission of the corresponding analog channels; (v) any Agreement or agreement of any nature to which RAI is a party, except for the prohibition on furnishing collateral, as set forth in section 4.08 of the Issue Instrument (indenture) of 2007 Bond, which the BORROWER shall pay off early with the proceeds from the Credit; or (vi) any Government Authorization needed to fulfill its corporate purpose.

(m)	Except as provided in Appendix “XXV” of this Agreement, it is current with the performance of full payment and withholding of all taxes, as well as its obligations with respect to the Governmental Authorities, and other legal and Agreement’s obligations imposed on it, and as of the date of this Agreement it has not received any demand in this regard.

(n)	It is a user of patents, trademarks or commercial names that are its own and/or owned by third parties and that, except as provided in Appendix “XXVI” of this Agreement, are being used under valid and current agreements as to the use of said patents, trademarks and commercial names, and it has not defaulted on any of the obligations imposed on it as a result of said agreements.

(o)	Except for the shares that are described in Appendix “XXVII” of this Agreement, as of the date of entering into the present Agreement, there is no material evidence, nor has RAI been notified as to any judicial, administrative and/or arbitration action, petition, steps preparatory to judgment, precautionary measures, attachment, or any proceeding leading to the attachment of its assets, judicial or nonjudicial or any other type of demand for payment, resulting from proceedings already initiated or about to be initiated against it, by or before any Governmental Authority or tribunal of jurisdictional and/or arbitration and/or administrative nature, on the part of any creditor or person with judicial interest, whether in Mexico or abroad.

(p)	Except as provided in Appendix “LXIV” of this Agreement, there does not exist any Lien or any proceeding tending to encumber its assets.

(q)	It has no employees and therefore it is not obligated to make contributions to the Retirement Savings System (SAR), the National Workers Housing Fund Institute (INFONAVIT), the Mexican Social Security Institute (IMSS), or profit sharing, wages, benefits, and generally any other labor obligation.

(r)	As of the date of the making of the present Agreement, (i) it has no knowledge as to the existence of strikes or calls to strike, or labor conflicts, work stoppages, or lockouts by protest of the workers or persons providing services to it; and (ii) no causes which may lead to any of the foregoing exist.

(s)	[Left deliberately blank by agreement of the Parties.]

(t)	As of the date of entering into the present Agreement, there is no information nor relevant situation of any type that has not been reported to the BANK, in the understanding that the financial and accounting information furnished to the BANK reflects in truthful, sufficient and reasonable manner its financial and accounting situation, including the restatement of its assets in accordance with the accounting principles generally accepted in Mexico; accordingly, and except for the Liens, liabilities and contingent obligations that are listed with indication of their order or priority in Appendix “XXIX” of this Agreement, as of the date of the making of this instrument RAI does not have any other Liens, debts, contingencies, or other contingent liabilities.

(u)	[Left deliberately blank by agreement of the Parties.]

(v)	The cash flow with which RAI will pay off the sum of the Credit shall be of lawful origin and free of any Lien, except as provided in the Trust Agreement.

(w)	It has all necessary insurance for the development of its operations in accordance with the industry standards and such as it is obligated to take out, which insurance is in force, and RAI is the holder of the policies thereof, and the premiums due in accordance with the policies for said insurance have been properly paid.

(x)	The present Agreement, the Promissory Notes that document the Drawdowns which the BORROWER shall make in accordance with same, the Trust Agreement, and/or the obligations deriving from these, are not and shall not be affected by the concessions, licenses, permits, authorizations, Agreements, pacts, surety agreements or agreements among creditors executed for RAI and the payment of the obligations deriving from this Agreement will not be subordinated to any other credit, Agreement, pact, agreement or surety, and it shall be on the same level as any other obligation which RAI may have undertaken, except for the surety ships listed in Appendix “XXX” of this Agreement and those permitted in accordance with the present Agreement.

(y)	It has disclosed to the BANK, in writing, all of the events that affect or might affect materially and negatively (to the extent that this can be reasonably foreseen) its business, operations or financial conditions or that of any of its Subsidiaries, or its ability to fulfill its obligations under the present Agreement.

(z)	[Left deliberately blank by agreement of the Parties.]

(aa)	Under the laws of Mexico, regarding entering into, executing and performance of this Agreement, the BORROWER and the Joint and Several Obligors and Guarantors shall be subject to private commercial law, and neither the BORROWER nor the Joint and Several Obligors and Guarantors nor any of their respective Subsidiaries, Affiliates or properties have immunity from the jurisdiction of any competent tribunal in Mexico or legal proceeding under Mexican law (whether by summons, precautionary attachment, enforcement, or any other kind).

(bb)	The Comercializadora, the BORROWER, RAI and the Concessionaire shall conduct the sales of air time for Commercials on the channels of the Mexico City Channel 13 National Network, and of the Mexico City Channel 7 National Network, and effect such sales through Television Services Agreements made with Advertisers that do not violate and are not contrary to the conditions contained in the titles of the Concessions or in any other applicable enactment.

(cc)	[Left deliberately blank by agreement of the Parties.]

(dd)	The present Agreement, once signed, constitutes a valid obligation on it, which can be executed and enforced against it in accordance with its terms.

(ee)	It expressly acknowledges the person and the authority of the legal representative of the BANK to appear in its representation for the making of this Agreement and to undertake, on the basis of said representation, each and every one of the rights and obligations deriving from same.

III.	The Group declares, through its legal representatives, under oath, that:

(a)	It is a stock company of variable capital, properly formed in accordance with the laws of Mexico. A copy of the attested current articles of association of the Group is appended to the present as Appendix “XXXI”.

(b)	Its legal representatives have sufficient authority to enter into the present Agreement, in its name and representation, and to bind it under the terms of same, and said authority has not been revoked, modified, or limited in any way as of the date of entering into the present instrument. Copies of the public instruments containing the powers of attorney granted by the Group to its legal representatives are appended to the present Agreement as Appendix “XXXII”.

(c)	The minutes of its shareholders meetings and meetings of its board of directors reflect all of the agreements adopted by said meetings, which same have been properly adopted and are correctly entered in the book of minutes of shareholder meetings of the Group, and that the administration of the Group is in the hands of a single administrator, and not a board of directors. The share registry book of the Group contains the current registrations of the shares issued by the Group and subscribed for and paid up by its shareholders, the total amount of the capital stock of the Group that has been subscribed for and paid up, as well as a complete record of the share transfers carried out.

(d)	(i) It is legally qualified to carry out each and every one of the activities which it is carrying out; and (ii) it is authorized to dispose freely of each and every one of the assets in its possession as are necessary to the conduct of its activities, so that it does not require any authorization for their disposal.

(e)

It does not require Governmental or any other authorization to enter into the present Agreement and the Trust Agreement or to undertake each and every one of the obligations imposed on it by the present

Agreement and the Trust Agreement, so that there is no legal, corporate, or Agreement’s limitation, or one of Government Authorization, or any other kind, on entering into the present Agreement and the Trust Agreement, on undertaking each and every one of the obligations imposed on it by the present Agreement, including, without being limited to, the joint and several obligations of payment of the Credit under the terms of the present Agreement and the endorsing of the Promissory Notes that document the Drawdowns made in accordance with same, or in the Trust Agreement, except for the prohibition on furnishing collateral, as set forth in section 4.08 of the Issue Document (indenture) of the 2007 Bond, which the BORROWER shall pay off early with the proceeds from the Credit.

(f)	Except as provided in Appendix “XXXII-Bis” of this Agreement, it is in compliance with all of its obligations in terms of the current laws, regulations and provisions of federal, state, or municipal nature, national or foreign, such as may be applicable, and with any judicial or administrative interpretation of same, the violation of which might affect its solvency.

(g)	As of the date of entering into the present Agreement, the Group is not subject to any investigative proceeding, verification or inspection, nor is it subject to penalties for violations or fines or penalties in the area of pollution of the ground, air, surface or running water, underground water, sewage dumping, final disposal of hazardous, toxic or polluting solid wastes, occupational hygiene, transportation, storage, recycling or any other activity involving garbage, sludge, or other class of waste subject to environmental oversight because of its content or for some other reason.

(h)	In certain cases, the Group functions as depositary of the Advertisers’ Payments in accordance with the Television Services Agreements.

(i)	Its acting as depositary of the Advertisers’ Payments in accordance with the Television Services Agreements does not violate or contradict the conditions contained in the titles of the Concessions or in any other applicable enactment.

(j)	Exercising its rights and the fulfillment of its obligations as depositary of the Advertisers’ Payments in accordance with the Television Services Agreements did not and does not require the Group to obtain any Government Authorization or make any notification or perform any listing or registration with Government Authority or any third party.

(k)	Except as provided in Appendix “LXV” of the present Agreement, there is not pending against the Group any action, appeal, petition, request for arbitration, judicial proceeding, administrative proceeding, notification, attachment, threat or any fact that (i) seeks to obtain from the Group the refunding of the Advertisers’ Payments in accordance with the Television Services Agreements, in which regard it is acting as depositary; (ii) seeks to obtain from the Group the indemnification for losses and/or damages, the payment of any stipulated fine, or the payment of any other sums, whether or not charged against the sums being held by the Group as depositary of the Advertisers’ Payments in accordance with the Television Services Agreements; or (iii) may result in the nullification, declaration of nonexistence, rescission, premature termination, encumbering, attaching, assignment or appropriation of the Television Services Agreement, or the rights and obligations deriving from same.

(l)	The Group has properly fulfilled each and every one of its obligations as depositary for the Advertisers’ Payments in accordance with the Television Services Agreements, and has no knowledge of any circumstance that might result in a defaulting on its part.

(m)	No legal nor illegal circumstance exists that might prevent it from continuing to function as depositary of the Advertisers’ Payments in accordance with the Television Services Agreements.

(n)

Entering into the present Agreement and the fulfillment of its obligations in accordance with same do not violate, or result in a breaching of (i) its articles of association; (ii) any applicable law, regulation or decree; (iii) the Television Services Agreement; (iv) any Agreement or agreement of any nature to which the Group is a party, except for the prohibition on furnishing collateral, as set forth in section 4.08 of the Issue Instrument (indenture) of 2007 Bond, which the BORROWER shall pay off early with the proceeds from the Credit; or (v) any Government Authorization needed to fulfill its corporate purpose.

(o)	Except as provided in Appendix “XXXIII” of this Agreement, it is current with the performance of full payment and withholding of all taxes, as well as its obligations with respect to the Governmental Authorities, and other legal and Agreement’s obligations imposed on it, and as of the date of this Agreement it has not received any demand in this regard.

(p)	It is a user of patents, trademarks or commercial names that are its own and/or owned by third parties and that, except as provided in Appendix “XXXIV” of this Agreement, are being used under valid and current agreements as to the use of said patents, trademarks and commercial names, and it has not defaulted on any of the obligations imposed on it as a result of said agreements.

(q)	Except for the shares described in Appendix “XXXV” of this Agreement, as of the date of entering into the present Agreement, there is no material evidence, nor has the Group been notified as to any judicial, administrative and/or arbitral action, petition, steps preparatory to judgment, precautionary measures, attachment, or any proceeding leading to the attachment of its assets, judicial or nonjudicial or any other type of demand for payment, resulting from proceedings already initiated or about to be initiated against it, by or before any Governmental Authority or tribunal of jurisdictional and/or arbitration and/or administrative nature, on the part of any creditor or person with judicial interest, whether in Mexico or abroad.

(r)	Except as provided in Appendix “LXVI” of the present Agreement, there does not exist any Lien or any proceeding tending to encumber its assets.

(s)	It has no employees and therefore it is not obligated to make contributions to the Retirement Savings System (SAR), the National Workers Housing Fund Institute (INFONAVIT), the Mexican Social Security Institute (IMSS), or profit sharing, wages, benefits, and generally any other labor obligation.

(t)	As of the date of entering into the present Agreement, (i) it has no knowledge as to the existence of strikes or calls to strike, or labor conflicts, work stoppages, or lockouts by protest of the workers or persons providing services to it; and (ii) no causes which may lead to any of the foregoing exist.

(u)	[Left deliberately blank by agreement of the Parties.]

(v)	As of the date of entering into the present Agreement, there is no information or relevant situation of any type that has not been reported to the BANK, in the understanding that the financial and accounting information furnished to the BANK reflects in truthful, sufficient and reasonable manner its financial and accounting situation, including the restatement of its assets in accordance with the accounting principles generally accepted in Mexico; accordingly, and except for the Liens, liabilities and contingent obligations that are listed with indication of their order or priority in Appendix “XXXVII” of this Agreement, as of the date of entering into this instrument the Group does not have any other Liens, debts, contingencies, or other contingent liabilities

(w)	[Left deliberately blank by agreement of the Parties.]

(x)	The cash flow with which the Group will pay off the sum of the Credit shall be of lawful origin and free of any Lien, except as provided in the Trust Agreement.

(y)	It has all necessary insurance for the development of its operations in accordance with the industry standards and such as it is obligated to take out, which insurance is in force, and the Group is the holder of the policies thereof, and the premiums due in accordance with the policies for said insurance have been properly paid.

(z)	The present Agreement, the Notes that document the Drawdowns made by the BORROWER pursuant thereto, the Trust Agreement, and/or the obligations derived therefrom, are not and shall not be affected by the Government Authorizations, contracts, agreements, guaranty agreements, or agreements among creditors granted to the Group, and the payment of the obligations derived from this Agreement shall not be subordinated to any other loan, contract, agreement, or guaranty, and it shall be at the same level as any other obligation the Group may have acquired, except for the guaranties listed in Appendix “XXXVIII” of this Agreement, and such as are allowed under the present Agreement.

(aa)	It has disclosed to the BANK in writing all the facts that materially or negatively affect or may affect (insofar as it can reasonably foresee such) its business, operations, or financial conditions or those of any of its Subsidiaries, or its ability to perform the obligations under the present Agreement.

(bb)	[Intentionally left blank by agreement of the Parties.]

(cc)	Under Mexican law, with respect to the formalization, granting, and performance of this Agreement, the BORROWER and the Joint and Several Obligors and Guarantors shall be subject to private commercial law, and neither the BORROWER nor the Joint and Several Obligors and Guarantors, nor any of their respective Subsidiaries, Affiliates, or properties, have immunity against the jurisdiction of any competent court in Mexico or legal proceeding under Mexican law (either through notification, preventive distraint, execution, or in any other manner).

(dd)	[Intentionally left blank by agreement of the Parties.]

(ee)	Comercializadora, the BORROWER, RAI, and the Concessionaire undertake the sale of airtime for Commercials on the channels of the Mexico City Channel 13 National Network and the Mexico City Channel 7 National Network, and they undertake such sale through Television Services Agreements entered into with Advertisers that do not violate or contradict the conditions contained in the Concession titles or any other applicable provision.

(ff)	It does not undertake the sale of airtime for Commercials on the Mexico City Channel 13 National Network or the Mexico City Channel 7 National Network, nor does it make such sales through Television Services Agreements entered into with Advertisers.

(gg)	The present Agreement, once signed, constitutes a valid obligation, executable and enforceable against it under the terms hereof.

(hh)	It expressly recognizes the agency and authority of the BANK’s legal representative to appear in its behalf to enter into this Agreement and for it to assume, based on such agency, each and every one of the rights and obligations derived hereof.

IV.	Comercializadora represents, through its legal representatives, under penalty of perjury, that:

(a)	It is a variable-capital business association duly established and existing pursuant to the laws of Mexico. A copy of the certification of Comercializadora’s current corporate bylaws is attached hereto as Appendix “XXXIX.”

(b)	Its legal representatives have sufficient authority to enter into the present Agreement in its behalf and representation, and to bind it under the terms hereof, which authority has not been revoked, amended, or limited in any manner as of the date hereof. Copies of the certified documents containing the powers of attorney granted by Comercializadora to its legal representatives are attached to the present Agreement as Appendix “XL.”

(c)	The minutes of its stockholders’ agreements reflect all resolutions adopted in such meetings, which were validly adopted and are duly recorded in the minutes book of Comercializadora’s meeting of stockholders, and that Comercializadora’s management is the responsibility of a general manager and not a board of directors. Comercializadora’s stockholder registry contains the current records of the stock issued by Comercializadora and subscribed to and paid in by its stockholders, the total amount of Comercializadora’s subscribed and paid-in capital, as well as a complete record of the stock transfers made.

(d)	(i) It is legally authorized to perform each and every one of the activities it performs; and (ii) it is authorized to freely dispose of each and every one of the assets belonging to it that are necessary for the performance of its activities, wherefore it does not require any authorization whatsoever for the disposal thereof.

(e)	It does not require Government Authorization, or any other, to authorize the formalization of the present Agreement and the Trust Agreement and to assume each and every one of the obligations for which it is responsible, as stipulated in the present Agreement and in the Trust Agreement, wherefore it does not have any legal, corporate, contractual limitation, or any limitation from a Government Authority or of any other sort, upon its capacity to enter into the present Agreement and the Trust Agreement, to assume each and every one of the obligations for which it is responsible, as stipulated in the present Agreement. including, but not limited to, the joint and several obligation to pay off the Loan under the terms of the present Agreement and to sign in guaranty the Notes that document such Drawdowns as are made pursuant thereto, and in the Trust Agreement, except for the prohibition against establishing guaranties pursuant to the provisions of Section 4.08 of the Indenture of the 2007 Bond, which the BORROWER shall pay in advance with the proceeds from the Loan.

(f)	Except as stipulated in Appendix “XL-One” of this Agreement, it is in full compliance with all laws, regulations, and provisions of a federal, state, or municipal nature, national and foreign, that are applicable to it, and with any court or administrative interpretation thereof, nonperformance of which could affect its solvency.

(g)	At the date the present Agreement is entered into, Comercializadora is not subject to any investigation, audit, or inspection procedure whatsoever, nor is it subject to penalties for violations or fines or penalties regarding ground, air, surface, or running water pollution, pollution of underground water, discharges of wastewater, final disposal of hazardous, toxic, or pollutant waste, occupational hygiene, transportation, storage, recycling, or any other activities related to waste such as garbage, sludge, or other classes of waste that because of their content or for any other reason are subject to the control of the environmental authorities.

(h)

Comercializadora, the BORROWER, RAI, and the Concessionaire undertake the sale of airtime for Commercials on the channels of the Mexico City Channel 13 National Network and the Mexico City Channel 7 National Network, and they undertake such sale through Television Services Agreements entered into with Advertisers that do not violate or contradict the conditions contained in the Concession titles or any other applicable provision.

(i)	To enter into the Commission Agreements, the commission agreements related to the simultaneous digital transmission of the corresponding analog channels, and the Television Services Agreements, for the exercise of its rights, and for the performance of its obligations pursuant thereto, it did not need and does not need to obtain any Government Authorization whatsoever, or to give any notice or notification whatsoever to, nor to perform any recordation, enrollment, registration, or listing whatsoever with, a Government Authority or any third party whatsoever.

(j)	The Commission Agreements and the Television Service Agreements are current and in full force and effect on the date of the present Agreement, and there is no action, appeal, complaint, request for arbitration, legal proceeding, administrative proceeding, notification, distrait, threat, or act whatsoever outstanding against Comercializadora that (i) seeks to have the Commission Agreements, the Television Services Agreements, or the rights and obligations derived therefrom, declared null and void, nonexistent, rescinded, terminated in advance, encumbered, distrained, assigned, or affected in any manner whatsoever; or (ii) might result in the voidance, declaration of nonexistence, rescission, early termination, a lien, distraint, assignment, or any effect on the Commission Agreements, the Television Services Agreements, or the rights and obligations derived therefrom.

(k)	Comercializadora has complied with each and every one of its obligations pursuant to the Commission Agreements and pursuant to the Television Services Agreements, and it is unaware of any circumstance that might result in default against it for such legal acts.

(l)	Its rights pursuant to the Commission Agreements and the Television Services Agreement are free from all Liens.

(m)	The formalization of the present Agreement and performance of its obligations pursuant thereto do not violate, or result in a violation of, (i) its corporate bylaws; (ii) any applicable law, regulation, or decree; (iii) the Commission Agreements; (iv) the Television Services Agreements; (v) any contract or agreement of any nature to which Comercializadora is a party, except for the prohibition against establishing guaranties pursuant to the provisions of Section 4.08 of the Indenture of the 2007 Bond, which the BORROWER shall pay in advance with the proceeds from the Loan; or (vi) any Government Authorization required for the performance of its corporate objective.

(n)	Except as stipulated in Appendix “XLI” of this Agreement, it is current in performance of the full payment and withholding of all Taxes, as well as its obligations to Government Authorities, and other legal and contractual obligations for which it is responsible, and at the date of this Agreement it has not received any notification whatsoever in that regard.

(o)	It uses patents, trademarks, and commercial names that it owns and/or are the property of third parties, and that, except as stipulated in Appendix “XLII” of this Agreement, they are used under the scope of valid and current agreements on the use of such patents, trademarks, and commercial names, and it has not breached any of the obligations derived from such agreements for which it is responsible.

(p)

Except for the actions described in Appendix “XLIII” of this Agreement, at the date the present Agreement is entered into, Comercializadora has no material evidence, nor has it been notified of any court, administrative, and/or arbitration action, complaint, procedure in preparation for a complaint, precautionary procedures, distraint, or any procedure whatsoever tending to distrain its assets, notifications of judicial or extrajudicial payment, or of any other type, derived from proceedings instituted or planned to be instituted against it, by or before any Government Authority or court of any jurisdictional and/or arbitration and/or administrative nature, by any creditor or third party with a legal interest, either in Mexico or abroad.

(q)	Except as stipulated in Appendix “LXVII” of the present Agreement, no Lien or procedure of any type exists whose purpose is to encumber its assets.

(r)	It does not have employees and therefore is not obligated to make contributions to the Retirement Savings Systems (SAR), the Workers’ Housing National Fund Institute (INFONAVIT), the Mexican Institute of Social Security (IMSS), and profit sharing, wages, fringe benefits, and, in general, any other labor obligation.

(s)	At the date the present Agreement is entered into, (i) it is unaware of the existence of strikes or calls to strike, or labor conflicts, work stoppages or blocking of facilities because of protests by workers or persons who provide their services against it; and (ii) there are no cases for any of the foregoing to occur.

(t)	[Intentionally left blank by agreement of the Parties.]

(u)	At the date the present Agreement is entered into, there is no material information or situation of any nature that has not been reported to the BANK, with the understanding that the financial and accounting information provided to the BANK truly, sufficiently, and reasonably reflects its financial and accounting position, including the monetary correction of its assets pursuant to generally accepted accounting principles in Mexico, and in virtue thereof, except for the Liens, contingent liabilities, and obligations listed with an indication of their order of priority in Appendix “XLV” of this Agreement, at the date the present instrument is entered into, Comercializadora does not have any other debts, contingencies, or other contingent liabilities.

(v)	[Intentionally left blank by agreement of the Parties.]

(w)	The cash flows with which Comercializadora shall pay the amount of the Loan shall be legally derived and free of all Liens, except as stipulated in the Trust Agreement.

(x)	It has all the insurance required to perform its operations pursuant to industry standards and that it is obligated to take out, which are current, and whose policies COMERCIALIZADORA holds, and the premiums payable pursuant to such insurance policies have been duly paid.

(y)	The present Agreement, the Notes that document the Drawdowns made by the BORROWER pursuant thereto, the Trust Agreement, and/or the obligations derived therefrom, are not and shall not be affected by the Government Authorizations, contracts, agreements, guaranty agreements, or agreements among creditors granted to the Group, and the payment of the obligations derived from this Agreement shall not be subordinated to any other loan, contract, agreement, or guaranty, and it shall be at the same level as any other obligation the Group may have acquired, except for the guaranties listed in Appendix “XLVI” of this Agreement, and such as are allowed under the present Agreement.

(z)	It has disclosed to the BANK in writing all the facts that materially or negatively affect or may affect (insofar as it can reasonably foresee such) its business, operations, or financial conditions, or those of any of its Subsidiaries, or its ability to perform the obligations under the present Agreement.

(aa)	[Intentionally left blank by agreement of the Parties.]

(bb)	Under Mexican law, with respect to the formalization, granting, and performance of this Agreement, the BORROWER and the Joint and Several Obligors and Guarantors shall be subject to private commercial law, and neither the BORROWER nor the Joint and Several Obligors and Guarantors, nor any of their respective Subsidiaries, Affiliates, or properties, have immunity against the jurisdiction of any competent court in Mexico or legal proceeding under Mexican law (either through notification, preventive distraint, execution, or in any other manner).

(cc)	The present Agreement, once signed, constitutes a valid obligation, executable and enforceable against it under the terms hereof.

(dd)	It expressly recognizes the agency and authority of the BANK’s legal representative to appear in its behalf to enter into this Agreement and for it to assume, based on such agency, each and every one of the rights and obligations derived hereof.

V.	The Concessionaire represents, through its legal representatives, under penalty of perjury, that:

(a)	It is a variable-capital business association duly established and existing pursuant to the laws of Mexico. A copy of the certification of Comercializadora’s current corporate bylaws is attached hereto as Appendix “XLVII.”

(b)	Its legal representatives have sufficient authority to enter into the present Agreement in its behalf and representation, and to bind it under the terms hereof, which authority has not been revoked, amended, or limited in any manner as of the date hereof. Copies of the certified documents containing the powers of attorney granted by Comercializadora to its legal representatives are attached to the present Agreement as Appendix “XLVIII.”

(c)	The minutes of its stockholders’ agreements reflect all resolutions adopted in such meetings, which were validly adopted and are duly recorded in the minute’s book of the Concessionaire’s meeting of stockholders, and that the Concessionaire’s management is the responsibility of a general manager and not a board of directors. The Concessionaire’s stockholder registry contains the current records of the stock issued by the Concessionaire and subscribed to and paid in by its stockholders, the total amount of the Concessionaire’s subscribed and paid-in capital, as well as a complete record of the stock transfers made.

(d)	(i) It is legally authorized to perform each and every one of the activities it performs; and (ii) except for the legal prohibition cited in Section III of Article 31 of the Federal Radio and Television Act, it is authorized to freely dispose of each and every one of the assets belonging to it that are necessary for the performance of its activities, wherefore it does not require any authorization whatsoever for the disposal thereof, the foregoing without prejudice to the provisions of the next paragraph.

(e)

It does not require Government Authorization, or any other, to authorize the formalization of the present Agreement and the Trust Agreement and to assume each and every one of the obligations for which it is responsible, as stipulated in the present Agreement and in the Trust Agreement, wherefore it does not have any legal, corporate, contractual limitation, or any limitation from a Government Authority or of any other sort, on its capacity to enter into the present Agreement and the Trust Agreement, to assume each and every one of the obligations for which it is responsible, as stipulated in the present Agreement, including, but not limited to, the joint and several obligation to pay off the Loan under the terms of the present Agreement and to sign in guaranty the Notes that document such Drawdowns as are made pursuant thereto, and in the Trust Agreement, except for the prohibition against establishing guaranties pursuant to the provisions of Section 4.08 of the Indenture of the 2007 Bond, which the BORROWER shall pay in advance with the proceeds from the Loan.

(f)	Except as stipulated in Appendix “XLVIII-One” of this Agreement, it is in full compliance with all laws, regulations, and provisions of a federal, state, or municipal nature, national and foreign that are applicable to it, and with any court or administrative interpretation thereof, nonperformance of which could affect its solvency.

(g)	The formalization of the present Agreement and performance of its obligations pursuant thereto do not violate, or result in a violation of, (i) its corporate bylaws; (ii) any applicable law, regulation, or decree; (iii) the Commission Agreements; (iv) the Television Services Agreements; (v) any contract or agreement of any nature to which the Concessionaire is a party, except for the prohibition against establishing guaranties pursuant to the provisions of Section 4.08 of the Indenture of the 2007 Bond, which the BORROWER shall pay in advance with the proceeds from the Loan; or (vi) any Government Authorization required for the performance of its corporate objective.

(h)	Except as stipulated in Appendix “XLIX” of this Agreement, it is current in performance of the full payment and withholding of all Taxes, as well as its obligations to Government Authorities, and other legal and contractual obligations for which it is responsible, and at the date of this Agreement, it has not received any notification whatsoever in that regard.

(i)	It uses patents, trademarks, and commercial names that it owns and/or are the property of third parties, and that, except as stipulated in Appendix “L” of this Agreement, they are used under the scope of valid and current agreements on the use of such patents, trademarks, and commercial names, and it has not breached any of the obligations derived from such agreements for which it is responsible.

(j)	Except for the actions described in Appendix “LI” of this Agreement, at the date the present Agreement is entered into, the Concessionaire has no material evidence, nor has it been notified of any court, administrative, and/or arbitration action, complaint, procedure in preparation for a complaint, precautionary procedures, distraint, or any procedure whatsoever tending to distrain its assets, notifications of judicial or extrajudicial payment, or of any other type, derived from proceedings instituted or planned to be instituted against it, by or before any Government Authority or court of any jurisdictional and/or arbitration and/or administrative nature, by any creditor or third party with a legal interest, either in Mexico or abroad.

(k)	Except as stipulated in Appendix “LXVIII” of the present Agreement, no Lien or procedure of any type exists whose purpose is to encumber its assets.

(l)	Except as stipulated in Appendix “LII” of this Agreement, with respect to labor matters the Concessionaire: (i) is in compliance, and is current in its payments and contributions to the Retirement Savings Systems (SAR), the Workers’ Housing National Fund Institute (INFONAVIT), the Mexican Institute of Social Security (IMSS); (ii) it has not established a reserve for contingent labor liabilities; and (iii) it has complied with its obligations related to employee profit sharing, wages, fringe benefits, collective or individual employment agreements, and, in general, any other labor obligation for which it is responsible.

(m)

Except for the call to strike for a contract review by the National Actors Union (A.N.D.A.), and the provisions of Appendix “LXII” of this Agreement, at the date the present Agreement is entered into, (i) it is unaware of the existence of strikes or calls to strike, or labor conflicts, work stoppages, or blocking of facilities because of protests by workers or persons who provide their services against it; and (ii) there are no cases for any of the foregoing to occur.

(n)	At the date the present Agreement is entered into, the Concessionaire is not subject to any investigation, audit, or inspection procedure whatsoever, nor is it subject to penalties for violations or fines or penalties regarding ground, air, surface, or running water pollution, pollution of underground water, discharges of wastewater, final disposal of hazardous, toxic, or pollutant waste, occupational hygiene, transportation, storage, recycling, or any other activities related to waste such as garbage, sludge, or other classes of waste that because of their content or for any other reason are subject to the control of the environmental authorities.

(o)	At the date the present Agreement is entered into, there is no material information or situation of any nature that has not been reported to the BANK, with the understanding that the financial and accounting information provided to the BANK truly, sufficiently, and reasonably reflects its financial and accounting position, including the monetary correction of its assets pursuant to generally accepted accounting principles in Mexico, and in virtue thereof, except for the Liens, contingent liabilities, and obligations listed with an indication of their order of priority in Appendix “LIII” of this Agreement, at the date the present instrument is entered into, the Concessionaire does not have any other debts, contingencies, or other contingent liabilities.

(p)	[Intentionally left blank by agreement of the Parties.]

(q)	The cash flows with which the Concessionaire shall pay the amount of the Loan shall be legally derived and free of all Liens, except as stipulated in the Trust Agreement.

(r)	It has all the insurance required to perform its operations pursuant to industry standards and that it is obligated to take out, which are current, and whose policies COMERCIALIZADORA holds, and the premiums payable pursuant to such insurance policies have been duly paid.

(s)	The present Agreement, the Notes that document the Drawdowns made by the BORROWER pursuant thereto, the Trust Agreement, and/or the obligations derived therefrom, are not and shall not be affected by the Government Authorizations, contracts, agreements, guaranty agreements, or agreements among creditors granted to the Group, and the payment of the obligations derived from this Agreement shall not be subordinated to any other loan, contract, agreement, or guaranty, and it shall be at the same level as any other obligation the Group may have acquired, except for the guaranties listed in Appendix “LIV” of this Agreement, and such as are allowed under the present Agreement.

(t)	(i) Has complied with all the obligations imposed by, and has exercised all the essential conservation rights derived from, the Concessions and/or Authorizations and/or Government Authorization that it has; (ii) has exercised all the essential conservation rights for, provided all the services to which it is obligated pursuant to, and maintains the facilities covered by, the Concessions and other Government Authorizations pursuant to the applicable Official Mexican Standards; and (iii) except as stipulated in Appendix “LV” of this Agreement, it has complied with all the essential requirements of the applicable regulations and has not fallen under any of the causes for revocation stipulated by Article 31 of the Federal Radio and Television Act, nor has any penalty been applied against it, nor has any penalty proceeding been instituted against it, or any other cause for revocation, forfeiture, expropriation, seizure, redemption, or distraint pursuant to the Concessions, nor shall it waive the Concessions, such that it is prevented from the free enjoyment of its rights pursuant to the Concessions.

(u)	The Authorizations and Concessions that were duly obtained from the Department have not been revoked by the Department, wherefore they are in effect as of today, and they have not been amended or limited in any manner whatsoever as of this date.

(v)	The Service Agreements are valid in virtue of the fact that the formalization thereof was authorized by the Department pursuant to the Authorizations and in virtue of the fact that no defect of will whatsoever existed in the formalization thereof, and each and every one of the obligations for which it is responsible pursuant thereto are valid and enforceable obligations against it under the terms of the Services Agreements themselves.

(w)	The Services Agreements are current and in full legal force and effect at the date of the present Agreement, and there is no action, appeal, complaint, request for arbitration, legal proceeding, administrative proceeding, notification, Lien, threat, or act whatsoever outstanding against the Concessionaire, that (i) seeks to have the Services Agreement 13 and/or the Services Agreement 7, or the rights and obligations derived therefrom, declared null and void, nonexistent, rescinded, terminated in advance, encumbered, distrained, assigned, or affected in any manner whatsoever; or (ii) might result in the voidance, declaration of nonexistence, rescission, early termination, a Lien, distraint, assignment, or any effect on the Services Agreement 13 and/or the Services Agreement 7, or the rights and obligations derived therefrom.

(x)	The Concessionaire has complied with each and every one of its obligations pursuant to the Services Agreements, and it is unaware of any circumstance that might result in default against it for such legal acts.

(y)	Its rights pursuant to the Services Agreements are free from all Liens.

(z)	The Concessions are free from all Liens.

(aa)	The Concessionaire does not operate, directly or indirectly, Channel 2 in Chihuahua, Chihuahua, and only retransmits the signal for Mexico City Channel 13, deferred by 1 hour, through that channel, and it has not (i) obtained any Government Authorization, similar or not to the Authorizations, in order for any Person to provide services to the Concessionaire to allow the Concessionaire to optimally operate and exploit Channel 2 in Chihuahua, Chihuahua; (ii) entered into any services agreement whatsoever, similar or not to the Services Agreement, by which any Person provides services to the Concessionaire to allow the Concessionaire to optimally operate and exploit Channel 2 in Chihuahua, Chihuahua, including billing and collections services, services to obtain financing, administrative, and marketing services, among others, allowing any Person (a) to enter with any third party into contracts that derive from the sale of the services that the Concessionaire provides pursuant to the Chihuahua 2 Concession; and (b) billing and collections derived from such agreements, and/or (iii) entered into any commercial agency agreement whatsoever, similar or not to the Commission Agreements, through which any Person undertakes to enter into any contract, agreement, and/or pact with any other person, for the sale of airtime for Commercials on Channel 2 in Chihuahua, Chihuahua.

(bb)	Under the terms of the Digital Television Agreement, the Concessionaire submitted to the Department different applications to approve the Concessions for a period that shall end on December 31, 2021. Once the Department grants the renewals of the Concessions, the Concessionaire shall have the right to have one additional channel for each approved analog channel, to make simultaneous digital transmissions of the corresponding analog channel for such time as the Department determines, until in the judgment of the Department it is unnecessary to continue with the analog transmissions, and at that time the Concessionaire shall return the analog channels in such periods as the Department establishes.

(cc)	It has disclosed to the BANK in writing all the facts that materially or negatively affect or may affect (insofar as it can reasonably foresee such) its business, operations, or financial conditions or those of any of its Subsidiaries, or its ability to perform the obligations under the present Agreement.

(dd)	[Intentionally left blank by agreement of the Parties.]

(ee)	Under Mexican law, with respect to the formalization, granting, and performance of this Agreement, the BORROWER and the Joint and Several Obligors and Guarantors shall be subject to private commercial law, and neither the BORROWER nor the Joint and Several Obligors and Guarantors, nor any of their respective Subsidiaries, Affiliates, or properties, have immunity against the jurisdiction of any competent court in Mexico or legal proceeding under Mexican law (either through notification, preventive distraint, execution, or in any other manner).

(ff)	The Concessionaire, the BORROWER, RAI, and the Concessionaire undertake the sale of airtime for Commercials on the channels of the Mexico City Channel 13 National Network and the Mexico City Channel 7 National Network, and they undertake such sale through Television Services Agreements entered into with Advertisers that do not violate or contradict the conditions contained in the Concession titles or any other applicable provision.

(gg)	[Intentionally left blank by agreement of the Parties.]

(hh)	The present Agreement, once signed, constitutes a valid obligation, executable and enforceable against it under the terms hereof.

(ii)	It expressly recognizes the agency and authority of the BANK’s legal representative to appear in its behalf to enter into this Agreement and for it to assume, based on such agency, each and every one of the rights and obligations derived therefrom.

VI.	The BANK represents through its legal representative, under penalty of perjury, that:

(a)	It is a business association established pursuant to the laws of Mexico. A copy of the BANK’s current bylaws is attached hereto as Appendix “LVI.”

(b)	Its representative has sufficient authority to enter into the present Agreement in its behalf and representation, and to bind it under the terms hereof, which authority has not been revoked, amended, or limited in any manner as of the date hereof. A copy of the certified document containing the powers of attorney granted by the BANK to its legal representative is attached to the present Agreement as Appendix “LVII.”

(c)	Based on the representations of the BORROWER and subject to performance of each one of the conditions stipulated in the present Agreement, it is willing to grant the Loan to the BORROWER.

BORROWER

First. Definitions. Except if the context requires otherwise, the terms defined below shall have the meanings attributed to such terms in the present clause for all the purposes of the present Agreement.

“BORROWER” means TV Azteca, S.A. de C.V., a variable-capital business association duly established and existing pursuant to the laws of Mexico.

“Digital Television Agreement” has the meaning attributed to such term in Recital Clause XI of the present Agreement.

“Affiliate” means, with respect to any Person, (i) in any case, any Person that the Person cited in the first place directly or indirectly Controls, is Controlled by or is Under the Common Control of, and/or in which it has an interest, direct or indirect, in the capital stock of such Person, and (ii) if such Person is a natural person, also the spouse, the children of the spouse (included adopted children), relatives in a direct ascendant or descendent line without limitation of degree or collaterals up to the second degree, and any trust in which the Person, the spouse, their children, the children of the spouse (including adopted children), or relatives in a direct ascendant or descendent line without limitation of degree or collaterals up to the second degree is a trust beneficiary.

“Advertisers” means such persons as enter into Television Services Agreements with Comercializadora, the BORROWER, RAI, and/or the Concessionaire, for the acquisition of airtime for Commercials on the channels of Mexico City Channel 13 National Network and/or Mexico City Channel 7 National Network.

“Government Authority” means any federal, state, local, municipal, or foreign entity or department, any government regulatory body (or any division thereof) and any government agency, commission, or committee, any tribunal, court, or jurisdictional or arbitration entity having jurisdiction over any Party or any of its businesses or assets.

“Authorization 7” has the meaning attributed to such term in Recital Clause V of the present Agreement.

“Authorization 13” has the meaning attributed to such term in Recital Clause VI of the present Agreement.

“Government Authorization” means (i) any certificate, permit, license, franchise, concession, authorization, order, registration, or waiver issued by, or request or registration with, any Government Authority, or (ii) any extension or waiting period in relation to the aforesaid, imposed pursuant to the applicable law.

“Authorizations” has the meaning attributed to such term in Recital Clause VI of the present Agreement.

“Notice of Drawdown” has the meaning attributed to such term in Clause Fourth of the present Agreement.

“BANK” means Banco Inbursa, S.A., Institución de Banca Múltiple, Grupo Financiero Inbursa, a business association duly established and existing pursuant to Mexican law.

“2007 Bond” has the meaning attributed to such term in paragraph f) of Representation I of the present Agreement.

“Cause of Accelerated Termination” has the meaning attributed to such term in Clause Twentieth of the present Agreement.

“Commercials” has the meaning attributed to such term in Recital Clause IV of the present Agreement.

“Comercializadora” means TV Azteca Comercializadora, S.A. de C.V., a variable-capital business association duly established and existing pursuant to Mexican law.

“Commitment Fee” has the meaning attributed to such term in Clause Fifteenth of the present Agreement.

“Chihuahua 2 Concession” has the meaning attributed to such term in Recital Clause III of the present Agreement.

“National Concession 13” has the meaning attributed to such term in Recital Clause I of the present Agreement.

“Concessions 7” has the meaning attributed to such term in Recital Clause II of the present Agreement.

“Concessionaire” means Televisión Azteca, S.A. de C.V., a variable-capital business association duly established and existing pursuant to the laws of Mexico.

“Concessions” has the meaning attributed to such term in Recital Clause III of the present Agreement.

“Agreement” means the present Commitment Agreement to Open a Simple Line of Credit and all the Appendices thereto, as amended from time to time, pursuant to the terms therein.

“Commission Agreement 7” has the meaning attributed to such term in Recital Clause VIII of the present Agreement.

“Commission Agreement 13” has the meaning attributed to such term in Recital Clause VII of the present Agreement.

“Commission Agreements” has the meaning attributed to such term in Recital Clause VIII of the present Agreement.

“Trust Agreement” has the meaning attributed to such term in Clause Fourteenth of the present Agreement.

“Television Services Agreements” means each and every one of the television advertising services agreements entered into by Comercializadora, the BORROWER, RAI, and/or the Concessionaire, with each and every one of the Advertisers, for the transmission of the Advertisers’ Commercials on the Mexico City Channel 7 National Network, the Mexico City Channel 13 National Network and, if applicable, the digital channels that will be transmitted simultaneously with the corresponding analog channels, insofar as such agreements are in effect from time to time. A Television Services Agreement form is attached to this Agreement as Appendix “XI.”

“Services Agreement 7” has the meaning attributed to such term in Recital Clause V of the present Agreement.

“Services Agreement 13” has the meaning attributed to such term in Recital Clause VI of the present Agreement.

“Control,” “Controlled by,” and “Under the Common Control” mean the authority to govern the operating and financial policies of any person, through direct or indirect ownership of stock or securities that allow it through such interests, through any agreement or in any other manner, to exercise the power to govern such Person.

“Loan” has the meaning attributed to such term in Clause Second of the present Agreement.

“Collection Rights” has the meaning attributed to such term in the Trust Agreement.

“Business Day” means any day of the year, except Saturdays and Sundays, on which the main offices of credit institutions in Mexico City, Federal District, are open to perform bank transactions.

“Drawdown” has the meaning attributed to such term in Clause Fourth of the present Agreement.

“Dollars” or “US$” means the legal currency of the United States of America.

“EBITDA” means the result of adding operating profit plus depreciation plus amortization for the last 12 (twelve) months, using the latest financial statements published by the BORROWER.

“Cash Equivalent” means (i) at any time (a) direct obligations of the United States of America or of any agent or instrument of that country due within 365 (three hundred sixty-five) days or less, and other obligations directly or fully guaranteed or insured by the United States of America or any agency or instrument of that country (with the understanding that the full faith and credit of the United States of America backs them); (b) deposits that can be withdrawn by the depositor on sight, certificates of deposits, or Eurodollar deposits maturing within 365 (three hundred sixty-five) days or less, of any financial institution that has capital, retained earnings, and undistributed profit of no less than US$ 500,000,000 (five hundred million and 00/100 dollars) (or the equivalent thereof in any other currency), and whose outstanding debt is rated at least “A” by Standard & Poor’s Ratings Group or at least “A2” by Moody’s Investors Services, Inc.; (c) commercial paper due within 180 (one hundred eighty) days or less issued by a company (except by Affiliates of the BORROWER and/or the Joint and Several Obligors and/or their Subsidiaries) and rated at least “A-1” by Standard & Poor’s Ratings Group and at least “B-1” by Moody’s Investors Service, Inc.; (d) repo or reverse-repo agreements related to negotiable obligations issued or guaranteed unconditionally, directly or indirectly, by the United States of America, or by any agency of that country and backed by the full faith and credit of the Untied States of America, in each case maturing within the year after the date of purchase; with the understanding, however, that the terms of such agreements shall comply with the directives stipulated in the Federal Financial Agreements stipulated between deposit institutions and securities brokers, among others, insofar as they are adopted by the United States agency that supervises and monitors banking activities (Comptroller of the Currency); (e) securities maturing within 6 (six) months or less, from the purchase date issued, or fully backed by any suite [sic], commonwealth, or territory of the United States of America, or by any political subdivision or tax authority of such country, and rated at least “A” by Standard & Poor’s Ratings Group or at least “A2” by Moody’s Investors Services, Inc.; (f) instrument guaranteed by letters of credit from institutions that comply with the requirements established in paragraph (b), immediately above; (g) Federal Treasury Certificates (CETES) or Federal Government Development Bonds (BONDES) issued in each case by the federal government of Mexico; (h) any other instrument issued or guaranteed by the federal government of Mexico and with a face value and payable in Pesos; (i) bank deposits that can be withdrawn on sight by the depositor, certificates of deposits, bank promissory notes, and bank acceptances (A) with a face value in Pesos and issued by any of the 8 (eight) banks with the best rating (insofar as such rating has been done by an internationally recognized rating agency) established pursuant to the laws of Mexico, as well as Banco Azteca, S.A., Institución de Banca Múltiple, under market conditions; or (B) used by the BORROWER or the Joint and Several Obligors and Guarantors for transactions during the normal course of their business in any jurisdiction other than Mexico in which the BORROWER or the Joint and Several Obligors and Guarantors do business, issued by any of the 3 (three) largest banks that operate in such jurisdiction; and (j) debt investment companies with an “AAA” rating or equivalent thereof from any rating agency, and (ii) sight cash.

“Drawdown Date” has the meaning attributed to such term in Clause Fourth of the present Agreement.

“Lien” means any mortgage, trust, security interest, surety, limitation of dominion or possession, distraint, lien, bond, easement, usufruct (established by legal order or otherwise), financial lease, order of distraint, custody or seizure, or other similar order, options, restrictions, or any other lien of any nature, either unilateral, bilateral, by legal order, by ministry of the law, or otherwise.

“Group” means Grupo Azteca, S.A. de C.V., a variable-capital business association duly established and existing pursuant to the laws of Mexico.

“Taxes” means all taxes, charges, fees, and any other fiscal contribution, either federal, state, or municipal, or from any other Government Authority, including by way of example but not limited to income tax, corporate assets tax, value-added tax, consumption tax, production and services excise tax, contributions to the Workers’ Housing National Fund Institute, contributions to the Retirement Savings Institute, and any other tax in net income, sales, transfers, licenses, withholdings, wages, social security, and any other taxes, duties, charges, and contributions of any nature, together with interest, monetary correction, fines, and surcharges, excise taxes, and such as are determined presumptively by the tax authorities of any jurisdiction, even of transfer prices.

“Exchanges” means all payments consisting in goods, services, and consideration other than cash that the BORROWER and/or the Joint and Several Obligors and Guarantors receive from time to time from some Advertisers as consideration for the sale of airtime for Commercials.

“Mexico” means the United Mexican States.

“Financial Obligations” has the meaning attributed to such term in paragraph (q) of Clause Twentieth of the present Agreement.

“Joint and Several Obligors and Guarantors” means, jointly, RAI, the Group, Comercializadora, and the Concessionaire.

“Notes” means notes signed by the BORROWER and by the Joint and Several Obligors and Guarantors as guaranty, substantially in the form of Appendix “LVIII” of this Agreement in form and legal basis, that evidence the Borrower’s obligation to pay to the BANK each and every one of the Drawdowns under the terms of Clause Fourth of the present Agreement, and “Note” means any of such notes issued under this Agreement.

“Advertisers’ Payments” means each and every one of the payments made by Advertisers under the terms of the Television Services Agreements.

“Parties” means, jointly, the BANK, the BORROWER, RAI, the Group, Comercializadora, and the Concessionaire.

“Related Party” means, with respect to any Person, an Affiliate or subsidiary, or any director, board member, stockholder or official of such Person and, with respect to such natural persons, their spouses, relatives up to the fourth degree, relatives of the spouse up to the fourth degree; any affiliated company of such natural person, their relatives up to the fourth degree, the spouse, or the relatives of the spouse up to the fourth degree; or any trust in which such natural person, his relatives up to the fourth degree, spouse or any relative up to the fourth degree of such natural person or the spouse, is a trust beneficiary.

“Interest Period” means the monthly period for calculating the ordinary interest that accrues on the unpaid balance of the principal amount of each Loan Drawdown; with the understanding that, with respect to each Drawdown, (x) the first Interest Period shall commence as of the Drawdown Date and shall end on the last day of the calendar month corresponding to the Drawdown Date, inclusive; and (y) subsequent Interest Periods shall commence on the first day of the immediately subsequent calendar month and shall end on the last day of such calendar month, inclusive.

“Person” means a natural person, company, association, legal person, trust, partnership, or any other entity or organization.

“Pesos” means the legal currency of the United Mexican States.

“Loan Period” has the meaning attributed to such term in Clause Tenth of the present Agreement.

“Drawdown Period” has the meaning attributed to such term in Clause Fourth of the present Agreement.

“RAI” means Red Azteca Internacional, S.A., a variable-capital business association duly established and existing pursuant to the laws of Mexico.

“Mexico City Channel 7 National Network” has the meaning attributed to such term in Recital Clause II of the present Agreement.

“Mexico City Channel 13 National Network” has the meaning attributed to such term in Recital Clause I of the present Agreement.

“Department” means the Department of Communications and Transportation.

“Subsidiary” means any company or entity of which a Person is the owner or of which he Controls directly or indirectly more than 50% (fifty percent) of the capital in circulation, or of which he is the owner of any other interest with voting power to elect directors, administrators, or trustees of any company or any company or business that in any way is directly or indirectly controlled by such person.

“TIIE Rate” means the 28-day (twenty-eight) Interbank Equilibrium Interest Rate published by the Bank of Mexico in the Official Federal Register; the reference rate applicable to each Interest Period shall be the last one published in the period immediately prior to when it accrues, wherefore the reference rate applicable to the first interest payment shall be that published on the date closest to the first Drawdown Date in question, and the subsequent ones shall be published on the closest day on which the payment of the immediately previous month in question comes due. The Parties agree that, if the TIIE Rate ceases to exist during any Interest Period, such as expressly replaces it shall be applicable to that end.

“Quarter” means, during the effective period of the present Agreement, each one of the periods between (i) January 1 and March 31; (ii) April 1 and June 30; (iii) July 1 and September 30; and October 1 and December 31 of any calendar year.

Second. Amount of the Loan. Under the terms and subject to performance of each and every one of the conditions stipulated in the present Agreement, the BANK grants the BORROWER a committed simple line of credit to be drawn upon, from time to time, in one or several Drawdowns, up to an amount that does not exceed the Peso equivalent of US$ 300,000,000.00 (three hundred million and 00/100 dollars) (the “Loan”).

The Loan amount does not include interest, expense, and fees incurred in virtue of this Agreement.

Third. Use of the Loan. The BORROWER shall use each and every one of the Loan Drawdowns made pursuant to the present Agreement only to pay the 2007 Bonds for which it is responsible.

Fourth. Method of Drawing Down the Loan.

(i) The Loan shall be drawn down by the Borrower, in one or several drawdowns, from the date on which the BORROWER has met each and every one of the conditions stipulated in paragraph (iii) of the present clause, and up to February 28, 2005 (the “Drawdown Period”), each drawdown subject to due performance by the BORROWER of each and every one of the conditions stipulated in paragraph (ii) of the present clause, and to the delivery of the respective Notice of Drawdown cited in the following paragraph, with the understanding that the minimum amount of each Loan drawdown shall be the Peso equivalent of US$ 5,000,000.00 (five million and 00/100 dollars) (each one a “Drawdown”).

(ii) The disbursement of the Loan shall be made upon written request delivered by the BORROWER to the BANK under the terms of the form that is attached hereto as Appendix “LIX” (the “Notice of Drawdown”), indicating the amount of Dollars to be drawn down, which shall be converted into Pesos, provided that: (a) the Drawdown Period has not lapsed; (b) the BORROWER is current in payment of the interest, fees, and installment payments for each and every one of the Loan Drawdowns that it might have made previously; (c) no Reason for Accelerated Termination whatsoever has occurred pursuant to the Agreement without such having been cured pursuant to the provisions of the present Agreement; and (d) the BORROWER signs and delivers to the BANK, on each Drawdown Date, a Note under terms substantially similar to the Note Form stipulated in Appendix “LVIII” of the present Agreement, guaranteed by a guaranty from the Joint and Several Obligors and Guarantors, in the amount of the corresponding Drawdown, with the understanding that each Note, or jointly the Notes, may not exceed, individually or together, at any time, the total amount of the Loan and the Loan Period. For the purposes of the aforesaid, the BORROWER undertakes to deliver to the BANK, on each Drawdown Date, a document that certifies compliance with such conditions pursuant to the present Agreement, under terms substantially similar to the form that is attached as Appendix “LX” to the present Agreement.

The Parties hereby agree that each Notice of Drawdown delivered by the BORROWER and received by the BANK shall be irrevocable and binding on the BANK and the BORROWER, wherefore the Parties undertake to indemnify any loss or expense incurred by the other Party if, for any reason not attributable to the Party in compliance, any Drawdown requested in a Notice of Drawdown is not made within the Business Day after the date of the respective Notice of Drawdown.

(iii) Prior to the first Loan Drawdown, (a) the BORROWER must furnish the BANK with the original Trust Agreement, duly signed by each of its parties; (b) the BORROWER must have obtained the authorizations mentioned in the Trust Agreement which are required to assign the Trust Assets (hereinafter as said term is defined in the Trust Agreement) to the Trustee (hereinafter as said term is defined in the Trust Agreement); (c) the BORROWER must have submitted the Trust Agreement and any amendments thereto for registration in the Federal District Public Registry of Commerce, and must have furnished the BANK a copy of the BORROWER’s commercial registry page issued by the Federal District Public Registry of Commerce free and clear of any Lien with the sole exception of the Liens listed in Exhibit “XIX” hereof and the Liens permitted pursuant hereto; (d) the BORROWER must have paid the BANK the Commitment Fee by the day immediately following the day on which this Agreement is signed; (e) the BORROWER must have given the BANK a legal opinion signed by any partner of the Jáuregui, Navarrete, Nader y Rojas, S.C. law firm on terms similar to those of Exhibit “LXI” hereof; and (f) if the National Banking and Securities Commission, the Mexican Stock Exchange, or the rating firm which rates the Stock Certificates (hereinafter as said term is defined in the Trust Agreement) requires the authorization alluded to in part bb) of the Sixteenth Clause hereof in the event the circumstances to which said part refers arises, the BORROWER and/or its Joint and Several Obligors and Guarantors must have obtained said authorization.

(iv) Prior to 5:00 p.m. (Mexico City, Federal District Time) of the respective Drawdown Date, the BANK must transfer the funds covering the amount of said Drawdown to the account the BORROWER shall maintain open with the BANK, in immediately disposable funds.

The Loan granted pursuant to this Agreement is not a revolving credit; i.e., when each Drawdown is repaid, the line of credit shall not be increased by the amount paid, as a consequence of said payment.

Fifth. Notes. Each Note which documents the BORROWER’s obligation to pay the BANK the principal and interest corresponding to each Drawdown (i) must be issued by the BORROWER in the BANK’s favor; (ii) must include the signatures of the BORROWER’s legal representatives having sufficient powers to sign it; (iii) must be guaranteed by a guarantee issued by the Joint and Several Obligors and Guarantors; (iv) must include the signatures of the legal representatives of each of the Joint and Several Obligors and Guarantors having sufficient power to sign it; (v) must stipulate the respective Drawdown Date as its date of issue, and (vi) may not stipulate a maturity date later than that of the Loan’s maturity.

The principal provided for in the Notes which document Drawdowns made during the Drawdown Period shall be paid by the BORROWER and/or the Joint and Several Obligors and Guarantors as follows:

(i) 27% (twenty-seven per cent) of the Loan’s outstanding balance as of February 28, 2005 shall be payable by the BORROWER and/or the Joint and Several Obligors and Guarantors precisely on February 28, 2006.

(ii) 33% (thirty-three per cent) of the Loan’s outstanding balance as of February 28, 2005 shall be payable by the BORROWER and/or the Joint and Several Obligors and Guarantors precisely on February 28, 2007.

(iii) 40% (forty per cent), or the remainder, of the Loan’s outstanding balance as of February 28, 2005, as well as any remaining amount of the Loan, shall be payable by the BORROWER and/or the Joint and Several Obligors and Guarantors precisely on February 29, 2008.

The Notes shall be completely autonomous, and accordingly, the BORROWER shall not argue any linkage, dependency, origin, or causal relationship whatsoever against their demandability, and the BORROWER expressly states its consent thereto.

The Notes shall be non-negotiable. Notwithstanding the foregoing, and subject to the Twenty-Third Clause hereof, the BORROWER expressly empowers and authorizes the BANK to assign each and all the Notes, together with this Agreement and all its accessories, prior to expiration or maturity, provided the BANK gives prior written notice to the BORROWER of its intention to do so.

In the event this Agreement is cancelled or the Loan is deemed to have matured by acceleration, for any reason stipulated in the Twentieth Clause hereof, each and all of the Notes shall mature by acceleration on the effective date of the Agreement’s cancellation or the Loan’s accelerated termination, as the case may be.

Sixth. Amortization of the Loan. The BORROWER and/or the Joint and Several Obligors and Guarantors shall pay the BANK the principal amount of each Loan Drawdown precisely on the date of payment stipulated in each Note, without requiring any demand or prior notice whatsoever, as follows:

(i) 27% (twenty-seven per cent) of the Loan’s outstanding balance as of February 28, 2005 shall be payable by the BORROWER and/or the Joint and Several Obligors and Guarantors precisely on February 28, 2006;

(ii) 33% (thirty-three per cent) of the Loan’s outstanding balance as of February 28, 2005 shall be payable by the BORROWER and/or the Joint and Several Obligors and Guarantors precisely on February 28, 2007; and

(iii) 40% (forty per cent), or the remainder, of the Loan’s outstanding balance as of February 28, 2005, as well as any remaining amount of the Loan, shall be payable by the BORROWER and/or the Joint and Several Obligors and Guarantors precisely on February 29, 2008.

Seventh. Ordinary Interest. From the Drawdown Date to the maturity date for each such Drawdown pursuant to the respective Note, the BORROWER and/or the Joint and Several Obligors and Guarantors shall make monthly payments to the BANK, on the last Business Day of each Interest Period and without the need for prior demand, of ordinary interest on the outstanding balance of the principal amount at a rate equal to the TIIE Rate plus the number of percentage points indicated below:

(i) On the Loan’s outstanding balance from the first Drawdown Date to September 7, 2005, both inclusive, the BORROWER and/or the Joint and Several Obligors and Guarantors undertake to make monthly payments to the BANK, on the last Business Day of each Interest Period and without requiring prior demand, of ordinary interest at a rate equal to the TIIE Rate plus 4.9 (four point nine) percentage points.

(ii) On the Loan’s outstanding balance from September 8, 2005 to September 7, 2006, both inclusive, the BORROWER and/or the Joint and Several Obligors and Guarantors undertake to make monthly payments to the BANK, on the last Business Day of each Interest Period and without the need for prior demand, of ordinary interest at a rate equal to the TIIE Rate plus 7.55 (seven point fifty-five) percentage points.

(iii) On the Loan’s outstanding balance from September 8, 2006 to September 7, 2008, both inclusive, the BORROWER and/or the Joint and Several Obligors and Guarantors undertake to make monthly payments to the BANK, on the last Business Day of each Interest Period and without the need for prior demand, of ordinary interest at a rate equal to the TIIE Rate plus 10.20 (ten point twenty) percentage points.

In the event the instruments indicated as references for the determination of the ordinary interest rate disappear entirely and no other instrument replaces them, the Parties agree to enter into an agreement amending this Agreement with the aim of determining the applicable rate within the 3 (three) Business Days following such event, and default on this obligation shall be cause of the expiration of this instrument by acceleration.

The ordinary interest earned under this Agreement shall be calculated on the basis of the days actually elapsed using a base year of 360 (three hundred sixty) days.

Eighth. Penalty Interest. In the event of default on any of the payment obligations incumbent upon the BORROWER and/or the Joint and Several Obligors and Guarantors pursuant to this Agreement and/or any of the Notes, the BORROWER and/or the Joint and Several Obligors and Guarantors undertake to pay the BANK penalty interest on the outstanding balance documented by each one from the date of the default up to that of payment in full, at a rate per annum equal to the ordinary interest rate for each Note multiplied by 1.75 (one point seventy-five), applied to the outstanding balance documented by each one and as prescribed in the Seventh Clause hereof. Penalty interest shall be incurred for the entire period of default and up to the total settlement of the liability, and the BORROWER and/or the Joint and Several Obligors and Guarantors likewise undertake to pay the collection expenses and the attorneys’ fees and court costs, if any, incurred by the BANK to collect said sums, provided they are duly documented and justified.

Penalty interest earned under this Agreement shall be calculated on the basis of the days actually elapsed using a base year of 360 (three hundred sixty) days.

By the same token, the BORROWER and/or the Joint and Several Obligors and Guarantors undertake to pay the BANK, immediately, all the collection expenses and the attorneys’ fees and court costs, if any, incurred by the BANK as a consequence of arrears by the BORROWER and/or the Joint and Several Obligors and Guarantors, upon delivery of the respective bills, provided they are duly documented and justified.

Ninth. Place and Form of Payment. The BORROWER and/or the Joint and Several Obligors and Guarantors shall make all the payments of principal, interest, fees, and any other amounts payable in regard to the Loan, as well as other sums provided for herein, without the need for demand or prior notice, free and clear of withholdings or deductions for taxes payable under the applicable Mexican laws, regulations, and other legal provisions and without any set-off whatsoever, in immediately disposable funds denominated in Pesos, prior to 1:00 p.m. (Mexico City, Federal District, time) on the day when any of such payments matures, by deposit in the account the BORROWER and/or the Trustee shall maintain open with the BANK or in any other place or account in Mexico of which the BANK advises the BORROWER in advance and in writing.

Any payment made after the time stipulated above shall be deemed to have been made on the following Business Day.

If any payment obligation incumbent on the BORROWER and/or the Joint and Several Obligors and Guarantors matures on a day which is not a Business Day, said payment must be made on the immediately following Business Day.

In the event the BORROWER and/or the Joint and Several Obligors and Guarantors are obligated by law or generally applicable administrative decisions to withhold or deduct any amount for payment of Taxes from interest or other amounts payable pursuant to this Agreement and the Notes, (i) the amounts which must be paid by the BORROWER and/or the Joint and Several Obligors and Guarantors in connection with the Drawdowns made under this Agreement and the Notes shall be increased in such a way that, after making the required withholding or deduction, the BANK will receive from the BORROWER and/or the Joint and Several Obligors and Guarantors, as the case may be, the same net amount it would have received if no withholding or deduction whatsoever had been made; (ii) the BORROWER and/or the Joint and Several Obligors and Guarantors shall pay the deduction or withholding in question over to the appropriate Government Authority directly; and (iii) the BORROWER and/or the Joint and Several Obligors and Guarantors shall furnish the BANK the official receipt or a certified copy thereof, evidencing the punctual payment of the withheld Taxes, within the 30 (thirty) calendar days after the date on which they are required to pay said Taxes over to the appropriate Government Authority.

Tenth. Term. The period within which the BORROWER and/or the Joint and Several Obligors and Guarantors must repay the Loan shall expire precisely on February 29, 2008 (the “Loan Period”), when the BORROWER and/or the Joint and Several Obligors and Guarantors must have settled each and all the payment obligations for which they are liable toward the BANK, including both principal and ordinary and penalty interest, as well as any other expenses which may have arisen by virtue of this Agreement and/or each of the Notes signed in the BANK’s favor pursuant to this Agreement, as the case may be, and their respective terms and conditions shall subsist until the time of total performance.

Eleventh. Prepayments. The BORROWER and/or the Joint and Several Obligors and Guarantors may pay the outstanding balance of principal corresponding to each Drawdown in advance, with no penalty or surcharge whatsoever, provided said payments are made in multiples of US$ 5,000,000.00 (Five Million Dollars and 00/100), on any interest payment date as specified in the Seventh Clause hereof, and provided the BORROWER and/or the Joint and Several Obligors and Guarantors have given the BANK written notice to that effect at least 5 (five) Business Days in advance; said prepayment shall not relieve the BORROWER and/or the Joint and Several Obligors and Guarantors of the obligation to make the immediately subsequent payments.

If for any reason the BANK receives all or part of the principal amount of a Drawdown prior to the date of payment thereof and on a date other than the one prescribed for the payment of ordinary interest, the BORROWER and/or the Joint and Several Obligors and Guarantors must pay the BANK the amount equal to the cost of breaking the funding, which shall be equal to the TIIE Rate spread, provided the difference is against the BANK and only for the period remaining to the commencement of the following Interest Period; otherwise, the BORROWER and/or the Joint and Several Obligors and Guarantors need not pay the BANK any amount for this purpose.

Twelfth. Application of Payments. All payments made under this Agreement shall be applied in the following order: first to penalty interest, second to ordinary interest, third to any other expense pending payment stemming herefrom, and finally to principal.

Thirteenth. [Intentionally left blank by agreement of the Parties.]

Fourteenth. Trust. The Parties agree in this act that timely payment of (i) any amount of principal pursuant hereto when it matures or becomes demandable in any other manner; (ii) any amount of interest pursuant hereto; (iii) each and all of the costs, expenses, fees, and/or outlays incurred by the BANK in relation to the negotiation and drafting of this Agreement, the Notes, and the Trust Agreement, as well as the collection of all the amounts owed pursuant hereto, shall be made alternatively through an irrevocable administration and payment trust which shall be created prior to the first Drawdown, substantially (in all cases by agreement of the Parties) in accordance with the Irrevocable Administration and Payment Trust Agreement which accompanies this Agreement as Exhibit “LXII-Bis” (“Trust Agreement”), to which the BORROWER and/or the Joint and Several Obligors and Guarantors, in their capacity as trustors, shall assign the Trust Assets to the Trustee. By the same token, the Parties agree that Banco Invex, S.A.,

Institución de Banca Múltiple, Invex Grupo Financiero, Trust Division, shall be appointed trustee at the time the trust agreement documenting the foregoing is entered into.

Notwithstanding the foregoing, the conclusion of the Trust Agreement and the Trustee’s performance of its obligations pursuant thereto may not be deemed to constitute a payment in kind of the obligations incumbent upon the BORROWER and/or the Joint and Several Obligors and Guarantors pursuant to this Agreement and/or the Notes, nor as a novation of the terms thereof; accordingly, regardless of the payment arrangement provided for pursuant to the Trust Agreement, the payment obligations incumbent upon the BORROWER and/or the Joint and Several Obligors and Guarantors in connection with this Agreement and/or the Notes continue and shall continue to be in force until payment in full takes place.

Fifteenth. Fees. The BORROWER and/or the Joint and Several Obligors and Guarantors undertake to pay the BANK a commitment Fee for committing to make the Loan, equivalent to 0.70% (zero point seventy per cent) of the Loan’s value, i.e., the sum of US$ 2,100,000.00 (Two Million One Hundred Thousand Dollars and 99/100) or its equivalent in National Currency, in cash on the day after the signing of this Agreement (“Commitment Fee”), which sum the BORROWER and/or the Joint and Several Obligors and Guarantors undertake to pay the BANK without the need for any demand whatsoever.

The percentage of Value Added Tax (VAT) must be added to the amount of the fees prescribed in this Agreement, in conformity with applicable legislation currently in force.

Sixteenth. Positive Obligations. As long as any amount payable under this Agreement and the Notes remains outstanding, the BORROWER and/or the Joint and Several Obligors and Guarantors, as the case may be, agree and undertake to:

a)	Financial Condition. Furnish the BANK the BORROWER’s quarterly consolidated financial statements and the Joint and Several Obligors’ and Guarantors’ balance sheets and statements of income within the 60 (sixty) calendar days following the end of each quarter, as well as the BORROWER’s internal annual financial statements and the Joint and Several Obligors’ and Guarantors’ internal annual balance sheets and statements of income, within the 60 (sixty) calendar days after the end of the fiscal year, and the financial statements examined by external auditors (together with the Inspector’s report to which reference is made in Article 166, section IV, of the General Business Corporations Act), within the 120 (one hundred twenty) calendar days after the end of the fiscal year; they must be complete and correct in all material respects and must be drawn up in accordance with Generally Accepted Accounting Principles in Mexico.

b)	Other Information. Furnish the BANK: (i) together with the delivery of the documents stipulated in part a), above, a certification signed by the BORROWER’s Director General or Director of Finance and a legal representative of the Joint and Several Obligors and Guarantors to the effect that they had no knowledge of the existence of any cause of Accelerated Termination except for those stated in said certification; and (ii) within the 5 (five) days following the date of incorporation, all information relating to companies which the BORROWER has incorporated as a shareholder, indicating the properties, rights, or assets the BORROWER has contributed to said new companies, if any.

c)	Performance of Obligations. - Carry out and perform all present or future obligations stemming from any applicable contractual provision, including without limitation the punctual fulfillment of the payment obligations assumed by virtue of this Agreement, the Notes, and the Trust Agreement.

d)	Compliance with Law. Comply with and cause their Subsidiaries to comply with all the laws, rules, regulations, and orders which may be applicable to them, including without limitation any order, decree, or judicial or administrative decision.

e)	Maintenance of Properties. Maintain, and assure that their Subsidiaries maintain, all their respective properties which are necessary or useful for the proper operation of their businesses in good operating condition, except for normal wear and tear, and in compliance with all applicable legal provisions at all times.

f)	Business, Operations, Existence. Carry out the pursuit of their corporate objectives on a continuing basis and consistent with the manner in which it has been done to date, applying sound commercial practices in accordance with the corporate objective and commercial activity; obtain, maintain, and cause their Subsidiaries to maintain, all the authorizations, permits, licenses, patents, trademarks, intangible rights, and intellectual property rights of which they and their subsidiaries are currently or subsequently become the owners, concessionaires, authorized users, licensees, or franchisees and which are necessary for the pursuit of their corporate objectives and their Subsidiaries’ corporate objectives.

g)	Authorizations. Obtain, comply with the terms of, and do everything reasonably necessary to keep in full legal force and effect all the authorizations, concessions, and licenses required under the applicable legislation to allow the BORROWER and the Joint and Several Obligors and Guarantors to legally enter into and comply with each and all of their obligations under this Agreement, the Notes, and the trust Agreement, as well as to ensure the legality, validity, and enforceability of this Agreement, the Notes, and the Trust Agreement.

h)	Assets, Insurance. Maintain all their assets which are useful and necessary for their businesses in good operating condition except for normal wear and tear; maintain insurance over their assets with prestigious insurance companies, in the amounts and against the risks that are customary in the industry, and in insured amounts sufficient to replace or repair damages, and deliver a report to the BANK if it so requests in writing, within the 5 (five) Business Days following the date on which the BANK has sent said request, which includes the items mentioned in this paragraph.

i)	[Intentionally left blank by agreement of the Parties.]

j)	Taxes. File all Tax returns they are obligated to file in any jurisdiction, pursuant to applicable legislation, and pay all taxes which must legally be paid in accordance with said returns, as well as other Taxes which may be applicable to their properties, assets, or income, on or before the date when said Taxes become payable in conformity with the applicable legislation.

k)	Books and Accounting Records. (i) Keep, in regard to the companies of which they are shareholders or partners, appropriate books and accounting records in which correct and true entries are reflected in accordance with General Accepted Accounting Principles in the United Mexican States, and comply with all legal requirements in all operations and transactions related to their businesses and activities; and (ii) permit, following notice in which the BANK so requests, the designation of a date and time for the BANK representatives to examine their books and accounting records, legal tax opinions, and corporate books at any time; said date and time must be indicated no later than within the 5 (five) Business Days following the date of the aforementioned request, excepting information which the BORROWER and/or the Joint and Several Obligors and Guarantors consider confidential.

l)	Notices. Notify the BANK in writing, no later than within the 5 (five) Business Days following the date on which they become aware of:

i.	The existence of Cause for Accelerated Termination (other than nonpayment of any amortization of principal or payment of interest under this Agreement, which admits of no delay whatsoever and if any such delay occurs it must be immediately notified);

ii.	Any default or cause of default under any contractual obligation incumbent upon the BORROWER and/or the Joint and Several Obligors and Guarantors in excess of US$ 20,000,000.00 (Twenty Million Dollars and 00/100) or its equivalent in any other currency, as the result of one or several acts and/or events;

iii.

Any final judgment against which there is no right of appeal, pronounced as a consequence of a litigation or legal proceeding against the BORROWER and/or the Joint and Several Obligors and Guarantors in excess of US$ 20,000,000.00 (Twenty Million Dollars and 00/100) or its equivalent in any other currency, in one or more arbitral awards and/or judicial judgments, insofar as said litigation or proceeding is not covered by valid insurance then in force, including for illustrative purposes but not limited to preventive orders and attachments;

iv.	Any outbreak of a strike or labor stoppage by their employees;

v.	Any commencement of a trial or legal proceeding for revocation or reversal of any other Concessions, Authorizations, Government Authorizations, and/or ratifications;

vi.	Any commencement of a legal proceeding or trial by or against the BORROWER and/or the Joint and Several Obligors and Guarantors for the purpose of declaring it or them in bankruptcy;

vii.	Any Lien imposed on National Concession 13, Authorizations, Government Authorizations, and/or ratifications related to said National Concession 13 which have been granted to the BORROWER and/or any of the Joint and several Obligors and Guarantors, as the case may be; or

viii.	Any loss of title to, and/or possession of, the Concessions, Authorizations, Government Authorizations, and/or ratifications.

Each notice given pursuant to this section must be accompanied by a report issued by the BORROWER’s Chief Executive Officer or Chief Financial Officer by a legal representative of the Joint and Several Obligors and Guarantors, as appropriate, specifying the details of the event to which said notice refers and the actions which the BORROWER and/or the Joint and Several Obligors and Guarantors propose to take to correct it.

m)	Pari Passu Obligations. (1) Ensure that their obligations under this Agreement, the Notes, and the Trust Agreement always constitute direct and unsubordinated obligations of the BORROWER and/or the Joint and Several Obligors and Guarantors, and that they prevail, for purposes of payment, over any other debts or liabilities of the BORROWER and/or the Joint and Several Obligors and Guarantors, with the exception of guaranteed obligations incumbent upon the BORROWER and/or the Joint and Several Obligors and Guarantors (i) assumed prior to the date on which this Agreement is signed and/or (ii) expressly permitted pursuant hereto; (2) ensure that all their obligations (as appropriate) and the security respectively provided in regard to the Stock Certificates are in the BANK’s favor, provided for the purpose of securing the Loan, and that the obligations and security under the Stock Certificates rank, for purposes of payment, at least pari passu with the payment of those provided herein; (3) ensure that the cash flow from the Television Revenue and/or Collections which do not constitute Excess Collection (as said term is defined in the Trust Agreement) are always applied first to payment of the Loan pursuant to this Agreement and the Trust Agreement; and (4) in the event the BORROWER and/or any of the Joint and Several Obligors and Guarantors provide Excess Collections as security or in any other manner commit them as a source of payment of other obligations owed to any person, the BORROWER and/or the Joint and Several Obligors and Guarantors undertake to notify said person that the cash flow from the Television Revenues and Collections are assigned to the Trust (as defined in the Trust Agreement) and that they will be applied, in the percentages stipulated in the Seventh Clause and the Seventh Clause Section B of the Trust Agreement, as appropriate, to payment of the Loan in the first place and degree.

n)	Use of the Funds. The Loan funds shall be used solely for payment of the 2007 Bond.

o)

Concessions and Authorizations. Inform the BANK within 15 (fifteen) Business Days after becoming aware thereof in the event any Government Authorization necessary for the BORROWER and the Joint and Several Obligors and Guarantors to operate, including without limitation the Concessions and the Authorizations, may be impaired in such a way as to adversely affect performance of this Agreement and/or the Trust Agreement, including as a result of the variation of any law or provision applicable thereto; in that event, the BORROWER and the Joint and Several Obligors and Guarantors undertake to perform all the acts of conservation necessary to maintain the integrity of the Government Authorizations under which they respectively operate, i.e., to exercise all the rights and comply with all the obligations stemming from said Government Authorizations, including the Concessions and the Authorizations.

p)	[Intentionally left blank by agreement of the Parties.]

q)	[Intentionally left blank by agreement of the Parties.]

r)	Service Agreements. Keep each and all of the Service Agreements in force, and comply with each and all of the obligations prescribed in each and all of said Service Agreements.

s)	Commission Agreements. Keep each and all of the Commission Agreements in force, and comply with each and all of the obligations prescribed in each and all of the Commission Agreements.

t)	Asset Sales. Except as provided for in part aa), below, in the event the BORROWER and/or the Joint and Several Obligors and Guarantors sell, assign, lease, or in any other manner transfer or dispose of their assets to third parties, they must, at their election:

i.	reinvest the proceeds of said sale, assignment, lease, transfer, and/or disposal of any of their assets to third parties in the ordinary course of the business in which the BORROWER or the Joint and Several Obligors and Guarantors engage, as the case may be, or

ii.	use the total proceeds of said transactions for payment of the debt owed by the BORROWER and/or the Joint and Several Obligors and Guarantors.

u)	Digital Television Agreement. Use the ATSC A/53 standard for ground-based digital transmission of television broadcasts in accordance with the Digital Television Agreement, and comply with all the obligations incumbent upon them pursuant to its terms.

v)	Ratifications. (i) Once the Concessionaire has obtained the requested ratifications of the Concessions from the Secretariat in accordance with the Digital Television Agreement, keep said ratifications in force and comply with all the obligations incumbent upon them as prescribed therein. (ii) Obtain from the Secretariat the authorization needed for the Concessionaire and RAI to enter into a service agreement on terms substantially similar to those of Service Agreement 7 in regard to the additional channel obtained for digital transmission simultaneously with the corresponding analog channel, and keep said new service agreement in force, as well as comply with each and all of the obligations prescribed therein. (iii) Obtain from the Secretariat the authorization needed for the Concessionaire and the BORROWER to enter into a service agreement on terms substantially similar to those of Service Agreement 13 in regard to the additional channel obtained for digital transmission simultaneously with the corresponding analog channel, and keep said new service agreement in force, as well as comply with each and all of the obligations prescribed therein. (iv) Amend the Commercial Commission Agreements in such a way that they include the digital transmissions simultaneously with the corresponding analog channels, respectively, and keep each and all of said amended Commission Agreements in force, as well as comply with each and all of the obligations prescribed in each and all of the amended Commission Agreements.

w)	Depositary. As of the date on which the Trust Agreement is signed, designate a depositary for, and deliver to said Depositary, the Television Service Agreements and other contracts provided for in the Trust Agreement which are then in force.

x)	[Intentionally left blank by agreement of the Parties.]

y)

Delivery of List of Television Service Agreements. Furnish the Trustee with a correct list of the Television Service Agreements in force as of the date on which the Trust Agreement is signed, indicating the names or corporate names of the Advertisers, the date on which each agreement was entered into, their respective dates of termination, and whether the Group acts as depositary. Said list shall be updated periodically according to the provisions to that effect in the Trust Agreement, upon the understanding that the trustee must keep said list in fiduciary secrecy during the term of the Trust Agreement and as long as no Cause for Accelerated Termination have occurred and not been corrected.

z)	Television Service Agreements. Only the Marketer, the BORROWER, RAI, and the Concessionaire shall sell air time for Commercials on the National Network channels of Channel 13 in Mexico City, F.D., and the National Network of Channel 7 in Mexico City, F.D. They shall conduct said sales through Television Service Agreements entered into with Advertisers, unless the BANK authorizes another procedure in writing.

aa)	Assignment and Payments. In the event of revocation, expiration, expropriation, requisition, waiver, redemption, sale, lease, assignment of operation, alienation, and/or any other act implying loss of title, possession, or operation of National Concession 13, the BORROWER and the Joint and Several Obligors and Guarantors must assign the funds they receive from the foregoing to the Trust Assets and must use them for repayment of the Loan insofar as they are sufficient to that end, upon the understanding that if there remains any outstanding balance thereafter, or if the BORROWER remains in possession of any excess proceeds, the provisions of the Trust Agreement shall be applied.

bb)	Approval by the Secretariat. In the event that, as a condition for the issuance of the Stock Certificates, the National Banking and Securities Commission, the Mexican Stock Exchange, or the rating firm which rates the Stock Certificates requires the BORROWER and/or the Joint and Several Obligors and Guarantors to obtain the Secretariat’s approval for assignment of the Trust Assets to the Trust (as said terms are defined in the Trust Agreement), the BORROWER and/or the Joint and Several Obligors and Guarantors must obtain said authorization in order to draw down the Loan, whether it is decided to issue the Stock Certificates or not.

Seventeenth. Negative Obligations. As long as any amounts payable under this Agreement and the Notes remain outstanding, the BORROWER and/or the Joint and Several Obligors and Guarantors undertake to refrain from:

a)	Exceeding a consolidated leveraging ratio (Liabilities with Cost Less ATC/EBITDA Liability) of 3.00 to 1.00, measured quarterly according to the BORROWER’s most recent semiannual public information. For the intents and purposes of this part, “ATC Liability” means the BORROWER’s debt to MATC, S. de R.L. de C.V., amounting to US$ 120,000,000.00 (One Hundred Twenty Million Dollars and 00/100), maturing in 2020 and renewable to 2069, provided the term, amount, amortization of principal, and interest payments on said debt undergo no change whatsoever.

b)	Reducing the Consolidated Interest Coverage (EBITDA/Net Financial Expense) to below 3.00 to 1.00, measured quarterly according to the BORROWER’s most recent public information and considering that the financial proceeds may only be generated by authorized investments in accordance with the Cash Equivalent.

c)	Reducing the BORROWER’s consolidated Net Worth to below (i) $2,500,000,000.00 (Two Billion Five Hundred Million Pesos and 00/100, National Currency) as of December 2004; (ii) $2,750,000,000.00 (Two Billion Seven Hundred Fifty Million Pesos and 00/100, National Currency) as of June 2005; (iii) $3,000,000,000.00 (Three Billion Pesos and 00/100, National Currency) as of December 2005; (iv) 3,250,000,000.00 (Three Billion Two Hundred Fifty Million Pesos and 00/100, National Currency) as of June 2006; and (v) $3,250,000,000.00 (Three Billion Two Hundred Fifty Million Pesos and 00/100, National Currency) after June 2006, in constant December 31, 2004 pesos.

d)	Prepaying any debt (not deemed a debt in the normal course of its business) which is subordinated to the Loan.

e)	Granting any kind of loan or credit, with or without security, except for (i) those granted in the normal course of its operations, or (ii) those entered into with Subsidiaries and Affiliates of the BORROWER and/or the Joint and Several Obligors and Guarantors, or (iii) those entered into with third parties for up to US$ 30,000,000.00 (Thirty Million Dollars and 00/100), in one or several acts and/or events.

f)	Creating, incurring, assuming, or allowing the existence of any Lien over National Concession 13, the rights and obligations stemming therefrom, the Authorizations and Government Authorizations related to National Concession 13, and/or the ratification or ratifications thereof which are granted by the proper Government Authorities.

g)	[Intentionally left blank by agreement of the Parties.]

h)	Authorizing any merger, separation, dissolution, or liquidation of the BORROWER, its Joint and Several Obligors and Guarantors, and/or its Subsidiaries without the BANK’s prior written authorization, except under the following conditions, for the merging company in the case of a merger or for the separated company and the separating company in the case of a separation:

i.	They bind themselves as prescribed herein as the BORROWER or Joint and Several Obligor and Guarantor, as the case may be, and certify that no Cause for Accelerated Termination has occurred as stipulated in the Twentieth Clause of this Agreement and/or as an immediate consequence of the operations in questions.

ii.	They certify that Mr. RICARDO BENJAMÍN SALINAS PLIEGO continues to hold at least 50% (fifty per cent) plus one of the merging company’s voting shares or those of the separating or separated company, as the case may be, either directly or indirectly, and that he maintains control thereover.

i)	Entering into any transaction or group of transactions (including without limitation the purchase, lease, sale, or exchange of properties of any kind, the provision of any service, or the conclusion of settlement agreements) with any Related Party which have not been approved by the BORROWER’s Board of Directors and/or the executive organ of the respective Joint and Several Obligor and Guarantor.

j)	[Intentionally left blank by agreement of the Parties.]

k)	Amending their bylaws or allowing any of their Subsidiaries to amend their bylaws in such a way as to generate a Cause for Accelerated Termination pursuant hereto.

l)	Paying any kind of dividend or reduction of capital if (i) the BORROWER and/or the Joint and Several Obligors and Guarantors are in default on any of the negative obligations stipulated in parts a), b), and c) of this Seventeenth Clause; or (ii) in the event a Cause for Accelerated Termination arises and has not been corrected in accordance herewith.

m)	Allowing the controlling group (the controlling group being understood as Ricardo Salinas Pliego and the trusts or holding companies in which Ricardo Salinas Pliego has the power to decide the vote on said shares) to cease having Control, and/or if for any reason said group’s power to appoint a majority of the members of the BORROWER’s Board of Directors is restricted.

n)	Engaging in Exchanges with Advertisers and/or with third parties pursuant to the terms of the Television Service Agreement and/or those of any other contracts, agreements, and/or pacts, in excess of 10% (ten per cent) of the total sales of the Commercials of the BORROWER and the Individual Joint and Several Obligors and Guarantors.

o)	Retaining, or causing the Trustee to retain, during the term of this Agreement, the Notes, and the Trust Agreement, any of the properties which comprise or should comprise the Trust Assets.

p)	Refraining from selling air time for Commercials on the National Channel of Channel 13 in Mexico City, F.D., and the National Channel of Channel 7 in Mexico City, F.D., using any form other than the form which accompanies this Agreement as Exhibit “XI.”

Eighteenth. Joint and Several Obligations of the BORROWER and the Joint and Several Obligors and Guarantors. Each and all of the payment obligations incumbent upon the BORROWER and the Joint and Several Obligors and Guarantors under this Agreement and the Notes are joint and several obligations among said Parties pursuant to the terms of article 114 of the General Securities and Credit Operations Act and articles 1987 and 1988 of the Federal Civil Code. The BORROWER and the Joint and Several Obligors and Guarantors irrevocably and unconditionally waive, in this act, any rights they may have under any laws presently in force or enacted in the future (i) for the BANK to make the collections from them in any particular order; (ii) to any procedure, complaint, protest, lawsuit, or judicial demand and to notification of default or nonpayment against the BORROWER and the Joint and Several Obligors and Guarantors; and (iii) to any deferral, suspension, or discharge of obligations under this Agreement, the Notes, and the Trust Agreement, as well as all the other documents related thereto, by virtue of any deferral, suspension, or discharge granted to any Party to this Agreement in relation thereto.

By the same token, in the event any of the Joint and Several Obligors and Guarantors makes a payment on behalf of the BORROWER, it undertakes in this act not to seek reimbursement from the BORROWER or any other Joint and Several Obligor and Guarantor until the BANK has received all the money it is owed under this Agreement, the Notes, and the Trust Agreement.

The Joint and Several Obligors and Guarantors declare and acknowledge in this act that, in view of their commercial, corporate, legal, and financial relations with the BORROWER, it is in their best interest to enter into this Agreement as joint and several obligors of the BORROWER in regard to all of the BORROWER’s payment obligations under this Agreement, as well as to sign any Notes stemming from this Agreement as guarantors.

Nineteenth. Credit Bureau.

(a) In conformity with the provisions of the Credit Information Regulation Act, the BORROWER and the Joint and Several Obligors and Guarantors give the BANK, in this act, a letter of authorization duly signed by their attorney(s) in fact, which accompanies this Agreement as Exhibit “LXIII,” whereby during the term of this Agreement, that of any Note, and that of the Trust Agreement and any document subsequently issued pursuant hereto, the BANK may make inquiries with the credit information firms or credit bureaus regarding the credit history of the BORROWER and the Joint and Several Obligors and Guarantors, and may likewise furnish said credit information firms or credit bureaus information on the BORROWER and the Joint and Several Obligors and Guarantors in accordance with legal requirements.

(b) In addition to the persons and authorities to which the Credit Institutions Act makes reference, the BORROWER and the Joint and Several Obligors and Guarantors authorize the BANK to disclose information stemming from the operations undertaken pursuant to this Agreement, if applicable pursuant to the law, to: (i) the other financial institutions of the financial group to which it belongs in accordance with the provisions of the Credit Institutions Act, either directly or indirectly; (ii) the BANK’s regulatory authorities; (iii) the Bank of Mexico; (iv) the BANK’s assignees; and (v) the persons agreed upon by the Parties.

Twentieth. Accelerated Termination. Subject to the provisions of the last paragraph of this Twentieth Clause, the BANK may deem the obligations incumbent upon the BORROWER and the Joint and Several Obligors and Guarantors due and payable by acceleration, and may make payment of the Loan’s outstanding balance, that of its legal and contractual accessories, and any other amounts which must be paid pursuant to the terms hereof immediately demandable, without the need for a prior declaration, lawsuit, or judicial demand, which the BORROWER and the Joint and Several Obligors and Guarantors expressly waive, in the event any of the following circumstances (each of them a “Cause for Accelerated Termination”) occurs:

a)	If the BORROWER and/or the Joint and Several Obligors and Guarantors fail to fulfill one or more of the payment obligations incumbent upon them as prescribed herein when due; or

b)	If the BORROWER, any of the Joint and Several Obligors and Guarantors, or any of their Subsidiaries:

i.	Defaults on the repayment of any loan agreement with any national or foreign institution, or on any other indebtedness, provided said default is in excess of US$ 20,000,000.00 (Twenty Million Dollars and 00/100) or its equivalent in any other currency, in one or several acts and/or events; or

ii.	Fails to comply with any other obligation, condition, or agreement whose effect is to cause or allow the creditor, holder, or beneficiary of said indebtedness (or its agents or trust representatives) to declare said indebtedness matured by acceleration or payable prior to its maturity, provided said default is in excess of US$ 20,000,000.00 (Twenty Million Dollars and 00/100) or its equivalent in any other currency, in one or more acts and/or events; or

c)	If any of the Drawdowns is not applied or used in its entirety precisely for the purpose prescribed in the Third Clause hereof; or

d)	In the cases provided for in sections IV, V, and VI of article 301 (three hundred one) of the General Securities and Credit Operations Act, insofar as they are compatible herewith; or

e)	If the BORROWER and/or the Joint and Several Obligors and Guarantors admit in writing their general inability to pay or assign their property to their creditors in violation of what is permitted by this Agreement; or

f)	If the BORROWER and/or the Joint and Several Obligors and Guarantors do not comply with any of the positive obligations and/or negative obligations prescribed in the Sixteenth and/or Seventeenth Clauses hereof, respectively; or

g)	If a final judicial judgment or arbitral award against which there is no right of appeal is pronounced against the BORROWER, any of the Joint and Several Obligors and Guarantors, or any of their Subsidiaries, in an amount exceeding US$ 20,000,000.00 (Twenty Million Dollars and 00/100) or its equivalent in any other currency, in one or several awards and/or judgments; or

h)	If a final judgment or arbitral award against which there is no right of appeal is pronounced, pursuant to which this Agreement, the Notes, and/or the Trust Agreement have ceased to be valid and enforceable for any reason; or

i)	If National Concession 13, the Government Authorizations, and/or the Authorizations and/or ratifications previously granted to the BORROWER and/or any of the Joint and Several Obligors and Guarantors in regard to National Concession 13 are revoked or cancelled by final resolution against which there is no right of appeal, or if they are assigned or transferred by any means and/or legal mechanism; or

j)	If National Concession 13, the Authorizations and Government Authorizations relating thereto, and/or the ratifications previously granted to the BORROWER and/or any of the Joint and Several Obligors and Guarantors in regard to National Concession 13 become subject to a Lien; or

k)

If the BORROWER, any of the Joint and Several Obligors and Guarantors, or any of their Subsidiaries breaches any of the conditions applicable to National Concession 13, the Authorizations, Government Authorizations, and/or approvals relating to them under the terms of the certificates or official letters involved, or any of their obligations in terms of the Law on General Paths of Communication, the Federal Telecommunications Law, the Telecommunications Regulations, the Federal Radio and Television Law, the Federal Copyright Law and other laws, ordinances, rules, regulations, decrees, and applicable requirements from the Governmental Authorities, and the foregoing results in the initiation of proceedings to revoke, cancel, overturn, or declare the lapsing of National License 13, the Authorizations,

Governmental Authorizations, and/or permits issued to the BORROWER and/or any of the Joint and Several Obligors and Guarantors in regard to National Concession 13; or

l)	If National Concession 13, the Authorizations, and/or Government Authorizations are not renewed or approved before their expiration date; or

m)	If the BORROWER, the Joint and Several Obligors and Guarantors, and the BANK do not agree on a substitute rate during the term referred to in Clause Seven of this Agreement; or

n)	If the BORROWER and/or any of the Joint and Several Obligors and Guarantors, and/or their Subsidiaries cease paying any fiscal debt for which they are responsible, as long as the breach is declared in a final ruling that does not allow any appeal and exceeds US$ 20,000,000.00 (twenty million and 00/100 dollars) or its equivalent in any other currency, in one or more rulings; or

o)	If the BORROWER and/or any of the Joint and Several Obligors and Guarantors breach their payment obligations for which they are responsible, as set out in Clause Twenty-One below; or

p)	If the BORROWER and/or the Joint and Several Obligors breach the provisions of Clause Twenty-Seven and/or Clause Twenty-Nine below; or

q)	If the BORROWER and/or the Joint and Several Obligors and Guarantors in any way (i) exceed the consolidated leverage (Liabilities with Costs less ATC Liabilities/EBITDA) by 3.00 to 1.00, measured quarterly according to the latest published quarterly information from the BORROWER. For the purposes of this paragraph, “ATC Liabilities” means the BORROWER’s debt with MATC, S. de R.L. de C.V. for US$ 120,000,000.00 (one hundred twenty million and 00/100 dollars) maturing in 2020 and renewable until 2069, as long as the conditions for this loan are not modified in regard to the term, amount, capital amortization, and interest payments; (ii) reduce the Consolidated Interest Coverage (EBITDA/Net Finance Cost) to less than 3.00 to 1.00, measured quarterly according to the latest published quarterly information from the BORROWER, or (iii) the BORROWER’s shareholders’ equity is reduced to below (a) $2,500,000,000.00 (two billion, five hundred million and 00/100 pesos, Legal tender) in December 2004; (b) $2,750,000,000.00 (two billion, seven hundred fifty million and 00/100 pesos, Legal tender) in June 2005; (c) $3,000,000,000.00 (three billion and 00/100 pesos, Legal tender) in December 2005; (d) $3,250,000,000.00 (three billion, two hundred fifty million and 00/100 pesos, Legal tender) in June 2006, and (e) starting in June 2006, $3,250,000,000.00 (three billion, two hundred fifty million and 00/100 pesos, Legal tender) in constant pesos of December 31, 2004.

Notwithstanding the foregoing, if the breach by the BORROWER and/or the Joint Obligors and Guarantors of any of their obligations under the terms of this paragraph q) (the “Financial Obligations”) is due to adverse economic changes that are beyond the BORROWER’s control and/or that of the Joint and Several Obligors and Guarantors, which are general and which (a) have a major negative effect on the exchange rate of the peso with the United States Dollar or the Euro or (b) cause a significant increase in the interest rates in the United Mexican States, a Cause for Accelerated Termination will not be invoked and the BORROWER and the Joint and Several Obligors and Guarantors, on the one hand, and the Bank, on the other hand, agree to hold meetings in the 60 (sixty) calendar days following the closing date for the Quarter in which any of the causes set out in points (a) and (b) in this paragraph have been determined, to which may not be added the 60 (sixty) calendar days granted under point (iii) of this Clause Twenty, for the purpose of reaching an agreement, within that period of time, to find a solution to this breach or to adopt the proper measures. If the Parties do not reach an agreement within the period described above, the BANK may then terminate this Agreement immediately and without incurring any liability whatsoever; or

r)	[Intentionally left blank by agreement of the Parties.]

s)	If any statement made by the BORROWER and/or the Joint and Several Obligors and Guarantors in this Agreement, or any certificate or document they have delivered in compliance with the obligations for which they are responsible under this Agreement, the Notes, or the Trust Agreement, turns out to be false in any way at the time it was made; or

t)	There is any breach of the provision in point (aa) of Clause Sixteen of this Agreement; or

u)	[Intentionally left blank by agreement of the Parties.]

v)	If a change in Control of the BORROWER is determined; or

w)	If there are labor disputes, including but not limited to strikes and work stoppages, of such scope that they interrupt the operation of the BORROWER’s business and/or that of any of the Joint and Several Obligors and Guarantors, and/or any of their Subsidiaries; or

x)	If the BORROWER and/or the Joint and Several Obligors and Guarantors breach any of their obligations under the terms of the Trust Agreement; or

y)	If Security Certificates are issued and they mature early; or

z)	(i) If prior to the start of marketing of airtime for Commercials on the digital channels covered by the permits for the Concessions requested under the terms of the Digital Television Agreement, the necessary authorization is not received from the Department to allow the Concessionaire and RAI to sign a Services Agreement, under terms substantially similar to Services Agreement 7, with regard to the additional channel it receives to carry out simultaneous digital transmissions of the corresponding analog channel, and this new Services Agreement is not kept current, as well as if each and every one of the obligations set out therein is not fulfilled. (ii) If the necessary authorization is not received from the Department to allow the Concessionaire and the BORROWER to sign a Services Agreement, under terms substantially similar to Services Agreement 13, with regard to the additional channel it receives to carry out simultaneous digital transmissions of the corresponding analog channel, and this new Services Agreement is not kept current, as well as if each and every one of the obligations set out therein is not fulfilled. (iii) If the Commission Agreements are not modified so that they include the simultaneous digital transmissions of the corresponding analog channels, respectively, and each and every one of the modified Commission Agreements is not kept current, as well as if each and every one of the obligations set out in each and every one of the modified Commission Agreements is not fulfilled, or

In the cases referred to in:

(i) points (j) (as long as it is not at the BORROWER’s behest and/or that of the Joint and Several Obligors and Guarantors), l), z), and aa) of this Clause Twenty, the BORROWER and/or the Joint and Several Obligors and Guarantors will have a grace period of 30 (thirty) calendar days from the date on which the Cause for Accelerated Termination is verified to correct the breach;

(ii) points k), p), s), and w) in this Clause Twenty, the BORROWER and/or the Joint and Several Obligors and Guarantors will have a grace period of 60 (sixty) calendar days from the date on which the Cause for Accelerated Termination is verified to correct the breach (in the case of points) in matters relating to Liens and Lawsuits, by correction to the corresponding Appendix or Appendices, without prejudice to the stipulations in points j) and g) of Clause Twenty of this Agreement, respectively;

(iii) point f) of this Clause Twenty for matters referred to in points a) and b) of Clause Sixteen of this Agreement, the BORROWER and/or the Joint and Several Obligors and Guarantors will have a grace period of 60 (sixty) days from the date on which the Cause for Accelerated Termination is verified to correct the breach;

(iv) point f) of this Clause Twenty for matters referred to in points e), f), g), h), i), k), u), and v) of Clause Sixteen of this Agreement, the BORROWER and/or the Joint and Several Obligors and Guarantors will have a grace period of 30 (thirty) calendar days from the date on which the Cause for Accelerated Termination is verified to correct the breach; and

(v) point f) of this Clause Twenty for matters referred to in point f) of Clause Seventeen of this Agreement, as long as it is not at the BORROWER’s behest and/or that of the Joint and Several Obligors and Guarantors, they will have a grace period of 30 (thirty) calendar days from the date on which the Cause for Accelerated Termination is verified to correct the breach.

For matters referred to in point f) of this Clause Twenty in relation to points c), d), and j) of Clause Sixteen of this Agreement, the BANK may only call in the Loan early if the breach is declared in a final ruling with no chance for appeal and for an amount exceeding US $20,000,000.00 (twenty million and 00/100 dollars), or its equivalent in any other currency.

In cases where a Cause for Accelerated Termination occurs that does not have a grace period as set out in the paragraph above or if a Cause for Accelerated Termination occurs that does have a grace period as set out in the paragraph above, but it has not been corrected within the period set out in the paragraph above, the Loan may be called in early and all the principal owed will be payable in a single lump payment, with the interest and other legal accessory and contractual charges set out in this Agreement and in the Note, by satisfactory notification in writing to the BORROWER and the Joint and Several Obligors and Guarantors.

Twenty-First. Illegality. Cost Increase.

(a) If, after the date on which this Agreement is signed, any law, regulation, or circular applicable to the BANK is changed, and as a consequence thereof, it becomes illegal for the BANK to issue or continue the Loan, the Parties agree to negotiate in good faith, in the 60 (sixty) calendar days following the date on which the BORROWER has been notified of the said change by the BANK, the form and terms in which, if possible, this Agreement can remain in effect. If they cannot reach an agreement within the stated period, the BORROWER and/or the Joint and Several Obligors and Guarantors, at the request of the BANK, will immediately pay back early the outstanding balance of the Drawdowns made on the Loan, with no penalty whatsoever, together with the interest owed since the last interest payment on the Loan up the date of the corresponding early payment date.

(b) If, after the date on which this Agreement is signed, any law, regulation or circular to the BANK is changed, and as a consequence of any of the above events, the cost for the BANK of issuing or continuing the Loan increases, or the amounts received or to be received by the BANK are reduced, the BORROWER and/or the Joint and Several Obligors and Guarantors will pay the BANK, at its request, on the last day of the Interest Period in effect at that time, the additional, reasonable, and proven amounts that are required to compensate the BANK for that cost increase and reduction in income. In the BANK’s request referred to above, the BANK will specify the causes of the cost increase or reduction in income, as well as the respective calculations, and unless there is an error in the said calculations, the BANK’s determination will be final and binding on the BORROWER and for the Joint and Several Obligors and Guarantors.

Twenty-Second. Inspections. After written notification presented by the BANK to the BORROWER at least 3 (three) Business Days in advance, the BORROWER and/or the Joint and Several Obligors and Guarantors agree and accept from henceforth that the BANK, through the person(s) it appoints, may carry out visual inspections at the BORROWER’s facilities and/or those of the Joint and Several Obligors and Guarantors, for the purpose of checking the place where it has the main body of its business and where its common and ordinary activities are carried out, for which the former agree to give access to the BANK.

Twenty-Third. Discount, Assignment, Syndication.

(a) The BANK is authorized to sell, share, syndicate, or in any other way negotiate, even before the expiration of this Agreement or the Notes, the rights inherent in this Agreement only to financial institutions and to any Subsidiary and/or Affiliate of the Grupo Financiero Inbursa, S.A. de C.V., Grupo Carso, S.A. de C.V., Carso Global Telecom, S.A. de C.V., América Telecom, S.A. de C.V. and U.S. Comercial, S.A. de C.V., as long as it gives advance notice in writing to the BORROWER of its intention to perform the foregoing actions. The BORROWER and the Joint and Several Obligors and Guarantors agree, upon request by the BANK and/or the corresponding assignee, to replace any of the Notes issued under this Agreement if the BANK and/or the said assignee so require because of assignments, shares, or syndications made under the terms of this clause. These assignments or shares or syndications do not constitute and shall not constitute any kind of renewal of the Loan or this Agreement. Starting from any of the said assignments or discounts, the new creditor(s) will be considered as the BANK for the purposes of this Agreement and the documentation relating to it. The foregoing is with the understanding that (i) no assignee according to the foregoing may in turn assign this Agreement and the Notes to any other Person other than those mentioned in this paragraph; (ii) the assignee agrees that this Agreement may not be terminated early due to the stipulation in point s) of Clause Twenty; and (iii) the obligations of the BORROWER and/or the Joint and Several Obligors and Guarantors under this Agreement shall not exceed the amounts that would have been withheld if the BORROWER continued to be the BANK.

(b) If the BANK makes, or intends to make, an assignment, share, or discount in whole or in part of the Loan and/or its Notes, the BANK may ask, and the BORROWER will be obliged, at its own expense, to exchange the Notes signed and delivered for one or more new Notes for lower amounts of principal but which, together, will be for an amount of principal equal to that of the exchanged Notes; with the understanding that the legal costs and expenses associated with this assignment, stake, or discount will be the responsibility of that assignee, shareholder, or discountee. Likewise, the BORROWER and the Joint and Several Obligors and Guarantors hereby expressly authorize the BANK to assign the Notes under the terms of Clause Five of this Agreement.

(c) The BORROWER and the Joint and Several Obligors and Guarantors may not assign any of their rights and/or obligations resulting from this Agreement and the Notes to any third party without advance permission from the BANK in writing.

Twenty-Fourth. Right of Execution. This Agreement, together with the statement of account certified by the BANK’s accountant, is the writ of execution according to Article 68 (sixty-eight) of the Law on Lending Institutions, with no need for acknowledgement of signature or any other requirements, the outstanding balance and legal and contractual charges being determined by the BANK’s accountant, under the terms of the said legal precept.

Twenty-Fifth. Restrictions and Rescission. The BANK expressly reserves the right to restrict the amount of the Loan, or the term for exercising it or both, at once, in whole or in part, and the right to rescind this Agreement at any time by a simple notice given to the BORROWER in writing, under the terms stipulated in Article 294 of the General Law on Credit Instruments and Operations (i) due to a Cause for Accelerated Termination that was not corrected under the terms of Clause Twenty of this Agreement, as may apply, or (ii) if any Government Authority or Judicial Authority orders or prevents the BANK from carrying out any Drawdown, or (iii) if drawing down the Loan becomes an illegal act, subject to the provisions of Clause Twenty-One of this Agreement, or (iv) if there is an increase in costs under the terms of Clause Twenty-One of this Agreement, and the BORROWER and Joint and Several Obligors and Guarantors do not agree to pay for these costs in addition.

Twenty-Sixth. [Intentionally left blank by agreement of the Parties.]

Twenty-Seventh. Costs and Expenses. The BORROWER and/or the Joint and Several Obligors and Guarantors agree to pay the BANK, within 10 (ten) calendar days following the date on which the BORROWER receives the corresponding request in writing, any costs and/or reasonable costs including, but not limited to, legal fees, properly documented and incurred by the BANK for the preparation and signing of this Agreement, the Notes, and the Trust Agreement, or any other agreement or document that is signed under the terms of this instrument. In addition, the BORROWER and/or the Joint and Several Obligors and Guarantors agree to pay the BANK, within 10 (ten) calendar days following the date on which the BORROWER receives the corresponding request in writing, any costs and/or reasonable costs, including, but not limited to, legal fees, properly documented and incurred by the BANK for any change to this Agreement, to any Note, or to the Trust Agreement, or any other agreement, contract, or document that is signed under the terms of this Agreement, as well as any costs and/or expenses, if any, in relation to the administration of the Loan, fulfillment or performance of this Agreement, the Notes, and the Trust Agreement.

Twenty-Eighth. Total Agreement. This Agreement, the Notes, and the Trust Agreement constitute the total agreement between the Parties and make any previous agreements and understandings null and void, whether oral or written, between the Parties in regard to the subject of this Agreement.

Twenty-Ninth. Changes and Waivers.

(a) Any change to this Agreement, the Notes, the Trust Agreement, or any other document relating to this Agreement shall be considered valid only if it was done in writing and signed by the Parties.

(b) The Parties to this document agree to change this Agreement if, for the issue of the Security Certificates, the National Banking and Securities Commission, the Mexican Stock Exchange, or the rating agency that rates the Security Certificates requires the BORROWER and/or the Joint and Several Obligors and Guarantors to obtain permission from the Department for the transfer to the Trustee of the Trust Assets, regardless of whether the decision is taken to issue the Security Certificates, to reflect the BORROWER’s obligation and/or that of the Joint and Several Obligors and Guarantors to obtain such permission; with the understanding that once the Security Certificates have been issued, the BORROWER and/or the Joint and Several Obligors and Guarantors must make sure that the obligations under this Agreement at all times constitute direct and not subordinate obligations of the BORROWER and/or the Joint and Several Obligors and Guarantors, except as expressly allowed in this Agreement, and that they have at least a pari passu priority for payment in relation to the stipulations of the Security Certificates.

(c) The Parties to this document agree to change this Agreement, if, as a result of the issue of the Security Certificates, the BORROWER and/or the Joint and Several Obligors and Guarantors issue guarantees or assume obligations in addition to those issued or assumed under the terms of this Agreement, so that they may be included in this Agreement; with the understanding that once the Security Certificates are issued, the BORROWER and/or the Joint and Several Obligors and Guarantors must make sure that the obligations under the terms of this Agreement at all times constitute direct and not subordinate obligations of the BORROWER and/or the Joint and Several Obligors and Guarantors, except as expressly allowed in this Agreement, and that they have at least a pari passu priority for payment in relation to the stipulations of the Security Certificates.

(d) Any waivers of rights or obligations under the terms of this document will be valid only if they are in writing and signed by the Parties. If the BANK does not exercise or delays in exercising any right under the terms of this Agreement, any Note, or the Trust Agreement, it should not be considered, due to this fact alone, that it has waived the exercise of any of its other rights.

Thirtieth. Copies. This Agreement will be signed in 7 (seven) copies, which together constitute one and the same instrument.

Thirty-First. Headings. The Parties agree that the headings of each of the clauses in this Agreement are for reference purposes only and will not affect the meaning or interpretation of this Agreement.

Thirty-Second. Appendices. The Parties agree that the Appendices are an integral part of this Agreement, just as if they had been included in it, and that this Agreement should be interpreted taking into account the contents of those Appendices.

Thirty-Third. Notifications. All notifications and other communications resulting from this Agreement must be done in writing, be in the Spanish language, be addressed to the domiciles indicated below, or to any other address or fax number that may be indicated from time to time by the Parties by written notification to the other Parties, and be delivered in person or sent by a specialist messenger service, or by fax, in all cases with a receipt. These notifications and communications shall be considered validly delivered on the date of receipt when delivered in person or if sent by fax, and on the date following receipt if they are sent by a specialist messenger service. For the purposes of these notifications, the Parties indicate the following as their domiciles:

If being sent to the BORROWER and/or the Joint and Several Obligors and Guarantors:

TV Azteca, S.A. de C.V./

Televisión Azteca, S.A. de C.V./

Red Azteca Internacional, S.A. de C.V./

TV Azteca Comercializadora, S.A. de C.V./

Grupo TV Azteca, S.A. de C.V.

Periférico Sur No. 4121

Fuentes del Pedregal

14141 México, F.D.

México

Fax: 3099-9226

Attention: Lic. Francisco X. Borrego Hinojosa Linage

with a copy to (which should not be considered a notification):

Jáuregui, Navarrete, Nader y Rojas, S.C.

Paseo de los Tamarindos No. 400-B, piso 9

Bosques de las Lomas

05120 México, F.D.

México

Fax: 5258-0348

Attention: Lic. Miguel Jáuregui Rojas

If it is being sent to the BANK:

Banco Inbursa, S.A., Institución de Banca Múltiple, Grupo Financiero Inbursa

Paseo de las Palmas No. 736

Lomas de Chapultepec

11000 México, F.D.

México

Fax: 5520-7852

Attention: Ing. Luis Roberto Frías Humphrey, and

Lic. José Pablo Antón Sáenz Padilla

with a copy to (which should not be considered a notification):

Forastieri Abodagos, S.C.

Prol. Paseo de la Reforma No. 600-201

Santa Fe Peña Blanca

01210 México, F.D.

México

Fax: 2167-4302

Attention: Lic. Raúl Zepeda Ruiz

Thirty-Fourth. Applicable Law and Jurisdiction. For all matters relating to the interpretation and fulfillment of the obligations resulting from this Agreement, the Parties place themselves under the laws of the United Mexican States, and the jurisdiction and competence of the courts of Mexico City, Federal District, waiving any right to any other jurisdiction to which they may be entitled based on their present or future domiciles, the location of their assets, or for any other reason.

[THE REST OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK. SIGNATURE PAGE FOLLOWS]

Having read this Agreement to Open a Simple Line of Credit Agreed to by the Parties

and being informed of its contents, they sign it on September 7, 2004.

THE BANK

Banco Inbursa, S.A., Institución de Banca Múltiple, Grupo Financiero Inbursa

By: /s/ Luis Roberto Frías Humphrey
By: Luis Roberto Frías Humphrey
Position: Legal Representative

THE BORROWER

TV Azteca, S.A. de C.V.

By: /s/ Francisco X. Borrego Hinojosa Linage
By: Francisco X. Borrego Hinojosa Linage
Position: Legal Representative

By: /s/ Carlos Hesles Flores
By: Carlos Hesles Flores
Position: Legal Representative

THE JOINT AND SEVERAL OBLIGORS AND GUARANTORS

Red Azteca Internacional, S.A. de C.V.

By: /s/ Francisco X. Borrego Hinojosa Linage	By: /s/ Carlos Hesles Flores
By: Francisco X. Borrego Hinojosa Linage	By: Carlos Hesles Flores
Position: Legal Representative	Position: Legal Representative

Grupo TV Azteca, S.A. de C.V.

By: /s/ Francisco X. Borrego Hinojosa Linage	By: /s/ Carlos Hesles Flores
By: Francisco X. Borrego Hinojosa Linage	By: Carlos Hesles Flores
Position: Legal Representative	Position: Legal Representative

TV Azteca Comercializadora, S.A. de C.V.

By: /s/ Francisco X. Borrego Hinojosa Linage	By: /s/ Carlos Hesles Flores
By: Francisco X. Borrego Hinojosa Linage	By: Carlos Hesles Flores
Position: Legal Representative	Position: Legal Representative

Televisión Azteca, S.A. de C.V.

By: /s/ Francisco X. Borrego Hinojosa Linage	By: /s/ Carlos Hesles Flores
By: Francisco X. Borrego Hinojosa Linage	By: Carlos Hesles Flores
Position: Legal Representative	Position: Legal Representative

APPENDIX

TO LINE OF CREDIT AGREEMENT

[BANCO INVEX, S.A. LETTERHEAD]

IRREVOCABLE MANAGEMENT AND FUNDING TRUST AGREEMENT

TRUST No.

IRREVOCABLE MANAGEMENT AND FUNDING TRUST AGREEMENT (THE “TRUST AGREEMENT”) ENTERED INTO BY THE PARTIES OF THE FIRST PART, IN THE CAPACITY OF SETTLORS, (I) TV AZTECA, S.A. DE C.V. (THE “BORROWER”), TELEVISIÓN AZTECA, S.A. DE C.V. (HEREINAFTER THE “CONCESSIONAIRE”), RED AZTECA INTERNACIONAL, S.A. DE C.V. (“RAI”), TV AZTECA COMERCIALIZADORA, S.A. DE C.V. (“COMERCIALIZADORA”), AND GRUPO TV AZTECA, S.A. DE C.V. (“GROUP,” AND TOGETHER WITH THE Borrower, THE CONCESSIONAIRE, RAI, AND COMERCIALIZADORA, THE “SETTLORS” AND EACH ONE INDIVIDUALLY A “SETTLOR”), ALL OF THEM HEREIN REPRESENTED BY MESSRS. FRANCISCO X. BORREGO HINOJOSA LINAGE AND CARLOS HESLES FLORES; THE PARTY OF THE SECOND PART, (II) BANCO INBURSA, S.A., INSTITUCIÓN DE BANCA MÚLTIPLE, GRUPO FINANCIERO INBURSA (THE “TRUST BENEFICIARY IN THE FIRST INSTANCE”), HEREIN REPRESENTED BY MR. LUIS ROBERTO FRÍAS HUMPHREY; THE PARTY OF THE THIRD PART, (III) GRUPO TV AZTECA, S.A. DE C.V. (THE “DEPOSITARY” WHEN ACTING IN SUCH CAPACITY), HEREIN ALSO REPRESENTED BY MESSRS. FRANCISCO X. BORREGO HINOJOSA LINAGE AND CARLOS HESLES FLORES; AND FINALLY, (IV) BANCO INVEX, S.A., INSTITUCIÓN DE BANCA MÚLTIPLE, INVEX GRUPO FINANCIERO, TRUST DIVISION (THE “TRUSTEE”) HEREIN REPRESENTED BY ITS TRUST OFFICERS, MESSRS.                                          AND                                         , PURSUANT TO THE FOLLOWING RECITAL, REPRESENTATIONS, AND CLAUSES:

WHEREAS

I.	On May 10, 1993, the Federal Government, through the Department of Communications and Transportation (the “Department”), granted the Concessionaire a concession (the “13 National Concession”) effective for 15 (fifteen) years, to operate 90 commercial television channels in different parts of the country, which comprise the Mexico City Channel 13 National Network (the “Mexico City Channel 13 National Network”). A copy of the 13 National Concession certificate is attached to the present Trust Agreement as Appendix “I.”

II.	The Federal Government, through the Department, granted different companies that were merged into the Concessionaire, (i) on April 30, 1991, 7 (seven concessions); (ii) on September 30, 1995, one concession; (iii) on April 14, 1998, once concession with key R10-94-IV-27-TV, all effective for 15 (fifteen) years calculated from the date on which they were granted, except the concession with key R10-94-IV-27-TV, which is effective for 15 (fifteen) years calculated from April 27, 1995 (jointly, the “7 Concessions”) all of them for the commercial operation, together, of 88 (eighty-eight) television channels in different markets in the country, which comprise the Mexico City Channel 7 National Network (the “Mexico City Channel 7 National Network”). Copies of the 7 Concession certificates are attached to the present Trust Agreement as Appendix “II.”

III.	On January 26, 2000, the Federal Government, granted the Concessionaire, in renewal, a concession with key 64-XI-14-TV, effective for 10 (ten) years calculated from July 3, 1999, for the commercial operation of Channel 2 in Chihuahua, Chihuahua (the “Chihuahua 2 Concession,” and jointly with the National 13 Concession and the 7 Concession, the “Concessions”). A copy of the certificate of renewal of the Chihuahua 2 Concession is attached to the present Trust Agreement as Appendix “III.”

IV.	Under the terms of the Concessions and the Federal Radio and Television Act and the Regulations thereof, the Concessionaire has a right to commercially operate the channels covered by the Concessions, through the transmission of commercial advertisements and/or commercials (the “Commercials”), and to collect fees for such Commercials.

APPENDIX

TO LINE OF CREDIT AGREEMENT

V.	On July 4, 2001, through official correspondence number 119.203/0591/2001-4255, the Department authorized (the “7 Authorization”) the formalization by the Concessionaire and RAI (then called Controladora de Medios de Comunicación, S.A. de C.V.), of a Service Agreement dated April 17, 2001, in order for RAI, under the terms and conditions indicated therein and in exchange for paying the Concessionaire the sum of $11,500,000.00 National Currency (eleven million five hundred thousand pesos and 00/100 National Currency) monthly, which amount is revisable annually, to provide the Concessionaire with various services to allow the Concessionaire to optimally operate and exploit the channels covered by the 7 Concessions, including billing and collection services, services to obtain financing, administrative and marketing services, among others, allowing RAI (i) to enter into contracts with any third party that derive from the sale of the services which the Concessionaire provides pursuant to the Concession; and (ii) billing and collections derived from such agreements (the “7 Service Agreement”). A copy of the 7 Authorization is attached to the present Trust Agreement as Appendix “V-A,” and a copy of the 7 Service Agreement is attached as Appendix “V-B.”

VI.	On November 6, 2001, through official correspondence number 119.203/1206/2001-000783, the Department authorized (the “13 Authorization” and, jointly with the 7 Authorization, the “Authorizations”) the Concessionaire and the Borrower to enter into a Service Agreement dated July 1, 2001, in order for the Borrower, under the terms and conditions indicated therein and in exchange for paying the Concessionaire 8% (eight percent) of its annual gross advertising income, which percentage is revisable annually, to provide the Concessionaire with various services to allow the Concessionaire to optimally operate and exploit the channels covered by the 13 National Concession, including billing and collection services, services to obtain financing, administrative and marketing services, among others, allowing the Borrower (i) to enter into contracts with any third party that derive from the sale of the services which the Concessionaire provides pursuant to the Concession; and (ii) billing and collections derived from such agreements (the “13 Service Agreement” and, jointly with the 7 Service Agreement, the “Service Agreement”). A copy of the 13 Authorization is attached to the present Trust Agreement as Appendix “VI-A,” and a copy of the 13 Service Agreement is attached as Appendix “VI-B.”

VII.	On October 6, 2003, the Borrower and Comercializadora entered into a Commission Agreement (the “13 Commission Agreement”) pursuant to which (i) Comercializadora undertook to enter into Television Service Agreements (as such term is defined below) with Advertisers (as that term is defined below), on behalf of the Borrower, , for the sale of airtime for Commercials on the channels comprising the Mexico City Channel 13 National Network; and (ii) the Borrower undertook to pay Comercializadora a commission in consideration of the aforesaid. A copy of the 13 Commission Agreement is attached to the present Trust Agreement as Appendix “VII.”

VIII.	On October 6, 2003, RAI and Comercializadora entered into a Commission Agreement (the “7 Commission Agreement” and, jointly with the 13 Commission Agreement, the “Commission Agreements”), pursuant to which (i) Comercializadora undertook to enter into Television Service Agreements with Advertisers, on behalf of RAI, for the sale of airtime for Commercials on the channels comprising the Mexico City Channel 7 National Network; and (ii) RAI undertook to pay Comercializadora a commission in consideration of the aforesaid. A copy of the 7 Commission Agreement is attached to the present Trust Agreement as Appendix “VIII.”

IX.	In certain cases, the Group acts as depositary for the payments made by Advertisers pursuant to the Television Service Agreements (as such term is defined below).

X.

On the date hereof, Concessionaire, the Borrower, RAI, and Comercializadora for the Borrower and RAI under the terms of the Commission Agreements, have entered into different Television Service Agreements with Advertisers. Appendix “X” of the present Trust Agreement contains a Television Service Agreement form. Likewise, Settlors hereby deliver to Trustee a list of Television Service Agreements in effect on this date, indicating the names or corporate names of the Advertisers, the

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dates on which the agreements were entered into, an indication as to whether the Group acts as depositary for the amounts delivered by the Advertisers pursuant thereto, and the termination dates thereof, which list shall be updated from time to time under such terms as to that end are established in the present Trust Agreement.

XI.	On July 2, 2004, the Department published, in the Official Federal Register, the Resolution by which the land-based digital television technological standards are adopted, and the policy for transition to land-based digital television in Mexico is established (the “Digital Television Resolution”), pursuant to which the ATSC A/53 standard is adopted for the land-based digital transmission of television that television station concessionaires and licensees will use to commence the transition to land-based digital television. A copy of the Digital Television Resolution is attached to the present Trust Agreement as Appendix “XI.”

XII.	Under the terms of the Digital Television Agreement, dated July 5, 2004, the Concessionaire presented to the Department several requests to renew the Concessions for a period that should end on December 31, 2021. Once the Department grants the Concessionaire the renewals of the Concessions (the “Concession Renewals”), the Concessionaire shall have a right to have additional channel for each renewed analog channel (the “Mirror Channels”) to make simultaneous digital transmissions of the corresponding analog channel for such time as the Department determines, until in the judgment of the Department it is unnecessary to continue with the analog transmissions, and at that time the Concessionaire shall return the analog channels in such periods as the Department establishes. A copy of the Concession Renewal applications is attached to the present Trust Agreement as Appendix “XII.”

XIII.	On September 7, 2004, the Borrower, in such capacity, the Concessionaire, RAI, Comercializadora, and the Group, in the capacity of joint and several obligors and guarantors, entered into a Commitment Agreement to Open a Simple Line of Credit (the “Loan Agreement”) in virtue of which the Trust Beneficiary in the First Instance agreed to make available to the Borrower, under the terms and subject to the conditions established in the Loan Agreement, a simple line of credit in up to the amount of US$ 300,000,000.00 (thirty million dollars and 00/100, legal currency of the United States of America) or up to the equivalent amount in national currency (the “Loan”). A copy of the Loan Agreement, duly signed by the Settlors and the Trust Beneficiary in the First Instance, is attached to the present Trust Agreement as Appendix “XIII.”

XIV.	Pursuant to the Loan Agreement, as a condition precedent for the first Loan draw down, the parties to the Loan Agreement must enter into the present Trust Agreement in order to establish a mechanism by which the Trustee, among other obligations for which it is responsible, administers the collection rights derived from the Television Service Agreements (the “Collection Rights”) in order to make, charged to those and other goods, such payments of interest and amortization of principal as the Borrower and the other Settlors, in their capacities as joint and several obligors, must make pursuant to the Loan Agreement.

DECLARATIONS

I.	The Borrower, through its legal representatives, declares that:

a)	It is a variable-capital business association duly established and existing pursuant to the laws of Mexico. A copy of the articles of incorporation and of the current corporate bylaws of the Borrower are attached to the present Trust Agreement as Appendix “D-I(a).”

b)	Its legal representatives have sufficient authority to enter into the present Trust Agreement on its behalf and in its representation, and to bind it under the terms hereof, which authorities have not been revoked, amended, or limited in any manner as of the date hereof. Copies of the certified documents containing the powers of attorney granted by the Borrower to its legal representatives are attached to the present Trust Agreement as Appendix “D-I(b).”

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c)	The minutes of its stockholders meetings and meetings of its board of directors accurately reflect all resolutions adopted by such bodies, respectively, which were validly adopted and are duly recorded in the Borrower’s corporate books, as applicable.

d)	The shares representing it capital stock are recorded with the National Securities Registry of the National Banking and Securities Commission, the Securities and Exchange Commission of the United States of America, and are listed on the Mexican Stock Exchange, and such records are current, and it has no knowledge whatsoever of the institution of any proceeding whatsoever whose purpose is to cancel such registrations.

e)	The Borrower (i) is legally authorized to perform each and every one of the activities it performs; and (ii) is authorized to freely dispose of each and every one of the assets belonging to it that are necessary for the performance of its activities, wherefore it does not require any authorization whatsoever for the disposal thereof, except as stipulated in the Securities Exchange Act and in its corporate bylaws.

f)	Except for authorization from its Board of Directors, under the terms of paragraph d) of Section IV of Article 14 Part 3 of the Securities Exchange Act, related to entering into the present Agreement and the Trust Agreement granted on August 12, 2004, as can be seen from the document attached hereto as Appendix “D-I(f),” which is deemed herein reproduced as if inserted literally, it does not require any authorization, registration, or consent whatsoever, either governmental, corporate, contractual or of any other type, to enter into the present Trust Agreement and to undertake the allocations herein established, except for the prohibition against established guaranties as stipulated in the Series Debt Instrument (guaranteed senior notes) issued by the Borrower on February 14, 1997, due on February 15, 2007 (the “2007 Bond”).

g)	Except as stipulated in Appendix “D-I(g)” of this Trust Agreement, it is in full compliance with all its obligations in terms of laws, regulations and provisions of a federal, state, or municipal nature, national and foreign, which are applicable to it, and with any court or administrative interpretation thereof, nonperformance of which could affect its solvency.

h)	At the date the present Trust Agreement is entered into, the Borrower is not subject to any investigation, audit, or inspection procedure whatsoever, nor is it subject to penalties for violations or fines or penalties regarding ground, air, surface or running water pollution, pollution of underground water, discharges of wastewater, final disposal of hazardous, toxic, or pollutant waste, occupational hygiene, transportation, storage, recycling or any other activities related to waste such as garbage, sludge, or other classes of waste which because of their content or for any other reason are subject to the control of the environmental authorities.

i)	The Loan Agreement is valid in virtue of the fact that no deliberate defect whatsoever existed in the formalization thereof, and each and every one of the obligations for which it is responsible pursuant thereto are valid and enforceable obligations against it under the terms of the Loan Agreements.

j)	The sale of airtime for Commercials on the Mexico City Channel 13 National Network, which it performs through Comercializadora under the terms of the 13 Commission Agreement, does not violate or conflict with the conditions contained in the 13 National Concession document or any other applicable provision.

k)	To enter into the 13 Commission Agreement and the Mirror 13 Commission Agreements, for the exercise of its rights, and for the performance of its obligations pursuant thereto, it did not need and does not need and shall not need to obtain any permit, authorization, or license whatsoever, or to give any notice or notification whatsoever, nor to perform any recording, enrollment, registration, or listing whatsoever with any authority or third party whatsoever.

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l)	The 13 Service Agreement and the 13 Commission Agreement are current and in full legal force and effect at the date of the present Trust Agreement, and there is no action, appeal, complaint, request for arbitration, legal proceeding, administrative proceeding, notification, distrainment, threat or act whatsoever outstanding, which (i) seeks to have the 13 Service Agreement and/or the 13 Commission Agreement, or the rights and obligations derived there from, declared null and void, nonexistent, rescinded, terminated in advance, encumbered, distrained, assigned, or allocated in any manner whatsoever; or (ii) might result in the nullity, declaration of nonexistence, rescission, early termination, encumbrance, distrainment, assignment or any effect on the 13 Service Agreement and/or the 13 Commission Agreements, or the rights and obligations derived there from.

m)	The Borrower has complied fully with each and every one of its obligations pursuant to the 13 Service Agreement and the 13 Commission Agreement, and it is unaware of any circumstance that might result in default by it on such legal acts.

n)	Its rights pursuant to the 13 Service Agreement and the 13 Commission Agreement are free of any charge, lien, option, right of preference or any other limitations of dominion of any type.

o)	It is its desire to enter into the present Trust Agreement in order to encumber and transfer to the Trustee, for them to form part of the Trust Assets (as such term is defined below), (i) the Collection rights; (ii) the Collections (as such term is defined below); (iii) ownership of the Collection Accounts (as such term is defined below); (iv) all other amounts of money that it receives during the life of the present Trust Agreement from Advertisers, as well as from any other Settlor, subsidiary, or affiliate in relation to the sale of airtime for Commercials on the Mexico City Channel 13 National Network; (v) the rights and authorities it has to terminate, accelerate the termination of, assign, amend, or revoke the 13 Service Agreement, the Services 13 Mirror Agreement, the 13 Commission Agreement, and the Commission 13 Mirror Agreement; (vi) the Television Income (as such term is defined below); and (vii) the Indemnification, if any. The foregoing, in order to establish the mechanism for paying the loan.

p)	The formalization of the present Trust Agreement and performance of its obligations pursuant hereto do not violate and shall not violate, nor result in a violation of, (i) its corporate bylaws; (ii) any applicable law, regulation, or decree; (iii) the 13 Service Agreement and the 13 Service Mirror Agreement; (iv) the 13 Commission Agreement and the 13 Service Mirror Agreement; (v) any contract or agreement of any nature to which the Borrower is a party, except for the prohibition against establishing guaranties, pursuant to the provisions of section 4.08 of the Indenture of the 2007 Bond, which the Borrower shall pay in advance with the proceeds from the Loan; or (vi) any permits, authorizations, licenses, or concessions granted to the Borrower by any government entity required for the performance of its corporate objective.

q)	Except as stipulated in Appendix “D-I(q)” of this Trust Agreement, it is current in performance of full payment and withholding of all Taxes, as well as its obligations to government authorities, and other legal and contractual obligations for which it is responsible, and at the date of this Agreement it has not received any notification whatsoever in that regard.

r)	It uses patents, trademarks, and commercial names which it owns and/or are the property of third parties, and that, except as stipulated in Appendix “D-I(r)” of this Trust Agreement, they are used under the scope of valid and current agreements on the use of such patents, trademarks, and commercial names, and it has not breached any of the obligations for which it is responsible derived from such agreements.

s)

Except for the actions described in Appendix “D-I(s)” of this Agreement, at the date the present Trust Agreement is entered into the Borrower has no material evidence, nor has it been notified of any court, administrative and/or arbitration action, complaint, procedure in preparation for a

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complaint, precautionary procedures, distrainment, or any procedure whatsoever tending to distrain its assets, notifications of judicial or extra judicial payment, or of any other type, derived from proceedings instituted or planned to be instituted against it, by or before any government authority or court of any jurisdictional and/or arbitration and/or administrative nature, by any creditor or third party with a legal interest, either in Mexico, or abroad.

t)	Except as stipulated in Appendix “D-I(t)” of the present Trust Agreement, no Lien or procedure of any type exists whose purpose is to encumber its assets.

u)	It does not have employees and therefore is not obligated to make contributions to the Retirement Savings Plans, the Workers’ Housing National Fund Institute, the Mexican Institute of Social Security, and profit-sharing, wages, benefits, and, in general, any other labor obligation.

v)	At the date the present Trust Agreement is entered into it is unaware of the existence of strikes or calls to strike, or labor conflicts, or labor conflicts, work stoppages or lockouts because of protests by workers or persons who provide their services against it.

w)	On the date the present Trust Agreement is entered into: (i) the information Borrower’s information contained in this Trust Agreement, as well as such information as the Borrower has separately delivered to the Trustee and the Trust Beneficiary in the First Instance, constitute all the corporate and financial information required by the Trustee and by the Trust Beneficiary in the First Instance to enter into the present Trust Agreement, and the Borrower gave the Trust Beneficiary in the First Instance and the Trustee access to all the Borrower’s information, including but not limited to information regarding the investigation instituted by the Securities and Exchange Commission and the National Banking Commission, and the civil action instituted by some of the Borrower’s stockholders against it, which are described in Appendix “D-I(w)(i)” of the present Trust Agreement; and (ii) no material information or situation exists of any type which has not been reported to the Trustee and the Trust Beneficiary in the First Instance, with the understanding that the financial and accounting information provided to the Trustee and the Trust Beneficiary in the First Instance truthfully, adequately, and reasonably represents its financial and accounting situation, including the monetary correction of its assets pursuant to generally-accepted accounting principles in Mexico. Wherefore, and except for the Liens, contingent liabilities and obligations listed with indication of their order of priority in Appendix “D-I(w)(ii)” of the present Trust Agreement, at the date this Instrument is entered into the Borrower has no further Liens, debts, contingencies, or contingent liabilities.

x)	It has all the insurance required to perform its operations pursuant to industry standards and that it is obligated to take out, which are current, and whose policies the Borrower holds, and the premiums payable pursuant to such insurance policies have been duly paid.

y)	At the date hereof, it is not in default on the Loan Agreement.

z)	It has disclosed to the Trustee and the Trust Beneficiary in the First Instance in writing all the facts that materially or negatively affect or may affect (insofar as it can reasonably foresee) its business, operations, or financial conditions or those of any of its subsidiaries, or its ability to perform the obligations under the present Trust Agreement.

aa)	Pursuant to Mexican law, with respect to the formalization, granting, and performance of this Trust Agreement, the Borrower and other Settlors shall be subject to private commercial law, and neither the Borrower nor the other Settlors, nor any of their subsidiaries, or properties, have immunity against the jurisdiction of any competent court in Mexico or legal proceeding under Mexican law (either through notification, preventive distrainment, execution, or in any other manner).

bb)	The Borrower, the Concessionaire, RAI, and Comercializadora undertake the sale of airtime for Commercials on the channels of the Mexico City Channel 13 National Network, and the Mexico City

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Channel 7 National Network, and they undertake such sale through Television Service Agreements entered into with Advertisers, which do not violate or contradict the conditions contained in the Concession certificates or any other applicable provision.

cc)	It hereby ratifies each and every one of the representations made by the Borrower in the Loan Agreement, which are deemed herein reproduced as if literally inserted.

dd)	The assets and rights contributed to the present Trust Agreement come from legal sources and are free of all Liens.

ee)	The present Trust Agreement constitutes a legally valid obligation for which the Borrower is responsible, enforceable and executable against it under the terms hereof.

II.	The Concessionaire declares, through its legal representatives, under penalty of perjury, that:

a)	It is a variable-capital business association duly established and existing pursuant to the laws of the United Mexican States. A copy of the certification of the Concessionaire’s current corporate bylaws is attached to the present Trust Agreement as Appendix “D-II(a).”

b)	Its legal representatives have sufficient authority to enter into the present Trust Agreement on its behalf and in its representation, and to bind it under the terms hereof, which authorities have not been revoked, amended, or limited in any manner as of the date hereof. Copies of the certified documents containing the powers of attorney granted by the Borrower to its legal representatives are attached to the present Trust Agreement as Appendix “D-II(b).”

c)	The minutes of its stockholders meetings and board of directors meetings accurately reflect all resolutions adopted by such bodies, respectively, which were validly adopted and are duly recorded in the Concessionaire’s corporate books, as applicable. The Concessionaire’s stockholder registry contains the current records of the stock issued by the Concessionaire and subscribed to and paid in by its stockholders, the total amount of the Concessionaire’s subscribed and paid-in capital, as well as a complete record of the stock transfers made.

d)	The Concessionaire (i) is legally authorized to perform each and every one of the activities it performs; and (ii) except for the legal prohibition cited in Section III of Article 31 of the Federal Radio and Television Act, it is authorized to freely dispose of each and every one of the assets belonging to it that are necessary for the performance of its activities. The foregoing is without prejudice to the provisions of paragraph e), below.

e)	It does not require government authorization, or any other, to enter into the present Trust Agreement and to undertake the encumbrances herein established, wherefore it does not have any legal, corporate, contractual limitation, nor any limitation from a government authority or any other sort, to enter into the present Trust Agreement, except for the prohibition against establishing guaranties, pursuant to the provisions of section 4.08 of the Indenture of the 2007 Bond, which the Borrower shall pay in advance with the proceeds from the Loan.

f)	Except as stipulated in Appendix “D-II(f)” of this Trust Agreement, it is in full compliance with all its obligations under the terms of the current laws, regulations and provisions of a federal, state, or municipal nature, national and foreign, which are applicable to it, and with any court or administrative interpretation thereof, nonperformance of which could affect its solvency.

g)

At the date the present Trust Agreement is entered into, (i) the Concessionaire is not subject to any investigation, audit, or inspection procedure whatsoever; (ii) the Concessionaire is not subject to penalties for violations or fines or penalties regarding ground, air, surface or running water pollution, pollution of underground water, discharges of wastewater, final disposal of hazardous,

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toxic, or pollutant waste, occupational hygiene, transportation, storage, recycling or any other activities related to waste such as garbage, sludge, or other classes of waste which because of their content or for any other reason are subject to the control of the environmental authorities; and (iii) no environmental fines or penalties have been imposed upon the Concessionaire.

h)	The Loan Agreement is valid by virtue of the fact that no deliberate defect whatsoever existed in the formalization thereof, and each and every one of the obligations for which it is responsible pursuant thereto are valid and enforceable obligations against it under the terms of the Loan Agreements.

i)	The Concessions and its rights pursuant thereto are free from any charge, lien, option, right of preference, or any other limitations of dominion of any type.

j)	The Concessions are current and are in full legal force and effect at the date of the present Trust Agreement, and there is no action, appeal, complaint, request for arbitration, legal proceeding, administrative proceeding, notification, distrainment, threat or act whatsoever outstanding against the Concessionaire, which (i) seeks to have the Concessions revoked or declared forfeited, or the rights and obligations derived there from, declared null and void, nonexistent, rescinded, terminated in advance, encumbered, distrained, assigned, or allocated in any manner whatsoever; or (ii) might result in the nullity, declaration of nonexistence, rescission, early termination, encumbrance, distrainment, assignment or any effect on the Concessions, or the rights and obligations derived there from.

k)	The Concessionaire (i) has fully and promptly complied with each and every one of the conditions established in the […] certificates, and it has exercised all the essential conservation rights derived from the Concessions and/or Authorizations and/or Authorizations; (ii) has exercised all the essential conservation rights for, provides all the services to which it is obligated pursuant to, and maintains the facilities covered by the Concessions pursuant to the applicable Official Mexican Standards; and (iii) except as stipulated in Appendix “D-II(k)” of this Trust Agreement, it has complied with all the essential requirements of the applicable regulations and has not fallen under any of the causes for revocation stipulated by Article 31 of the Federal Radio and Television Act, nor has any penalty been applied against it, nor has any penalty proceeding been instituted against it, or any other cause for revocation, forfeiture, expropriation, seizure, redemption, or distrainment pursuant to the Concessions, nor shall it waive the Concessions, such that it is prevented from the free enjoyment of its rights pursuant to the Concessions.

l)	The Concessions and Authorizations were duly obtained from the Department, have not been revoked by the Department, wherefore they are in current at the date hereof, and they have not been amended or limited in any manner at this date.

m)	The Service Agreements are valid by virtue of the fact that the formalization thereof was authorized by the Department pursuant to the Authorizations and by virtue of the fact that no deliberate defect whatsoever existed in the formalization thereof, and each and every one of the obligations for which it is responsible pursuant thereto are valid and enforceable obligations against it under the terms of the Service Agreements themselves.

n)

The Service Agreements are current and in full legal force and effect at the date of the present Trust Agreement, and there is no action, appeal, complaint, request for arbitration, legal proceeding, administrative proceeding, notification, Lien, threat or act whatsoever outstanding against Concessionaire, which (i) seeks to have the 13 Service Agreement and/or the 7 Service Agreement and/or the 2 Service Agreement, or the rights and obligations derived there from, declared null and void, declared nonexistent, rescinded, terminated in advance, encumbered, distrained, assigned, or allocated in any manner whatsoever; or (ii) might result in the nullity, declaration of nonexistence, rescission, early termination, a Lien, distrainment, assignment or any

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effect on the 13 Service Agreement and/or the 7 Service Agreement and/or the 2 Service Agreement, or the rights and obligations derived there from.

o)	The Concessionaire has complied fully with each and every one of its obligations pursuant to the Service Agreements, and it is unaware of any circumstance that might result in default by it on such legal acts.

p)	Its rights pursuant to the Service Agreements are free of any charge, lien, option, right of preference or any other limitations of dominion of any type.

q)	It desires to enter into the present Trust Agreement in order to encumber and transfer to the Trustee, for them to form part of the Trust Assets (as such term is defined below), (i) all those amounts of money it receives during the life of the present Trust Agreement from Advertisers, as well as any other Settlor, subsidiary, or affiliate in relation to the sale of airtime for Commercials on the Mexico City Channel 13 National Network, the Mexico City Channel 7 National Network, and Chihuahua, Chihuahua Channel 2; (ii) the Collection rights; (iii) the Collections; (iv) ownership of the Collection Accounts; (v) the Indemnification (as such term is defined below); (vi) the rights and authorities it has to rescind, terminate in advance, assign, amend, or revoke the Service Agreements and the Mirror Service Agreements; and (vii) the Television Income. The foregoing, in order to establish a mechanism for paying the Loan.

r)	The formalization of the present Trust Agreement and performance of its obligations pursuant hereto do not violate and shall not violate, nor result in a violation of, (i) its corporate bylaws; (ii) any applicable law or regulation; (iii) the Concessions; (iv) the Service Agreements or the Mirror Service Agreements; (v) any contract or agreement of any nature to which the Concessionaire is a party, except for the prohibition against establishing guaranties, pursuant to the provisions of section 4.08 of the Indenture of the 2007 Bond, which the Borrower shall pay in advance with the proceeds from the Loan; or (vi) any permits, authorizations, licenses, or concessions other than the Concessions granted to the Concessionaire by any government entity required for the performance of its corporate objective.

s)	Under the terms of the Digital Television Agreement, on July 5, 2004, the Concessionaire submitted to the Department different applications to renew the Concessions for a period that shall end on December 31, 2021. Once the Department grants the approvals to the Concessionaire for the Concession renewals, the Concessionaire shall have a right to have one additional channel for each renewed analog channel to make simultaneous digital transmissions of the corresponding analog channel for such time as the Department determines, until in the judgment of the Department it is unnecessary to continue with the analog transmissions, and at that time the Concessionaire shall return the analog channels in such periods as the Department establishes.

t)	Except as stipulated in Appendix “D-II(t)” of this Trust Agreement, it is current in performance of the full payment and withholding of all Taxes, as well as its obligations to government authorities, and other legal and contractual obligations for which it is responsible, and at the date of this Trust Agreement it has not received any notification whatsoever in that regard.

u)	It uses patents, trademarks, and commercial names which it owns and/or are the property of third parties, and that, except as stipulated in Appendix “D-II(u)” of this Trust Agreement, they are used under the scope of valid and current agreements on the use of such patents, trademarks, and commercial names, and it has not breached any of the obligations for which it is responsible derived from such agreements.

v)

Except for the actions described in Appendix “D-II(v)” of this Trust Agreement, at the date the present Trust Agreement is entered into the Concessionaire has no material evidence, nor has it been notified of any court, administrative and/or arbitration action, complaint, procedure in preparation for a complaint, precautionary procedures, distrainment, or any procedure whatsoever

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tending to distrain its assets, notifications of judicial or extra judicial payment, or of any other type, derived from proceedings instituted or planned to be instituted against it, by or before any government authority or court of any jurisdictional and/or arbitration and/or administrative nature, by any creditor or third party with a legal interest, either in the United Mexican States, or abroad.

w)	Except as stipulated in Appendix “D-II(w)” of the present Trust Agreement, no Lien or procedure of any type exists whose purpose is to encumber its assets.

x)	Except as stipulated in Appendix “D-II(x)” of this Trust Agreement, with respect to labor matters the Concessionaire: (i) is in compliance, and is current in its payments and contributions to the Retirement Savings Systems, the Workers’ Housing National Fund Institute, the Mexican Institute of Social Security; (ii) it has not established a reserve for contingent labor liabilities; and (iii) it has complied with its obligations related to and employee profit-sharing, wages, benefits, collective or individual employment agreements, and, in general, any other labor obligation for which it is responsible.

y)	Except for the call to strike for a contract review by the National Actors Union (ANDA), and the provisions of Appendix “D-II(y)” of this Trust Agreement, at the date the present Trust Agreement is entered into (i) it is unaware of the existence of strikes or calls to strike, or labor conflicts, work stoppages or lockouts because of protests by workers or persons who provide their services against it; and (ii) there are no causes for any of the foregoing to occur; and (iii) it has not been notified of any violation whatsoever of labor law.

z)	At the date the present Trust Agreement is entered into, there is no material information nor situation of any type that has not been reported to the Trustee and Trust Beneficiary in the First Instance, with the understanding that the financial and accounting information provided to the Trustee and Trust Beneficiary in the First Instance truly, sufficiently, and reasonably reflects its financial and accounting position, including the monetary correction of its assets pursuant to generally-accepted accounting principles in Mexico. In virtue thereof, except for the Liens, contingent liabilities and obligations listed with an indication of their order of priority in Appendix “D-II(z)” of this Trust Agreement, at the date the present instrument is entered into the Concessionaire does not have any other Liens, debts, contingencies, or other contingent liabilities.

aa)	It has all the insurance required to perform its operations pursuant to industry standards and that it is obligated to take out, which are current, and whose policies the Concessionaire holds, and the premiums payable pursuant to such insurance policies have been duly paid.

bb)	At the date hereof, it is not in default on the Loan Agreement.

cc)	The Concessionaire does not operate, directly or indirectly, Channel 2 in Chihuahua, Chihuahua, and only retransmits the signal for Mexico City Channel 13, delayed by 1 (one) hour, through that channel, and it has not (i) obtained any government authorization, similar to the Authorizations or otherwise, in order for any third party to provide services to the Concessionaire to allow the Concessionaire to optimally operate and exploit Channel 2 in Chihuahua, Chihuahua; (ii) entered into any service agreement whatsoever, similar to the Service Agreement or otherwise, by which any third party provides services to the Concessionaire to allow the Concessionaire to optimally operate and exploit Channel 2 in Chihuahua, Chihuahua, including billing and collections services, services to obtain financing, administrative and marketing services, among others, allowing any third party (a) to enter into with any third party contracts that derive from the sale of the services which the Concessionaire provides pursuant to the Chihuahua 2 Concession; and/or (b) billing and collections derived from such agreements, and/or (iii) entered into any commercial agency agreement whatsoever, similar or not to the Commission Agreements, through which any third party undertakes to enter into any contract, agreement and/or pact with any other person, for the sale of airtime for Commercials on Channel 2 in Chihuahua, Chihuahua.

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dd)	It has disclosed to the Trustee and the Trust Beneficiary in the First Instance in writing all the facts that materially or negatively affect or may affect (insofar as it can reasonably foresee) its business, operations, or financial conditions or those of any of its subsidiaries, or its ability to perform the obligations under the present Trust Agreement.

ee)	Pursuant to Mexican law, with respect to the formalization, granting, and performance of this Trust Agreement, the Concessionaire and other Settlors, shall be subject to private commercial law, and neither the Concessionaire nor the other Settlors, nor their subsidiaries, or properties, have immunity against the jurisdiction of any competent court in Mexico or legal proceeding under Mexican law (either through notification, preventive distrainment, execution, or in any other manner).

ff)	The Borrower, the Concessionaire, RAI, and Comercializadora undertake the sale of airtime for Commercials on the channels of the Mexico City Channel 13 National Network, and the Mexico City Channel 7 National Network, and they undertake such sale through Television Service Agreements entered into with Advertisers, which do not violate or contradict the conditions contained in the Concession certificates or any other applicable provision.

gg)	It hereby ratifies each and every one of the representations made by the Concessionaire in the Loan Agreement, which are deemed herein reproduced as if literally inserted.

hh)	The assets and rights contributed to the present Trust Agreement come from legal sources and are free of all liens, charges, liability, encumbrances, options, rights of preference or limitations of dominion.

ii)	The present Trust Agreement constitutes a legally valid obligation for which the Concessionaire is responsible, enforceable and executable against it under the terms hereof.

III.	RAI declares, through its legal representatives, under penalty of perjury, that:

a)	It is a variable-capital business association duly established and existing pursuant to the laws of the United Mexican States. A copy of the certification of RAI’s current corporate bylaws is attached to the present Trust Agreement as Appendix “D-III(a).”

b)	[Intentionally left blank by agreement of the Parties to the present Trust Agreement.]

c)	Its legal representatives have sufficient authority to enter into the present Trust Agreement on its behalf and in its representation, and to bind it under the terms hereof, which authorities have not been revoked, amended, or limited in any manner as of the date hereof. Copies of the certified documents containing the powers of attorney granted by RAI to its legal representatives are attached to the present Trust Agreement as Appendix “D-III(c).”

d)	The minutes of its stockholders meetings and board of directors meetings accurately reflect all resolutions adopted in such meetings, which were validly adopted by such bodies, respectively, and are duly recorded in RAI’s corporate books, as applicable. RAI’s stockholder registry contains the current records of the stock issued by RAI and subscribed to and paid in by its stockholders, the total amount of RAI’s subscribed and paid-in capital, as well as a complete record of the stock transfers made.

e)	RAI (i) is legally authorized to perform each and every one of the activities it performs; and (ii) it is authorized to freely dispose of each and every one of the assets belonging to it that are necessary for the performance of its activities.

f)	It does not require government authorization, nor any other, to enter into the present Trust Agreement and to undertaken the encumbrances herein established, wherefore it does not have

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any legal, corporate, contractual limitation, or any limitation from a government authority or any other sort, to enter into the present Trust Agreement, except for the prohibition against establishing guaranties, pursuant to the provisions of section 4.08 of the Indenture of the 2007 Bond, which the Borrower shall pay in advance with the proceeds from the Loan.

g)	Except as stipulated in Appendix “D-III(f)” of this Trust Agreement, it is in full compliance with all its obligations under the terms of the current laws, regulations and provisions of a federal, state, or municipal nature, national and foreign, which are applicable to it, and with any court or administrative interpretation thereof, nonperformance of which could affect its solvency.

h)	At the date the present Trust Agreement is entered into, RAI is not subject to any investigation, audit, or inspection procedure whatsoever, nor is it subject to penalties for violations or fines or penalties regarding ground, air, surface or running water pollution, pollution of underground water, discharges of wastewater, final disposal of hazardous, toxic, or pollutant waste, occupational hygiene, transportation, storage, recycling or any other activities related to waste such as garbage, sludge, or other classes of waste which because of their content or for any other reason are subject to the control of the environmental authorities.

i)	The Loan Agreement is valid in virtue of the fact that no defect of will whatsoever existed in the formalization thereof, and each and every one of the obligations for which it is responsible pursuant thereto are valid and enforceable obligations against it under the terms of the Loan Agreements.

j)	The sale of airtime for Commercials on the Mexico City Channel 7 National Network which it performs through Comercializadora under the terms of the 7 Commission Agreement, does not violate or conflict with the conditions contained in the 7 National Concession document or any other applicable provision.

k)	To enter into the 7 Commission Agreement and the Mirror 7 Commission Agreement, for the exercise of its rights, and for the performance of its obligations pursuant thereto, it did not need and does not need and shall not need to obtain any permit, authorization, or license whatsoever, or to give any notice or notification whatsoever, nor to perform any recording, enrollment, registration, or listing whatsoever with any authority or third party whatsoever.

l)	The 7 Service Agreement and the 7 Commission Agreement are current and in full legal force and effect at the date of the present Trust Agreement, and there is no action, appeal, complaint, request for arbitration, legal proceeding, administrative proceeding, notification, distrainment, threat or act whatsoever outstanding, which (i) seeks to have the 7 Service Agreement and/or the 7 Commission Agreement, or the rights and obligations derived there from, declared null and void, nonexistent, rescinded, terminated in advance, encumbered, distrained, assigned, or allocated in any manner whatsoever; or (ii) might result in the nullity, declaration of nonexistence, rescission, early termination, encumbrance, distrainment, assignment or any effect on the 7 Service Agreement and/or the 7 Commission Agreements, or the rights and obligations derived there from.

m)	RAI has complied fully with each and every one of its obligations pursuant to the 7 Service Agreement and the 7 Commission Agreement, and it is unaware of any circumstance that might result in default by it on such legal acts.

n)	Its rights pursuant to the 7 Service Agreement and the 7 Commission Agreement are free of any Lien.

o)

It desires to enter into the present Trust Agreement in order to encumber and transfer to the Trustee, for them to form part of the Trust Assets, (i) the Collection rights; (ii) the Collections; (iii) ownership of the Collection Accounts; (iv) all other amounts of money that it receives during the life of the present Trust Agreement from Advertisers, as well as from any other Settlor, subsidiary, or affiliate in relation to the sale of airtime for Commercials on the Mexico City Channel 7 National

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Network; (v) the rights and authorities it has to terminate, accelerate the termination of, assign, amend, or revoke the 7 Service Agreement, the Services 7 Mirror Agreement, the 7 Commission Agreement, and the Commission 7 Mirror Agreement; (vi) the Television Income; and (vii) the Indemnification, if any. The foregoing is in order to establish the mechanism for paying the loan.

p)	The formalization of the present Trust Agreement and performance of its obligations pursuant hereto do not violate and shall not violate, nor result in a violation of, (i) its corporate bylaws; (ii) any applicable law, regulation, or decree; (iii) the 7 Service Agreement and the 7 Service Mirror Agreement; (iv) the 7 Commission Agreement and the 7 Commission Mirror Agreement, (v) any contract or agreement of any nature to which RAI is a party, except for the prohibition against establishing guaranties, pursuant to the provisions of section 4.08 of the Indenture of the 2007 Bond, which the Borrower shall pay in advance with the proceeds from the Loan; or (vi) any permits, authorizations, licenses, or concessions granted to RAI by any government entity required for the performance of its corporate objective.

q)	Except as stipulated in Appendix “D-III(q)” of this Trust Agreement, it is current in performance of full payment and withholding of all Taxes, as well as its obligations to government authorities, and other legal and contractual obligations for which it is responsible, and at the date of this Agreement it has not received any notification whatsoever in that regard.

r)	It uses patents, trademarks, and commercial names which it owns and/or are the property of third parties, and that, except as stipulated in Appendix “D-III(r)” of this Trust Agreement, they are used under the scope of valid and current agreements on the use of such patents, trademarks, and commercial names, and it has not breached any of the obligations for which it is responsible derived from such agreements.

s)	Except for the actions described in Appendix “D-III(s)” hereof, at the date the present Trust Agreement is entered into RAI has no material evidence, nor has it been notified of any court, administrative and/or arbitration action, complaint, procedure in preparation for a complaint, precautionary procedures, distrainment, or any procedure whatsoever tending to distrain its assets, notifications of judicial or extra judicial payment, or of any other type, derived from proceedings instituted or planned to be instituted against it, by or before any government authority or court of any jurisdictional and/or arbitration and/or administrative nature, by any creditor or third party with a legal interest, either in the United Mexican States, or abroad.

t)	Except as stipulated in Appendix “D-III(t)” of the present Trust Agreement, no Lien or procedure of any type exists whose purpose is to encumber its assets.

u)	It does not have employees and therefore is not obligated to make contributions to the Retirement Savings Plans, the Workers’ Housing National Fund Institute, the Mexican Institute of Social Security, and profit-sharing, wages, benefits, and, in general, any other labor obligation.

v)	At the date the present Agreement is entered into (i) it is unaware of the existence of strikes or calls to strike, or labor conflicts, work stoppages or lockouts because of protests by workers or persons who provide their services against it; and (ii) there are no causes for any of the foregoing to occur.

w)

At the date the present Trust Agreement is entered into, there is no material information or situation of any nature that has not been reported to the Trustee and the Trust Beneficiary in the First Instance, with the understanding that the financial and accounting information provided to the Trustee and the Trust Beneficiary in the First Instance, truly, sufficiently, and reasonably reflects its financial and accounting position, including the monetary correction of its assets pursuant to generally-accepted accounting principles in Mexico. In virtue thereof, except for the Liens, contingent liabilities and obligations listed with an indication of their order of priority in

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Appendix “D-III(w)” of this Trust Agreement, at the date the present instrument is entered into the Concessionaire does not have any other Liens, debts, contingencies, or other contingent liabilities.

x)	It has all the insurance required to perform its operations pursuant to industry standards and that it is obligated to take out, which are current, and whose policies RAI holds, and the premiums payable pursuant to such insurance policies have been duly paid.

y)	At the date hereof, it is not in default on the Loan Agreement.

z)	It has disclosed to the Trustee and the Trust Beneficiary in the First Instance in writing all the facts that materially or negatively affect or may affect (insofar as it can reasonably foresee) its business, operations, or financial conditions or those of any of its subsidiaries, or its ability to perform the obligations under the present Trust Agreement.

aa)	Pursuant to Mexican law, with respect to the formalization, granting, and performance of this Trust Agreement, RAI and the other Settlors, shall be subject to private commercial law, and neither RAI nor the other Settlors, nor any of their subsidiaries, or properties, have immunity against the jurisdiction of any competent court in Mexico or legal proceeding under Mexican law (either through notification, preventive distrainment, execution, or in any other manner).

bb)	The Borrower, the Concessionaire, RAI, and Comercializadora undertake the sale of airtime for Commercials on the channels of the Mexico City Channel 13 National Network, and the Mexico City Channel 7 National Network, and they undertake such sale through Television Service Agreements entered into with Advertisers, which do not violate or contradict the conditions contained in the Concession certificates or any other applicable provision.

cc)	It hereby ratifies each and every one of the representations made by RAI in the Loan Agreement, which are deemed herein reproduced as if literally inserted.

dd)	The assets and rights contributed to the present Trust Agreement come from legal sources and are free of all Liens.

ee)	The present Trust Agreement constitutes a legally valid obligation for which RAI is responsible, enforceable and executable against it under the terms hereof.

IV.	Comercializadora declares, through its legal representatives, under penalty of perjury, that:

a)	It is a variable-capital business association duly established and existing pursuant to the laws of the United Mexican States. A copy of the certification of Comercializadora’s current corporate bylaws is attached hereto as Appendix “D-IV(a).”

b)	Its legal representatives have sufficient authority to enter into the present Trust Agreement on its behalf and in its representation, and to bind it under the terms hereof, which authorities have not been revoked, amended, or limited in any manner as of the date hereof. Copies of the certified documents containing the powers of attorney granted by Comercializadora to its legal representatives are attached to the present Trust Agreement as Appendix “D-IV(b).”

c)	The minutes of its stockholders meetings and board of directors meetings reflect all resolutions adopted by such bodies, respectively, which were validly adopted and are duly recorded in Comercializadora’s corporate books, as applicable. Comercializadora’s stockholder registry contains the current records of the stock issued by Comercializadora and subscribed to and paid in by its stockholders, the total amount of Comercializadora’s subscribed and paid-in capital, as well as a complete record of the stock transfers made.

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d)	Comercializadora (i) is legally authorized to perform each and every one of the activities it performs; and (ii) is authorized to freely dispose of each and every one of the assets belonging to it that are necessary for the performance of its activities, wherefore it does not require any authorization whatsoever for the disposal thereof.

e)	It does not require government authorization, nor any other, to enter into the present Trust Agreement and to undertaken the encumbrances herein established, wherefore it does not have any legal, corporate, contractual limitation, or any limitation from a government authority or any other sort, to enter into the present Trust Agreement, except for the prohibition against establishing guaranties, pursuant to the provisions of section 4.08 of the Indenture of the 2007 Bond, which the Borrower shall pay in advance with the proceeds from the Loan.

f)	Except as stipulated in Appendix “D-IV(f)” of this Trust Agreement, it is in full compliance with all current laws, regulations and provisions of a federal, state, or municipal nature, national and foreign, which are applicable to it, and with any court or administrative interpretation thereof, including, without limitation, any court or administrative order, decree or judgment the nonperformance of which could affect its solvency.

g)	At the date the present Trust Agreement is entered into, Comercializadora is not subject to any investigation, audit, or inspection procedure whatsoever, nor is it subject to penalties for violations or fines or penalties regarding ground, air, surface or running water pollution, pollution of underground water, discharges of wastewater, final disposal of hazardous, toxic, or pollutant waste, occupational hygiene, transportation, storage, recycling or any other activities related to waste such as garbage, sludge, or other classes of waste which because of their content or for any other reason are subject to the control of the environmental authorities.

h)	The Loan Agreement is valid by virtue of the fact that no deliberate defect whatsoever existed in the formalization thereof, and each and every one of the obligations for which it is responsible pursuant thereto are valid and enforceable obligations against it under the terms of the Loan Agreements.

i)	The sale of airtime for Commercials on the Mexico City Channel 13 National Network, the Mexico City Channel 7 National Network, and Chihuahua, Chihuahua Channel 2 through the Television Service Agreements with Advertisers which it perform through the Borrower and RAI, respectively, under the terms of the Commission Agreements, does not violate or conflict with the conditions contained in the Concession certificates or any other applicable provision.

j)	To enter into the Commission Agreements, the Mirror Commission Agreements, and the Television Service Agreements, for the exercise of its rights, and for the performance of its obligations pursuant thereto, it did not need and does not need to obtain any government authorization whatsoever, or to give any notice or notification whatsoever, to, nor to perform any recording, enrollment, registration, or listing whatsoever with a government authority or any third party whatsoever.

k)	The Commission Agreements and the Television Service Agreements are current and in full force and effect on the date of the present Trust Agreement, and there is no action, appeal, complaint, request for arbitration, legal proceeding, administrative proceeding, notification, distrainment, threat or act whatsoever outstanding against Comercializadora, which (i) seeks to have the Commission Agreements, the Television Service Agreements, or the rights and obligations derived there from, declared null and void, nonexistent, rescinded, terminated in advance, encumbered, distrained, assigned, or allocated in any manner whatsoever; or (ii) might result in the nullity, declaration of nonexistence, rescission, early termination, a lien, distrainment, assignment or any effect on the Commission Agreements, the Television Service Agreements, or the rights and obligations derived there from.

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l)	Comercializadora has complied fully with each and every one of its obligations pursuant to the Commission Agreements and pursuant to the Television Service Agreements, and it is unaware of any circumstance that might result in default against it for such legal acts.

m)	Its rights pursuant to the Commission Agreements and the Television Service Agreement are free from any charges, liens, options, and rights of preference or any other limitation of dominion of any type.

n)	It desires to enter into the present Trust Agreement in order to encumber and transfer to the Trustee, for them to form part of the Trust Assets, (i) the Collection rights; (ii) the Collections; (iii) ownership of the Collection Accounts; (iv) all other amounts of money that it receives during the life of the present Trust Agreement from Advertisers, as well as from any other Settlor, subsidiary, or affiliate in relation to the sale of airtime for Commercials on the Mexico City Channel 13 National Network, the Mexico City Channel 7 National Network, and Chihuahua, Chihuahua Channel 2; (v) the rights and authorities it has to terminate, accelerate the termination of, assign, amend, or revoke the Commission Agreements and the Mirror Commission Agreements; (vi) the Television Income; and (vii) the Indemnification, if any. The foregoing, in order to establish the mechanism for paying the loan.

o)	The formalization of the present Trust Agreement and performance of its obligations pursuant hereto do not violate and shall not violate, nor result in a violation of, (i) its corporate bylaws; (ii) any applicable law, regulation, or decree; (iii) the Commission Agreements and the Mirror Commission Agreements; (iv) the Television Service Agreements; (v) any contract or agreement of any nature to which Comercializadora is a party, except for the prohibition against establishing guaranties, pursuant to the provisions of section 4.08 of the Indenture of the 2007 Bond, which the Borrower shall pay in advance with the proceeds from the Loan; or (vi) any permits, authorizations, licenses, or concessions granted to Comercializadora by any government entity required for the performance of its corporate objective.

p)	Except as stipulated in Appendix “D-IV(p)” of this Trust Agreement, it is current in performance of full payment and withholding of all Taxes, as well as its obligations to government authorities, and other legal and contractual obligations for which it is responsible, and at the date of this Agreement it has not received any notification whatsoever in that regard.

q)	It uses patents, trademarks, and commercial names which it owns and/or are the property of third parties, and that, except as stipulated in Appendix “D-IV(q)” of this Trust Agreement, they are used under the scope of valid and current agreements on the use of such patents, trademarks, and commercial names, and it has not breached any of the obligations for which it is responsible derived from such agreements.

r)	Except for the actions described in Appendix “D-IV(r)” of this Agreement, at the date the present Trust Agreement is entered into Comercializadora has no material evidence, nor has it been notified of any court, administrative and/or arbitration action, complaint, procedure in preparation for a complaint, precautionary procedures, distrainment, or any procedure whatsoever tending to distrain its assets, notifications of judicial or extra judicial payment, or of any other type, derived from proceedings instituted or planned to be instituted against it, by or before any government authority or court of any jurisdictional and/or arbitral and/or administrative nature, by any creditor or third party with a legal interest, either in the United Mexican States, or abroad.

s)	Except as stipulated in Appendix “D-IV(s)” of the present Trust Agreement, no Lien or procedure of any type exists whose purpose is to Encumber its assets.

t)	It does not have employees and therefore is not obligated to make contributions to the Retirement Savings Plans, the Workers’ Housing National Fund Institute, the Mexican Institute of Social Security, and profit-sharing, wages, benefits, and, in general, any other labor obligation.

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u)	At the date the present Agreement is entered into (i) it is unaware of the existence of strikes or calls to strike, or labor conflicts, work stoppages or lockouts because of protests by workers or persons who provide their services against it; and (ii) there are no causes for any of the foregoing to occur.

v)	At the date the present Trust Agreement is entered into, there is no material information or situation of any nature that has not been reported to the Trustee and Trust Beneficiary in the First Instance, with the understanding that the financial and accounting information provided to the Trustee and Trust Beneficiary in the First Instance truly, sufficiently, and reasonably reflects its financial and accounting position, including the monetary correction of its assets pursuant to generally-accepted accounting principles in Mexico, and in virtue thereof, except for the Liens, contingent liabilities and obligations listed with an indication of their order of priority in Appendix “D-IV(v)” of this Trust Agreement, at the date the present instrument is entered into the Concessionaire does not have any other Liens, debts, contingencies, or other contingent liabilities.

w)	It has all the insurance required to perform its operations pursuant to industry standards and that it is obligated to take out, which are current, and whose policies the Borrower holds, and the premiums payable pursuant to such insurance policies have been duly paid.

x)	At the date hereof, it is not in default on the Loan Agreement.

y)	It has disclosed to the Trustee and the Trust Beneficiary in the First Instance in writing all the facts that materially or negatively affect or may affect (insofar as it can reasonably foresee) its business, operations, or financial conditions or those of any of its subsidiaries, or its ability to perform the obligations under the present Trust Agreement.

z)	Pursuant to Mexican law, with respect to the formalization, granting, and performance of this Trust Agreement, Comercializadora and other Settlors, shall be subject to private commercial law, and neither the Group nor the other Settlors, nor any of their subsidiaries, or properties, have immunity against the jurisdiction of any competent court in Mexico or legal proceeding under Mexican law (either through notification, preventive distrainment, execution, or in any other manner).

aa)	The Borrower, the Concessionaire, RAI, and Comercializadora undertake the sale of airtime for Commercials on the channels of the Mexico City Channel 13 National Network, and the Mexico City Channel 7 National Network, and they undertake such sale through Television Service Agreements entered into with Advertisers, which do not violate or contradict the conditions contained in the Concession certificates or any other applicable provision.

bb)	It hereby ratifies each and every one of the representations made by Comercializadora in the Loan Agreement, which are deemed herein reproduced as if literally inserted.

cc)	The assets and rights contributed to the present Trust Agreement come from legal sources and are free of all Liens.

cc) [sic]	The present Trust Agreement constitutes a legally valid obligation for which Comercializadora is responsible, enforceable and executable against it under the terms hereof.

dd)	It has delivered to the Trustee a list of the Television Service Agreement in effect at this date, indicating the names or corporate names of the Advertisers, the date the agreements were entered into, an indication regarding whether the Group acts as depositary for the payments made by Advertisers pursuant thereto, and the end dates thereof, which list shall be updated from time to time by Comercializadora under the terms which to that end are established in the present Trust Agreement.

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V.	The Group declares, through its legal representatives, that:

a)	It is a variable-capital business association duly established and existing pursuant to the laws of the United Mexican States. A copy of the certification of Comercializadora’s current corporate bylaws is attached hereto as Appendix “D-V(a).”

b)	Its legal representatives have sufficient authority to enter into the present Trust Agreement on its behalf and in its representation, and to bind it under the terms hereof, which authorities have not been revoked, amended, or limited in any manner as of the date hereof. Copies of the certified documents containing the powers of attorney granted by the Group to its legal representatives are attached to the present Trust Agreement as Appendix “D-V(b).”

c)	The minutes of its stockholders meetings and board of directors meetings accurately reflect all resolutions adopted in such meetings, which were validly adopted by such bodies, respectively, and are duly recorded in the Group’s corporate books, as applicable. The Group’s stockholder registry contains the current records of the stock issued by the Group and subscribed to and paid in by its stockholders, the total amount of the Group’s subscribed and paid-in capital, as well as a complete record of the stock transfers made.

d)	The Group (i) is legally authorized to perform each and every one of the activities it performs; and (ii) is authorized to freely dispose of each and every one of the assets belonging to it that are necessary for the performance of its activities, wherefore it does not require any authorization whatsoever for the disposal thereof.

e)	It does not require government authorization, nor any other, to enter into the present Trust Agreement and to assume each and every one of the obligations for which it is responsible as stipulated in the present Trust Agreement and in the Trust Agreement, wherefore it does not have any legal, corporate, contractual limitation, or any limitation from a government authority or of any other sort, to enter into the present Trust Agreement, to assume each and every one of the obligations for which it is responsible as stipulated in the present Trust Agreement, except for the prohibition against establishing guaranties, pursuant to the provisions of section 4.08 of the Indenture of the 2007 Bond, which the Borrower shall pay in advance with the proceeds from the Loan.

f)	Except as stipulated in Appendix “D-V(f)” of this Trust Agreement, it is in full compliance with all current laws, regulations and provisions of a federal, state, or municipal nature, national and foreign, which are applicable to it, and with any court or administrative interpretation thereof, including, without limitation, any court or administrative order, decree or judgment the nonperformance of which could affect its solvency.

g)	At the date the present Trust Agreement is entered into, (i) the Group is not subject to any investigation, audit, or inspection procedure whatsoever; (ii) the Group is not subject to penalties for violations or fines or penalties regarding ground, air, surface or running water pollution, pollution of underground water, discharges of wastewater, final disposal of hazardous, toxic, or pollutant waste, occupational hygiene, transportation, storage, recycling or any other activities related to waste such as garbage, sludge, or other classes of waste which because of their content or for any other reason are subject to the control of the environmental authorities; and (iii) no environmental fines or penalties have been imposed upon the Group.

h)	The Loan Agreement is valid by virtue of the fact that no deliberate defect whatsoever existed in the formalization thereof, and each and every one of the obligations for which it is responsible pursuant thereto are valid and enforceable obligations against it under the terms of the Loan Agreements.

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TO LINE OF CREDIT AGREEMENT

i)	In certain cases, the Group acts as depositary for the payments made by Advertisers pursuant to the Television Service Agreements.

j)	Its actions as a depositary for the payments made by Advertisers pursuant to the Television Service Agreements does not violate or contradict the conditions contained in the Concession certificates or in any applicable provision.

k)	Except as stipulated in Appendix “D-V(k)” of the present Trust Agreement, to exercise its rights and for the performance of its obligations as a depositary of the payments made by Advertisers pursuant to the Television Service Agreements, it did not need and does not need and shall not need to obtain any permit, authorization, or license whatsoever, or to give any notice or notification whatsoever, nor to perform any recording, enrollment, registration, or listing whatsoever with any authority or third party whatsoever.

l)	Except as stipulated in Appendix “D-V(I)” hereof, there is no action, appeal, complaint, request for arbitration, legal proceeding, administrative proceeding, notification, distrainment, threat or act whatsoever outstanding against the Group, which (i) seeks to have the Group return the payments made by Advertisers pursuant to the Television Service Agreements with respect to which it acts as depositary; (ii) seeks to obtain indemnification from the Group for damages and/or injuries, the payment of any contractual penalty, or the payment of any other amounts charged or not charged against the amounts the Group holds as depositary of the payments made by Advertisers pursuant to the Television Service Agreements; or (iii) which might result in the nullity, declaration of nonexistence, rescission, early termination, a lien, distrainment, assignment or any effect on the Commission Agreements, the Television Service Agreements, or the rights and obligations derived there from.

m)	The Group has complied fully with each and every one of its obligations as depositary with respect to the payments made by Advertisers pursuant to the Television Service Agreement, and it does not have any knowledge of any circumstance that might result in a breach of its duty.

n)	No legal nor extra-legal circumstance whatsoever exists that prevents it from acting as depositary for the payments made by Advertisers pursuant to the Television Service Agreements.

o)	It desires to enter into the present Trust Agreement in order to encumber and transfer to the Trustee, for them to form part of the Trust Assets (as such term is defined below), (i) the deposits made by Advertisers pursuant to the Television Service Agreements; (ii) the Collection rights; (iii) the Collections; (iv) ownership of the Collection Accounts; (v) all other amounts of money that it receives during the life of the present Trust Agreement from Advertisers, as well as from any other Settlor, subsidiary, or affiliate in relation to the sale of airtime for Commercials on the Mexico City Channel 13 National Network and the Mexico City Channel 7 National Network; (vi) the rights and authorities it has as a depositary of the amounts the Advertisers deliver to it pursuant thereto; (vii) the Television Income; and (viii) the Indemnification, if any. The foregoing is in order to establish the mechanism for paying the loan.

p)	The formalization of the present Trust Agreement and performance of its obligations pursuant hereto do not violate and shall not violate, nor result in a violation of, (i) its corporate bylaws; (ii) any applicable law, regulation, or decree; (iii) the Television Service Agreement; (iv) any contract or agreement of any nature to which the Group is a party, except for the prohibition against establishing guaranties, pursuant to the provisions of section 4.08 of the Indenture of the 2007 Bond, which the Borrower shall pay in advance with the proceeds from the Loan; or (v) any permits, authorizations, licenses, or concessions granted to the Group by any government entity required for the performance of its corporate objective.

q)	Except as stipulated in Appendix “D-V(q)” of this Trust Agreement, it is current in performance of full payment and withholding of all Taxes, as well as its obligations to government authorities, and

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TO LINE OF CREDIT AGREEMENT

other legal and contractual obligations for which it is responsible, and at the date of this Agreement it has not received any notification whatsoever in that regard.

r)	It uses patents, trademarks, and commercial names which it owns and/or are the property of third parties, and that, except as stipulated in Appendix “D-V(r)” of this Trust Agreement, they are used under the scope of valid and current agreements on the use of such patents, trademarks, and commercial names, and it has not breached any of the obligations for which it is responsible derived from such agreements.

s)	Except for the actions described in Appendix “D-V(s)” of this Agreement, at the date the present Trust Agreement is entered into the Borrower has no material evidence, nor has it been notified of any court, administrative and/or arbitral action, complaint, procedure in preparation for a complaint, precautionary procedures, distrainment, or any procedure whatsoever tending to distrain its assets, notifications of judicial or extra judicial payment, or of any other type, derived from proceedings instituted or planned to be instituted against it, by or before any government authority or court of any jurisdictional and/or arbitration and/or administrative nature, by any creditor or third party with a legal interest, either in the United Mexican States, or abroad.

t)	Except as stipulated in Appendix “D-V(t)” of the present Trust Agreement, no Lien or procedure of any type exists whose purpose is to encumber its assets.

u)	It does not have employees and therefore is not obligated to make contributions to the Retirement Savings Plans, the Workers’ Housing National Fund Institute, the Mexican Institute of Social Security, and profit-sharing, wages, benefits, and, in general, any other labor obligation.

v)	At the date the present Agreement is entered into (i) it is unaware of the existence of strikes or calls to strike, or labor conflicts, work stoppages or lockouts because of protests by workers or persons who provide their services against it; and (ii) there are no causes for any of the foregoing to occur.

w)	On the date the present Trust Agreement is entered into there is no material information nor situation of any type which has not been reported to the Trustee and the Trust Beneficiary in the First Instance, with the understanding that the financial and accounting information provided to the Trustee and the Trust Beneficiary in the First Instance truthfully, adequately, and reasonably represents its financial and accounting situation, including the monetary correction of its assets pursuant to generally-accepted accounting principles in Mexico. In virtue thereof, and except for the Liens, contingent liabilities and obligations listed with indication of their order of priority in Appendix “D-V(w)” of the present Trust Agreement, at the date this Instrument is entered into the Group has no further Liens, debts, contingencies, or contingent liabilities.

x)	It has all the insurance required to perform its operations pursuant to industry standards and that it is obligated to take out, which are current, and whose policies the Group holds, and the premiums payable pursuant to such insurance policies have been duly paid.

y)	At the date hereof, it is not in default on the Loan Agreement.

z)	It has disclosed to the Trustee and the Trust Beneficiary in the First Instance in writing all the facts that materially or negatively affect or may affect (insofar as it can reasonably foresee) its business, operations, or financial conditions or those of any of its subsidiaries, or its ability to perform the obligations under the present Trust Agreement.

aa)

Pursuant to Mexican law, with respect to the formalization, granting, and performance of this Trust Agreement, the Group and other Settlors, shall be subject to private commercial law, and neither the Group nor the other Settlors, nor any of their subsidiaries, or properties, have immunity

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against the jurisdiction of any competent court in Mexico or legal proceeding under Mexican law (either through notification, preventive distrainment, execution, or in any other manner).

bb)	The Borrower, the Concessionaire, RAI, and Comercializadora undertake the sale of airtime for Commercials on the channels of the Mexico City Channel 13 National Network, and the Mexico City Channel 7 National Network, and they undertake such sale through Television Service Agreements entered into with Advertisers, which do not violate or contradict the conditions contained in the Concession certificates or any other applicable provision.

cc)	It does not undertake the sale of airtime for Commercials on the Mexico City Channel 13 National Network or the Mexico City Channel 7 National Network, nor does it make such sales through Television Service Agreements entered into with Advertisers.

dd)	It hereby ratifies each and every one of the representations made by the Group in the Loan Agreement, which are deemed herein reproduced as if literally inserted.

ee)	The assets and rights contributed to the present Trust Agreement come from legal sources and are free of all Liens.

ff)	The present Trust Agreement constitutes a legally valid obligation for which the Group is responsible, enforceable and executable against it under the terms hereof.

VI.	The Settlors jointly declare that:

a)	They desire to enter into the present Trust Agreement in order to encumber and transfer the Trust Assets to the Trustee. The foregoing is in order to establish a payment mechanism for the Loan; and, if applicable, a payment mechanism for the Securitization Certificates.

b)	They desire to enter into the present Trust Agreement for the effects of perfecting the encumbrance and transfer to the Trust Assets of the rights which the Settlors encumber and transfer to the Trust, of and for which each one of the Settlors, as applicable, expresses its knowledge and consent, for the rights of their counter parties to be allocated and transferred and, therefore, to form part of the Trust Assets.

VII.	The Trust Beneficiary in the First Instance, through its legal representative, represents that:

a)	Its constituent is a full-service banking institution duly established pursuant to the laws of the United Mexican States.

b)	Its legal representative has sufficient authority to enter into the present Trust Agreement, which have not been limited or revoked in any manner whatsoever at the date the present instrument is signed.

c)	It desires to enter into the present Trust Agreement in order to encumber and transfer the Trust Assets to the Trustee. The foregoing is in order to establish a payment mechanism for the Loan; and, if applicable, a payment mechanism for the Securitization Certificates.

VIII.	The Depositary, through its legal representatives, declares that:

a)	It is a variable-capital business association duly established and existing pursuant to the laws of the United Mexican States.

b)	It appears in the formalization of the present Trust Agreement in order for it to be appointed depositary of the Service Agreements, the Commission Agreements, and the Television Service

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Agreements, during such time as the present Trust Agreement is in effect, for it to operate as such provided that no uncured Cause of Accelerated Termination has occurred.

c)	It is aware of the potential civil and criminal liability of judicial depositaries pursuant to the applicable laws.

IX.	The Trustee, through its Trust Officers, declares that:

a)	It is a full-service banking institution duly established and validly existing pursuant to the laws of the United Mexican States, with the authorities required to enter into this Agreement and to comply with its obligations as a trustee pursuant hereto.

b)	Its Trust Officers have sufficient authority to enter into the present Trust Agreement in its name and behalf, and to bind it under the terms hereof, which have not been revoked, amended or limited in any manner whatsoever at the date hereof.

c)	Pursuant to the provisions of paragraph b) of Section XIX of Article 106 of the Credit Institutions Act, it unequivocally explained to the parties the legal weight and consequences of such section, which literally states:

ARTICLE 106. Credit Institutions shall be prohibited from:

SECTION XIX. In the performance of the transactions cited in Section XV of Article 46 of this Law:

b) Being liable to settlors, constituents, and principals, for default by debtors on the loans granted, or by issuers, for the amounts acquired, except if it is culpable, as stipulated in the final part of Article 391 of the General Credit Instruments and Transactions Act, or for guarantying the receipt of proceeds from the funds the investment of which is entrusted to them.

If at the end of the trust, mandate, or commission established for the granting of the loans, they have not been paid by the debtors, the trust institution shall transfer them to the settlor or trust beneficiary, as the case may be, or to the constituent or principal, refraining from paying the amount thereof.

The provisions of this paragraph and a statement by the trustee in the sense that it unequivocally notified those who have received assets or rights for allocation to a trust of the content hereof, shall be inserted notoriously in trust, mandate, and commission agreements.

d)	It is aware of the Recital to the present Trust Agreement and it agrees to act as Trustee pursuant thereto.

WHEREFORE, the parties hereto agree to subject themselves to the following:

CLAUSES

First. Definitions. In the present Trust Agreement, the terms indicated below, when used in capital letters, shall have the following meanings:

“Borrower” means TV Azteca, S.A. de C.V., a variable-capital business association duly established and existing pursuant to the laws of the United Mexican States.

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“Digital Television Agreement” has the meaning attributed to it in Recital Clause XI of the present Trust Agreement.

“Advertisers” means the persons who enter into Television Service Agreements with the Settlors, except the Group, for the acquisition of airtime for Commercials on the Mexico City Channel 13 National Network and/or the Mexico City Channel 7 National Network.

“Additional Contributions” has the meaning attributed to it in the Ninth Clause of the present Trust Agreement.

“Initial Contribution” means the amount of $                         National Currency (                                     pesos and 00/100 National Currency), which amount is equal to the amount the Borrower shall pay the Trust Beneficiary in the First Instance on the first interest payment date pursuant to the Loan Agreement.1

“Authorization 7” has the meaning attributed to it in Recital Clause V of the present Trust Agreement.

“Authorization 13” has the meaning attributed to it in Recital Clause VI of the present Trust Agreement.

“Authorizations” has the meaning attributed to it in Recital Clause VI of the present Trust Agreement.

“Banco Inbursa” means Banco Inbursa, S.A., Institución de Banca Múltiple, Grupo Financiero Inbursa.

“2007 Bond” has the meaning attributed to it in Representation I.f) of the present Trust Agreement.

“Mirror Channel” or “Mirror Channels” has the meaning attributed to them in Recital Clause XIV of the present Trust Agreement.

“Cause of Accelerated Termination” has the meaning attributed to it in the Loan Agreement.

“Securitization Certificates” means the securitization certificates backed up by the Trust Assets that, if applicable, are issued and placed with the general investor public as part of a program of up to $4,500,000,000.00 National Currency (four billion five hundred million and 00/100 pesos National Currency), and with respect to which Inversora Bursátil, S.A. de C.V., Casa de Bolsa, Grupo Financiero Inbursa, under the terms of the Mandate Agreement dated September 3, 2004, entered into with the Borrower, will act as lead placement manager.

“Collections” means each and every one of the amounts of money that the Settlors receive from time to time in the Collection Accounts, or in any other account in any other manner during the ordinary course of their business, as a result of the exercise of the Collection Rights pursuant to the Television Services Agreements entered into by the Concessionaire, by the Borrower, by RAI, and by Comercializadora, and which, from the date the present Trust Agreement is signed, shall form part of the Trust Assets and which, from time to time, the Trustee will receive as a result of the Collection Rights.

“Commercials” has the meaning attributed to it in Recital Clause IV of the present Trust Agreement.

“Comercializadora” means TV Azteca Comercializadora, S.A. de C.V., a variable-capital business association duly established and existing pursuant to the laws of the United Mexican States.

“Concessionaire” means Televisión Azteca, S.A. de C.V., a variable-capital business association duly established and existing pursuant to the laws of the United Mexican States.

“Chihuahua 2 Concession” has the meaning attributed to it in Recital Clause III of the present Trust Agreement.

[1]	To be determined by the parties at the date the Trust Agreement is signed, based on the prevailing TIEE at the time.

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“National 13 Concession” has the meaning attributed to it in Recital Clause I of the present Trust Agreement.

“Concessions” has the meaning attributed to the term in Recital Clause III of the present Trust Agreement.

“Concessions 7” has the meaning attributed to it in Recital Clause II of the present Trust Agreement.

“Loan Agreement” has the meaning attributed to it in Recital Clause XV of the present Trust Agreement.

“Trust Agreement” means the present Irrevocable Management and Payment Source Trust Agreement dated             , 200  .

“Commission 7 Agreement” has the meaning attributed to it in Recital Clause IX of the present Trust Agreement.

“Commission 7 Mirror Agreement” means the Commercial Commission Agreement that, if applicable, RAI and Comercializadora enter into, on terms identical to those of the Commission 7 Agreement, in order for Comercializadora to sell in behalf of RAI airtime for Commercials on the Mexico City Channel 7 National Network Channels, once the Concessionaire has received the Renewals of the Concessions and the Concessionaire and RAI have entered into the Services 7 Mirror Agreement.

“Commission 13 Agreement” has the meaning attributed to it in Recital Clause VII of the present Trust Agreement.

“Commission 13 Mirror Agreement” means the Commercial Commission Agreement that, if applicable, RAI and Comercializadora enter into, on terms identical to those of the Commission 13 Agreement, in order for Comercializadora to sell in behalf of RAI airtime for Commercials on the Mexico City Channel 7 National Network Channels, once the Concessionaire has received the Renewals of the Concessions and the Concessionaire and RAI have entered into the Services 7 Mirror Agreement.

“Services 7 Agreement” has the meaning attributed to it in Recital Clause V of the present Trust Agreement.

“Services 7 Mirror Agreement” means the Services Agreement that, if applicable, the Concessionaire and RAI enter into, under terms identical to those of the Services 7 Agreement, in order for RAI to provide to the Concessionaire different services to allow the Concessionaire to operate optimally and exploit the Mirror Channels that are transmitted simultaneously with the channels currently covered by the 7 Concessions, pursuant to the Digital Television Agreement and pursuant to the Concession Renewals, including billing and collection services, services to obtain financing, administrative and marketing services, among others, allowing RAI (i) to enter into with any third party agreements that derive from the services which the Concessionaire provides pursuant to the Concessions, insofar as they are renewed; and (ii) to perform the billing and collection derived from such agreements.

“Services 13 Agreement” has the meaning attributed to it in Recital Clause VI of the present Trust Agreement.

“Services 13 Mirror Agreement” means the Services Agreement that, if applicable, the Concessionaire and RAI enter into, under terms identical to those of the Services 13 Agreement, in order for RAI to provide to the Concessionaire different services to allow the Concessionaire to optimally operate and exploit the Mirror Channels that are transmitted simultaneously with the channels currently covered by the National 13 Concession, pursuant to the Digital Television Agreement and pursuant to the Concession Renewals, including billing and collection services, services to obtain financing, administrative and marketing services, among others, allowing RAI (i) to enter into with any third party agreements that derive from

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the services which the Concessionaire provides pursuant to the National 13 Concession, insofar as they are renewed; and (ii) to perform the billing and collection derived from such agreements.

“Commission Agreements” has the meaning attributed to it in Recital Clause VIII of the present Trust Agreement.

“Services Agreements” has the meaning attributed to it in Recital Clause VII of the present Trust Agreement.

“Television Services Agreements” means each and every one of the television advertising services agreements entered into and to be entered into by the Settlors, except the Group, with each and every one of the Advertisers, for the transmission of the Advertisers’ Commercials on the Mexico City Channel 7 National Network, the Mexico City Channel 13 National Network, Chihuahua, Chihuahua Channel 2, and, if applicable, on the Mirror Channels, insofar as such agreements are in effect from time to time. A Television Services Agreement is attached to this Trust Agreement as Appendix “X”. Likewise, the Settlors hereby deliver to the Trustee a list of Television Services Agreements in effect on this date, indicating the names or corporate names of the Advertisers, the dates on which the agreements were entered into, an indication as to whether the Group acts as depositary for the amounts delivered by the Advertisers pursuant thereto, and the termination dates thereof, which list shall be updated from time to time under such terms as to that end are established in the present Trust Agreement.

“Loan” has the meaning attributed to it in Recital Clause XII of the present Trust Agreement.

“Trust CT Account” means the account called “CT” that the Trustee shall open with Banco Inbursa for the [legal] effect of Clause Eleventh of the present Trust Agreement, and in which the Trustee may not deposit amounts other than the amounts forming part of the Trust Assets.

“Remainder Deposit Accounts” means the checking accounts indicated in Appendix “1-A” hereof, of which the Settlor are the account holders as indicated in such Appendix, only for the purposes of the Trustee’s depositing in such accounts, as the case may be, such amounts as, pursuant to Clause Seventh of the present Trust Agreement, must come out of the Trust Assets, and whose ownership has not been allocated or transferred to the Trustee for it to form part of the Trust Assets.

“Loan Payment Account” means the sight deposit bank account that the Trustee has opened with Banco Inbursa, number                     , for the purpose of depositing therein all amounts that should form part of the Reserve Fund under the terms of Clause Seventh and Seventh Part B hereof, such that they may be paid, at the appropriate time, by the Trustee to the Trust Beneficiary in the First Instance and, if applicable, to the holders of the Securitization Certificates on behalf of the Borrower, in order to comply with the obligations of the latter pursuant to the Loan Agreement and the Notes (as such term is defined below), and, if applicable, pursuant to the Securitization Certificates. The Trustee may not deposit amounts other than the aforementioned into the Loan Payment Account.

“Trust Account” means the sight deposit bank account that the Trustee has opened with Banco Inbursa, number             , into which the Settlors shall deposit such Additional Contributions as, pursuant hereto, must be allocated from time to time to the Trust by the Settlors, as well as such Television Income as, for any reason, is not deposited in the Collection Accounts.

“Collection Accounts” means each of the accounts cited in Appendix “1-B” of the present Agreement, into which the Advertisers deposit the consideration accrued pursuant to the Television Services Agreement, and whose account holder, after entering into the present Trust Agreement, is one of the Settlors.

“Depositary” means Grupo TV Azteca, S.A. de C.V., or whoever from time to time replaces it pursuant to the provisions of Clause Third of the present Trust Agreement, in its capacity as depositary of the Services Agreements, the Commission Agreements, the Television Services Agreements, and, if applicable, the Services Mirror Agreements and the Commission Mirror Agreements.

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“Collection Rights” means the present and future collection rights that the Settlors have derived from such Television Services Agreements as the Borrower, the Concessionaire, Comercializadora, and RAI have entered into and enter into with the Advertisers pursuant to the Authority the Concessionaire has for the commercial exploitation of the television channels covered by the Concessions.

“Day” means any day of the year, except Saturdays and Sundays, on which the main offices of credit institutions in Mexico City, Federal District, are authorized or obligated to close, pursuant to such general rules as the National Banking Commission and National Securities Commission issue to that end.

“Collection Surpluses” means such portions of the Collections as, pursuant to the present Trust Agreement, must leave the Trust Assets by being deposited into the Remainder Deposit Account.

“Trust Beneficiary in the First Instance” means Banco Inbursa, S.A., Institución de Banca Múltiple, Grupo Financiero Inbursa, in its capacity as trust beneficiary in the first instance, pursuant to the present Trust Agreement. If the Securitization Certifications are issued under the terms of the present Trust Agreement, all references herein contained to the Trust Beneficiary in the First Place shall be interpreted as references made also to the holders of the Securitization Certificates, under pari passu terms with respect to the Trust Beneficiary in the First Instance designated on the date the present Trust Agreement is signed.

“Trust” has the meaning attributed to it in Clause Second of the present Trust Agreement.

“Settlors” means, jointly, the Borrower, the Concessionaire, RAI, Comercializadora, and the Group, in their capacities as settlors pursuant to the present Trust Agreement.

“Trustee” means Banco Invex, S.A., Institución de Banca Múltiple, Invex Grupo Financiero, in its capacity as trustee pursuant to the present Trust Agreement.

“Reserve Fund” means, jointly, the amounts that will constitute the Interest Provision and the Principal Provision, pursuant to Clauses Seventh and Seventh Part B of the present Trust Agreement, and which, on the date the Trust is established, shall be comprised of the Initial Contribution.

“Lien” means any mortgage, trust, security interest, surety, limitation of dominion or possession, distraint, lien, bond, easement, usufruct (established by legal order or otherwise), financial lease, order of distraint, custody, or seizure, or other similar order, options, restrictions, or any other lien of any nature, either unilateral, bilateral, by legal order, by ministry of the law, or otherwise.

“Group” means Grupo Azteca, S.A. de C.V., a variable-capital business association duly established and existing pursuant to the laws of the United Mexican States.

“Cutoff Time” means 12:00 hours on each one of the Days.

“Taxes” means all taxes, charges, fees, and any other fiscal contribution, either federal, state, or municipal, or from any other government authority, including by way of example but not limited to income tax, corporate assets tax, value-added tax, consumption tax, production and services excise tax, contribution to the Workers’ Housing National Fund Institute, contributions to the Retirement Savings Institute, and any other tax in net income, sales, transfers, licenses, withholding, wages, social security, and any other taxes, duties, charges, and contributions of any nature, together with interest, monetary correction, fines, and surcharges, excise taxes, and such as are determined presumptively by the tax authorities of any jurisdiction, even of transfer prices.

“Indemnification” means each and every one of the amounts, assets, and/or rights of any class that the Concessionaire and/or any other Settlor receives from the Federal Government or any third party in case of revocation, forfeiture, expropriation, seizure, redemption, distraint, sale, lease, use, cessation of

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operation, sale, transfer, assignment, payment, consideration, and/or encumbrance, either in whole or in part, of the National 13 Concession, including any renewal thereof, as indemnification, compensation, restitution of previously made outlays, et cetera, including any other amount for the loss of title to or possession of the National 13 Concession, including any renewal thereof; as well as any amounts it receives if the Federal Governments buys from it the operating assets of the National 13 Concession, including any renewal thereof, if applicable.

“Television Income” means the cash amounts that from the time the present Trust Agreement takes effect and during the life hereof, the Settlors and/or any of their subsidiaries receive for the sale of airtime for Commercials on the Mexico City Channel 7 National Network and the Mexico City Channel 13 National Network, other than the Collections.

“Notes” has the meaning attributed to it in the Loan Agreement.

“Trust Assets” has the meaning attributed to it in Clause Fifth of the present Trust Agreement.

“Interest Provision” means such amounts as the Trustee must take out from the Trust Assets and which must form part of the Reserve Fund, under the terms of the provision of Clause Seventh and Seventh Part B of the present Trust Agreement, for the purpose of paying such amounts that by concept of interest the Borrower must pay to the Trust Beneficiary in the First Instance, pursuant to the Loan Agreement, on the last Day of the month in question, and for which also should be sufficient to make the interest payment corresponding to the next month.

“Principal Provision” means such amounts as the Trustee must take out from the Trust Assets and which must form part of the Reserve Fund, under the terms of the provision of Clause Seventh and Seventh Part B of the present Trust Agreement, for the purpose of paying such amounts as principal the Borrower must pay to the Trust Beneficiary in the First Instance, pursuant to the Loan Agreement, on the last Day of the month in question, and for which also should be sufficient to make the principal payment corresponding to the next month.

“RAI” means Red Azteca Internacional, S.A., a variable-capital business association duly established and existing pursuant to the laws of the United Mexican States.

“Mexico City Channel 7 National Network” has the meaning attributed to it in Recital Clause II of the present Trust Agreement.

“Mexico City Channel 13 National Network” has the meaning attributed to it in Recital Clause I of the present Trust Agreement.

“Renewal of Concession(s)” or “Renewals of Concessions” has the meaning attributed to it in Recital Clause XI of the present Agreement.

“Department” means the Department of Communication and Transportation.

“TIIE Rate” has the meaning attributed in the Loan Agreement to the term “TIIE Rate”.

Second. Establishment. Settlors hereby and through this instrument constitute an Irrevocable Management and Payment Source Trust (the “Trust”), irrevocably allocating and transferring the following to the Trustee:

I.	The Borrower:

a)	The Collection Rights;

b)	The Collections;

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c)	Ownership of the Collection Accounts;

d)	All other amounts of money it receives during the life of the present Trust Agreement from Advertisers, as well as any other Settlor, subsidiary, or affiliate, in relation to the sale of airtime for Commercials on the Mexico City Channel 13 National Network;

e)	The rights and authority it has to rescind, terminate in advance, assign, amend, or revoke the Services 13 Agreement, the Services 13 Mirror Agreement, the Commission 13 Agreement, and the Commission Mirror 13 Agreement;

f)	The Television Income; and

g)	The Indemnification, if any.

II.	The Concessionaire:

a)	All amounts of money it receives during the life of the present Trust Agreement from Advertisers, as well as any other Settlor, subsidiary, or affiliate, in relation to the sale of airtime for Commercials on the Mexico City Channel 13 National Network; Mexico City Channel 7 National Network; and Chihuahua, Chihuahua Channel 2;

b)	The Collection Rights;

c)	The Collections;

d)	Ownership of the Collection Accounts;

e)	The Indemnification, if any.

f)	The rights and authority it has to rescind, terminate in advance, assign, amend, or revoke the Services Agreements and the Services Mirror Agreements; and;

g)	The Television Income; and

III.	RAI:

a)	The Collection Rights;

b)	The Collections;

c)	Ownership of the Collection Accounts;

d)	All other amounts of money it receives during the life of the present Trust Agreement from Advertisers, as well as any other Settlor, subsidiary, or affiliate, in relation to the sale of airtime for Commercials on the Mexico City Channel 7 National Network and Chihuahua, Chihuahua Channel 2;

e)	The rights and authority it has to rescind, terminate in advance, assign, amend, or revoke the Services 7 Agreement, the Services 7 Mirror Agreement, the Commission 7 Agreement, and the Commission Mirror 7 Agreement;

f)	The Television Income; and

g)	The Indemnification, if any.

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VI.	Comercializadora:

a)	The Collection Rights;

b)	The Collections;

c)	Ownership of the Collection Accounts;

d)	All amounts of money it receives during the life of the present Trust Agreement from Advertisers, as well as any other Settlor, subsidiary, or affiliate, in relation to the sale of airtime for Commercials on the Mexico City Channel 13 National Network; Mexico City Channel 7 National Network; and Chihuahua, Chihuahua Channel 2;

e)	The rights and authority it has to rescind, terminate in advance, assign, amend, or revoke the Services Agreements and the Services Mirror Agreements; and;

f)	The Television Income; and

g)	The Indemnification, if any.

V.	The Group

a)	The deposits Advertisers make pursuant to the Television Services Agreement;

b)	The Collection Rights;

c)	The Collections;

d)	Ownership of the Collection Accounts;

e)	All amounts of money it receives during the life of the present Trust Agreement from Advertisers, as well as any other Settlor, subsidiary, or affiliate, in relation to the sale of airtime for Commercials on the Mexico City Channel 13 National Network; Mexico City Channel 7 National Network; and Chihuahua, Chihuahua Channel 2;

f)	The Television Income; and

g)	The Indemnification, if any.

The foregoing is hereby allocated and transferred by the Settlors to the Trustee, without any reservation, Lien or limitation whatsoever, for everything that in fact and by law pertains to them, except for the prohibition against establishing guaranties pursuant to the provisions of the Indenture of the 2007 Bond, which the Borrower shall pay in advance with the proceeds from the Loan, the Settlors stating that (x) they are legitimate owners of the assets and rights allocated to the Trust; (y) they guarantee their existence and legality for all appropriate effects; and (z) for all applicable legal effects, such rights and assets shall be deemed excluded from their capital inasmuch as they now form part of the Trust Assets.

For the purposes of allocating and transmitting ownership of the Collection Accounts to the Trust Assets, the Settlors have obtained the irrevocable confirmation of the credit institutions where they maintain the Collection Accounts in the sense that the Trustee (in its capacity as Trustee of the Trust) has been registered as owner of such Collection Accounts while the present Trust Agreement is in effect. Copies of the documents containing such instructions, duly accepted by the credit institutions in question, are attached to the present Trust Agreement as Appendix “2”. Likewise, for the purposes of perfecting the allocation and transfer to the Trust of the rights that the Settlors allocate and transfer to the Trust pursuant to this Clause Second, each of the Settlors, as appropriate, hereby states its knowledge of and

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consent for the rights of the other Settlors who are their counterparties to be allocated and transferred and, therefore, to form part of the Trust Assets. Likewise, the Settlors hereby allocate and transfer the Initial Contribution to the Trustee, for it to form part of the Trust Assets, which contribution shall be applied in whole to the Reserve Fund.

For its part, the Trustee hereby accepts the position granted to it under the terms of Article 382 of the General Credit Instruments and Transactions Act, it agrees to comply fully with the purposes thereof, and it issues to the Settlors, by dint of its signing of the present Trust Agreement, the broadest receipt applicable in law for the allocation of the Trust Assets.

The Settlors acknowledge and agree that the allocation and transfer to the Trustee of the amounts, assets, and rights indicated in this Clause Second do not imply in any manner the allocation and transfer to the Trustee of (i) the rights and obligations derived from the Concessions; (ii) the obligations derived from the Service Agreements, the Commission Agreements, the Television Services Agreements, as well as obligations related to right in favor of the Federal Government, the Advertisers, et cetera, in relation to the aforementioned legal acts; or (iii) the responsibility to collect from the Advertisers the consideration for which they are responsible pursuant to the Television Services Agreement. Likewise, the Settlors acknowledge and agree that the aforementioned obligations shall continue to be the responsibility of the Settlors, as appropriate, at all times, for all appropriate effects.

The allocation and transfer of the amounts, assets, and rights hereby made by the Settlors to the Trustee being based on the establishment of the present Trust and, therefore, for the establishment of a payment mechanism for the Loan and, if so agreed by the Settlors and the Trust Beneficiary in the First Instance, at the appropriate time, for the Securitization Certificates, they shall not be deemed a transfer of ownership thereof for tax effects, pursuant to the provisions of Article 14 of the Federal Tax Code, inasmuch as each one of the Settlors reserves the right to reacquire them from the Trustee once the obligations of the Borrower and the other Settlors pursuant to the Loan Agreement and the Notes have been fully extinguished.

Notwithstanding the aforesaid and the provisions of the subsequent clauses, the formalization of the present Trust Agreement and the performance by the Trustee of its obligations pursuant thereto should not be deemed a dation in payment with respect to the Settlors’ obligations pursuant to the Loan Agreement and/or the Notes, or a novation of the terms thereof, wherefore, notwithstanding the payment mechanism established pursuant hereto, the Settlors’ payment obligations with respect to the Loan Agreement and the Notes continue and shall continue until full payment thereof has occurred.

Third. Deposit. The parties hereby agree that the Services Agreement, the Commission Agreements and the Television Services Agreement shall be deposited in the possession of the Depositary. Likewise, at the appropriate time, the Services Mirror Agreements and the Commission Mirror Agreements shall form part thereof.

The deposit is under gratuitous title, and the Depositary appointed by the parties shall not receive any fee or emolument whatsoever for such. The Depositary signs the present Trust Agreement as indication of its acceptance of the position conferred, indicating as its domicile for custody of the Television Services Agreements that located at Periférico Sur No. 4121, Fuentes del Pedregal, 14141 Mexico, Federal District.

The parties hereby grant a commercial commission to the Depositor and to whoever, if applicable, replaces it, to, if a Cause of Accelerated Termination occurs and such has not been cured, by instruction from the Trustee when the Trust Beneficiary in the First Instance so instructs, to (i) notify the Advertisers that the Collection Rights have been allocated to this Trust; and (ii) exercise such Collection Rights in behalf of the Trustee, in order for any payment owed by the Advertisers pursuant to the Television Services Agreement to continue to be paid to the Trustee.

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The Depositary acknowledges and accepts that it shall have, for the purpose of civil and criminal liability, the capacity as a judicial depositary of the Services Agreements, Commission Agreements, and the Television Services Agreements and such Collections and Television Income as it may receive.

Only if a Cause of Accelerated Termination occurs that has not been cured, the Trustee, by instruction exclusively of the Trust Beneficiary in the First Instance, shall revoke the appointment of the Depositary, appointing another depositary in its place, to which the Depositary whose appointment has been revoked shall deliver, if requested, immediately and at such address in Mexico City, Federal District, as the Trustee indicates in instructions that it receives from the Trust Beneficiary in the First Instance, such agreements as it has on deposit and any amounts, assets, or rights related to such agreements as it has in its possession. In this case, the Depositary undertakes to deliver such agreements duly allocated by whoever must allocate them, at its expense, to such address as the Trustee indicates to it.

During the life of the present Trust Agreement, the Depositary:

i.	Shall keep in its possession on deposit all agreements it receives pursuant to the present Clause Third, and exercise the collection rights pursuant thereto and under the terms of the provisions of this Clause Third.

ii.	Undertakes to deposit into the corresponding Collection Account any amount it may have received from Advertisers as sale of airtime for Commercials on the Mexico City Channel 13 National Network and the Mexico City Channel 7 National Network.

iii.	If the Trustee, by instruction of the Trust Beneficiary in the First Instance, requests the delivery of the Television Services Agreements and any other agreements or contracts it has on deposit pursuant hereto, the Depositary undertakes to deliver them to the Trustee, if applicable, together with any credit instruments received by the Depositary in relation to such documents, which instruments shall be duly endorsed and, if applicable, protested by the appropriate person.

Fourth. Parties. The following are parties to the present trust:

Settlors:	TV Azteca, S.A. de C.V., Televisión Azteca, S.A. de C.V., Red Azteca Internacional, S.A. de C.V., TV Azteca Comercializadora, S.A. de C.V., and Grupo TV Azteca, S.A. de C.V.

Trustee:	Banco Invex, S.A., Institución de Banca Múltiple, Invex Grupo Financiero.

Trust Beneficiary in the First Instance:	Banco Inbursa, S.A., Institución de Banca Múltiple, Grupo Financiero Inbursa.

Trust Beneficiaries in the Second Instance:	TV Azteca, S.A. de C.V., Televisión Azteca, S.A. de C.V., Red Azteca Internacional, S.A. de C.V., TV Azteca Comercializadora, S.A. de C.V., and Grupo TV Azteca, S.A. de C.V.

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Fifth. Trust Assets. The following constitutes the assets or subject matter of the present Trust (the “Trust Assets”):

a)	The Collection Rights;

b)	Such amounts as the Group has received on deposit from Advertisers for the purchase of airtime for Commercials on the Mexico City Channel 13 National Network and the Mexico City Channel 7 National Network;

c)	The Television Income;

d)	The Collections;

e)	Ownership of the Collection Accounts;

f)	All amounts of money it receives from the Settlors from the formalization of the present Agreement and during the life hereof from the Advertisers and any other Settlor, subsidiary, or affiliate during the life of the present Trust Agreement, in relation to the sale of airtime for Commercials on the Mexico City Channel 13 National Network; Mexico City Channel 7 National Network; and Chihuahua, Chihuahua Channel 2;

g)	The rights and authority the Settlors have to rescind, terminate in advance, assign, amend, or revoke the Services Agreements, the Services Mirror Agreement, the Commission Agreements, and the Commission Mirror Agreements;

h)	The Indemnification;

i)	The Initial Contribution;

j)	Any net cash amounts the Trustee receives from the Advertisers and/or any third party, either through the deposit thereof into the Collection Accounts or in any other manner, as a result of any payment obligation for which the Advertisers and/or such third parties are responsible in favor, directly or indirectly, of the Settlors for the acquisition of airtime for Commercials;

k)	The Additional Contributions and sums of money, if any, which become part of the Reserve Fund at any time;

l)	The securities acquired by the Trustee for investment of the liquid funds in the Trust Assets, as well as the proceeds, yields, and equity rights, if any, generated in connection with said investment, and their reinvestment, for which the Trustee must open and maintain the Trust CT Account and enter into the necessary legal acts with Inversora Bursátil, S.A. de C.V., Casa de Bolsa, Grupo Financiero Inbursa, and Invex Casa de Bolsa, S.A. de C.V., Invex Grupo Financiero, for the purposes stipulated in the Eleventh Clause of this Trust Agreement;

m)	Any cash or other properties that are assigned to the Trust Assets, for, or as a consequence of, the pursuit of this Trust Agreement’s purposes; and

n)	Any other properties that may become part of the Trust Assets due to causes other than those indicated in the preceding parts.

Sixth. The Trust’s Purposes. The principal purpose of this Trust is to establish an arrangement for administration of the Trust Assets that permits their use as a source of payment for the timely settlement of each and all the sums that the Trustors must pay the Trust Beneficiary in the First Instance, pursuant to the Loan Agreement and the Notes, up to their full and total retirement.

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Accordingly, and to ensure faithful performance of the purposes of this Trust, the Trustee must proceed as stipulated below and in Clauses Seventh, Seventh Part B, Twelfth, and other applicable clauses, in addition to fulfilling the other obligations incumbent upon said position as prescribed in this Agreement:

a)	For the Trustors to exercise, through the Trustee, the Collection Rights and/or the rights to collect the Television Revenues as long as there is no Cause for Accelerated Termination in being, and for the sums received in the course of exercising those rights to be immediately assigned to the Trust.

b)	For the Trustee to receive and conserve title to the Trust Assets throughout the term of this trust, as stipulated in this Trust Agreement.

c)	For the Trustee to maintain the Trust Account, and if appropriate to open the account and/or sub-accounts at Banco Inbursa that may be necessary to accomplish the Trust’s purposes.

d)	For the Trustee to have title to the Collection Accounts, so that it may receive the Collections in said Collection Accounts through its exercise of the Collection Rights.

e)	In the event a Cause for Accelerated Termination has arisen and not been corrected, for the Trustee to directly exercise, or if appropriate, to exercise through the Depositary, the Collection Rights and/or the rights to collect the Television Revenues.

f)	[Intentionally left blank by agreement of the parties to this Trust Agreement.]

g)	In the event a Cause for Accelerated Termination has arisen and not been corrected, for the Trustee to exercise, directly or through the Depositary, if appropriate, the Trustors’ rights pursuant to the Television Services Agreements, so that the Collections may be deposited in the Collection Accounts.

h)	[Intentionally left blank by agreement of the parties to this Trust Agreement.]

i)	[Intentionally left blank by agreement of the parties to this Trust Agreement.]

j)	For the Group, as Depositary of the payments for the Commercials made by the Advertisers, to exercise, through the Trustee, its rights under the Television Services Agreements, so that any sum pursuant thereto may be deposited in the Collection Accounts immediately, so long as there is no Cause for Accelerated Termination in being.

k)	In the event a Cause for Accelerated Termination has arisen and not been corrected, for the Trustee to exercise, directly or, if appropriate, through the Depositary, the Group’s rights as Depositary of the payments for the Commercials made by the Advertisers.

l)	For the Trustee not to cancel, terminate by acceleration, assign, amend, or revoke any of the Services Agreements and Commission Agreements.

m)	For the Trustee to invest the liquid funds in the Trust Assets as prescribed in the Eleventh Clause hereof.

n)	For the Trustee to create, with the Initial Contribution, the Reserve Fund for the first interest payment pursuant to the Loan Agreement, and for it to maintain said Reserve Fund throughout the term of this Trust, in accordance with the terms of Clause Seventh and Clause Seventh Part B, below.

o)

Independently of the Borrower’s obligation to repay the Loan and the sums owed to the Trust Beneficiary in the First Instance pursuant to the Notes and the Loan Agreement, for the Trustee to settle, using 30% (thirty percent) or 53% (fifty-three percent) of the Trust Assets, as appropriate, all the Borrower’s payment obligations stemming from the Loan Agreement and the Notes, including the legal and contractual accessories, commissions, and expenses stemming therefrom, pursuant either to the terms of Clauses Seventh and Seventh Part B of this Trust Agreement when the Borrower is in compliance with the Loan Agreement, or pursuant to the terms of Clauses Seventh Part B and Twelfth

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of this Trust Agreement if a Cause for Accelerated Termination has arisen and not been corrected. The Borrower’s payment obligations stemming from the Loan and the Notes shall rank pari passu with the Trustee’s obligation, if appropriate, to cover the Borrower’s payment obligations stemming from the Stock Certificates using the Trust Assets.

p)	For the Trustee to return to the Trustors, in the same proportions in which it has received the Collections and/or the Television Revenues in the Collection Accounts, the Excess Collections in its favor, pursuant to the provisions of the Seventh Clause of this Loan Agreement, by deposit of the appropriate Remainders in the Deposit Accounts.

q)	For the Trustee to return ownership of the Trust Assets to the appropriate Trustor and extinguish the Trust, once the Loan and the Notes, as well as their legal and contractual accessories and any other expenses or fees stemming from the Loan and the Notes, have been fully settled. Accordingly, (i) the Trustee must receive written confirmation from the Trust Beneficiary in the First Instance to the effect that the Trustor has fulfilled each and all its obligations stemming from the Loan and/or the Notes, or (ii) in the event the circumstances indicated in (i), above, have not occurred, for unjustified causes, the Trustee must receive from the Trustors the receipts or other evidences of payment and an authentic notice to the effect that the Trust Beneficiary in the First Instance was asked to confirm that said obligations have been fulfilled in their entirety, so that the Trust Beneficiary in the First Instance may sign it or object to it within the 3 (three) Days following the date of receipt thereof, upon the understanding that if the Trust Beneficiary in the First Instance does not confirm or deny that the Trustors’ obligations pursuant to the Loan Agreement and the Notes have been fulfilled in their entirety within said time limit, they shall be understood to have been fulfilled in their entirety, and it shall be understood that the Trustee may not restore ownership of the Trust Assets to the Trustors in any case in which the provisions of (i) and (ii), above, have not been fulfilled. Once the Trustee has restored ownership of the Trust Assets to the Trustors, the Trustee and the Trustors shall proceed to notify the Advertisers and the credit institutions in which the Collection Accounts are maintained, if any, thereof, in the latter case so that said credit institutions may again register the Trustor or Trustors in question as owners of the Collection Accounts and take any other actions reasonably requested by the Trustors in connection with said restitution.

r)	In the event the Trustee has received the appropriate instructions from the Trust Beneficiary in the First Instance when a Cause for Accelerated Termination has arisen and not been corrected, for the Trustee (i) to instruct the Depositary to materially turn over the Television Services Agreements and the other contracts and agreements it may have on deposit pursuant hereto, to it or to the new Depositary, and (ii) to take any other actions for which it is responsible pursuant to this Trust Agreement, including notification to each of the Advertisers, directly or through the Depositary, that the Trustors in question have assigned their Collection Rights pursuant to the Television Services Agreement in question to the Trust, upon the terms of this Trust Agreement.

s)	For the Trustee to pay the outstanding balance of the Loan and/or the Notes using the proceeds of Indemnities, insofar as they are sufficient for the purpose.

Seventh. Administration of the Trust Assets. The Trustee shall administer and distribute the Trust Assets as follows:

1.	On the date of the first Drawdown pursuant to the Loan Agreement, and as a suspense condition for said Drawdown to take place, the Borrower must make the Initial Contribution to create the Reserve Fund, depositing said sum in the Loan Repayment Account. The Initial Contribution is sufficient to cover the first interest payment pursuant to the Loan Agreement.

2.

Once the first interest payment has been made pursuant to the Loan Agreement, each Day at the Cutoff Time the Trustee shall set aside from the total amount entering the Trust Assets on that day (and, in particular, the Collection Accounts and the Trust Account), 30% (thirty percent) thereof, and shall immediately apply said 30% (thirty percent) to the Interest Provision by depositing it in the Loan

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Repayment Account. The remaining 70% (seventy percent) shall be immediately deposited by the Trustee in the Remainders Deposit Account and shall be taken from the Trust Assets. Once the Interest Provision has become sufficient during the month in question, the Trustee shall cease to apply the sums entering the Collection Accounts and the Trust Account to the Interest Provision during said month, and shall deposit all such sums in the Remainders Deposit Account.

The sums entering the Trust Assets (and, in particular, the Collection Accounts and the Trust Account) each Day after the Cutoff Time shall be invested in conformity with the Eleventh Clause, below, with no reservation whatsoever being made. At 8:30 a.m. the following Day, the Trustee shall apply 30% (thirty percent) of the sums invested in accordance with the foregoing provision to the Interest Provision, by depositing them in the Loan Repayment Account, and the remaining 70% (seventy percent) shall be deposited by the Trustee in the Remainders Deposit Account, being taken from the Trust Assets.

The Trustee undertakes to refund the sums (Reserve Fund) that were invested pursuant to the preceding paragraph to the Loan Repayment Account daily, together with the yields generated by said sums.

3.	For purposes of amortization of principal pursuant to the Loan Agreement, exclusively in October, November, and December of 2005, 2006, and 2007, and in January and February of 2006, 2007, and 2008, and once the Interest Provision has become sufficient as prescribed in part 2, above, the Trustee shall apply, each Day at the Cutoff Time, 30% (thirty percent) of the sums entering the Trust Assets (and, in particular, the Collection Accounts and the Trust Account) on each of said Days. The remaining 70% (seventy percent) shall be immediately deposited by the Trustee in the Remainders Deposit Account, and shall be taken from the Trust Assets. Once the Interest Provision has become sufficient, as prescribed in part 2, above, to cover the interest payment scheduled to be made on the last Day of the month in question, and once the Principal Provision has become sufficient to cover the amortization of principal to be made on the last Day of February of the year in which said amortization payment must be made, the Trustee shall cease to apply the sums entering the Collection Accounts and the Trust Account to the Interest Provision and the Principal Provision, and shall deposit all said sums in the Remainders Deposit Account.

The sums entering the Trust Assets (and, in particular, the Collection Accounts and the Trust Account) each Day after the Cutoff Time shall be invested in conformity with the Eleventh Clause, below, with no reservation whatsoever being made. At 8:30 a.m. the following Day, the Trustee shall apply 30% (thirty percent) of the sums invested, in accordance with the foregoing provision, to the Principal Provision, by depositing them in the Loan Repayment Account, and the remaining 70% (seventy percent) shall be deposited by the Trustee in the Remainders Deposit Account, being taken from the Trust Assets. The Trustee undertakes to refund the sums (Reserve Fund) that were invested pursuant to the preceding paragraph to the Loan Repayment Account daily, together with the yields generated by said sums.

4.	On each interest and/or principal payment date pursuant to the Loan Agreement, the Trustee shall pay, using the funds in the Interest Provision and/or the Principal Provision, and/or the Additional Contributions, if any, as appropriate, on deposit in the Loan Repayment Account, the sums that the Borrower is required to pay to the Trust Beneficiary in the First Instance pursuant to the Loan Agreement.

Seventh Part B. Adjustments in the Event of the Withdrawal of any Concession.

a)	Once the Indemnities have been received, the sums received by the Concessionaire or any of the Trustors must be used to repay the Loan, insofar as said Indemnities are sufficient for the purpose.

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b)	In the event that (i) the ownership or possession of the Concessions 7 is lost for any cause; (ii) the ownership or possession of National 13 Concession is lost for any cause and the Indemnities are insufficient to repay the outstanding balance of the Loan and its legal or contractual accessories; or (iii) the ownership or possession of National 13 Concession is lost for any cause and no Indemnity whatsoever is received as a consequence of said loss, on the day immediately after the date on which the Trust Beneficiary in the First Instance informs the Trustee thereof, the Trustee must apply, drawing on all the sums entering the Trust Assets (and, in particular, the Collection Accounts and the Trust Account), instead of the 30% (thirty percent), 53% (fifty-three percent) thereof to the Interest Provision and the Principal Provision, to create the Reserve Fund and to be applied, reserved, distributed, and released in conformity with the Seventh Clause.

Eighth. Prepayments. Without prejudice to the provisions of the Eleventh Clause of the Loan Agreement, the Borrower may instruct the Trustee, instead of maintaining the sums allocated for the next amortization of principal pursuant to the Loan Agreement that are on deposit in the Loan Repayment Account, to use said sums to make prepayments of the principal, provided the following requirements have been fulfilled:

a)	Said prepayments must amount to US$ 5,000,000.00 (five million and 00/100 dollars, legal currency of the United States of America) each month or multiples of US$ 5,000,000.00 (five million and 00/100 dollars, legal currency of the United States of America);

b)	Prepayments may be made only in October, November, December, and January, on the dates when interest payments are to be made pursuant to the Loan Agreement, except if the Borrower instructs the Trustee to pay the cost of breaking the funding to which reference is made in the second paragraph of the Eleventh Clause of the Loan Agreement.

Ninth. Additional Contributions; Setoffs. The Trustee must, no later than the eighth Day prior to each interest payment day, make certain on the basis of the TIIE that the sums deposited by the Trustee in the Loan Repayment Account for Interest Provision purposes, pursuant to Clauses Seventh and Seventh Part B, above, are sufficient to cover the interest payment. In the event said sums are insufficient to cover the entire interest payment that must be made on the last Day of the current month and the last Day of the following month, as prescribed in the Loan Agreement, and in the event the sums on deposit in the Loan Repayment Account for Principal Provision purposes are insufficient to cover the entire principal amortization payment that must be made on the last Day of February of the year in which said amortization is payable, pursuant to the Loan Agreement, the Trustee must give the Trustors written notice thereof as soon as possible, also indicating the additional amount required to cover the entire payment or payments that must be made to the Trust Beneficiary in the First Instance on the last Day of the current month, so that the Trustors may pay said sums (the “Additional Contributions”) to the Trustee, for deposit by the latter in the Loan Repayment Account, no later than the fifth Day prior to the date of payment in question.

In the event the sums retained by the Trustee pursuant to Clauses Seventh and Seventh Part B, above, at any time exceed the amount needed to cover the entire interest payment that must be made on the last Day of the current month and the last Day of the following month, pursuant to the Loan Agreement, as well as the principal amortization payments to be made on the last Day of February in the year in which each such amortization payment must be made, pursuant to the Loan Agreement, the Trustee must deposit the excess in the Remainders Deposit Account, and said excess shall be taken from the Trust Assets.

Tenth. The Trustors’ Additional Obligations. The Trustors undertake in this act to fulfill the following obligations, without prejudice to any other obligations incumbent upon them pursuant to this Trust Agreement:

a)	Send the Trustee a new and up-to-date list, during the first 5 (five) calendar days of each month, which contains and must at all times contain a list of the Television Services

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Agreements entered into by the Borrower, the Concessionaire, RAI, and Comercializadora with Advertisers that are in force at each date of updating, specifying the Advertisers’ names or corporate names, the date on which each of the agreements was entered into, whether the Group acts as Depositary of the payments made by the Advertisers pursuant to said agreements, and their termination dates; the Trustors undertake to furnish the initial version thereof to the Trustee simultaneously with the signing of this Trust Agreement.

b)	Within the 5 (five) calendar days following the date on which Comercializadora enters into a new Television Services Agreement, Comercializadora undertakes to furnish said new agreement to the Depositary.

c)	In the event that, for any reason, one or more of the Trustors directly receive sums of money from the Advertisers or from any third party as a consequence of the exercise of the Collection Rights and/or of the Television Revenues, or as a consequence of any other act, the Trustors irrevocably undertake in this act to turn said sums over to the Trustee through deposit thereof into the Trust Account.

d)	The Trustors undertake, during the term of this Trust Agreement, not to open bank or investment accounts other than the Collection Accounts into which the Advertisers and/or any third parties shall deposit the sums payable by them, pursuant to the Television Services Agreements.

e)	The Trustors undertake in this act to (i) refrain from rescinding, terminating by acceleration, assigning, revoking, canceling, or amending the Services Agreements, the Services Mirror Agreements, the Commission Agreements, and the Commission Mirror Agreements, without the Trust Beneficiary in the First Instance’s written consent during the term of this Trust Agreement and that of the Borrower’s obligations, pursuant to the Loan Agreement and the Notes; accordingly, in this act and by virtue of the assignment effected, they expressly waive each and all the rights they might have to terminate or amend said agreements; and (ii) continue their operations as they have been doing in the ordinary course of their businesses.

f)	By the same token, the Trustors in this act waive any other rights they might have pursuant to the Services Agreements, the Commission Agreements, or the Television Services Agreements that might interfere with the Trustee’s obligations pursuant to this Trust Agreement, without the Trust Beneficiary in the First Instance’s prior written consent.

Eleventh. Investment. Each Day the Trustee shall invest:

a)	All the sums that are deposited in the Collection Accounts, the Trust Account, and the Loan Repayment Account prior to the Cutoff Time in (i) the Trust CT Account, (ii) securities issued, backed, or guaranteed by the Federal Government of the United Mexican States, or (iii) certificates of deposit issued by Banco Inbursa; in the last two cases, they shall be invested through Inversora Bursátil, S.A. de C.V., Casa de Bolsa, Grupo Financiero Inbursa, or Invex Casa de Bolsa, S.A. de C.V., Invest Grupo Financiero, whichever offers higher yields on the date in question. At any time, provided there is no Cause for Accelerated Termination in being, the Trustors may instruct the Trustee in writing to invest the sums to which this part a) refers in a specific type of security issued by the Federal Government of the United Mexican States; and

b)	The sums that are deposited in the Collection Accounts, the Trust Account, and the Loan Repayment Account after the Cutoff time and up to 17:00 hours in the Trust CT Account.

Purchases of securities or investment instruments shall be subject to the disposition and liquidity thereof, and to the market conditions prevailing at the time. In addition, the Trustors in this act expressly relieve the Trustee of any liability stemming from purchases of securities or investment instruments, as well as

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for any losses suffered by the Trust Assets as a consequence of the investments made by Trustee in accordance with the terms of this Eleventh Clause.

For the intents and purposes of the investments to which this Eleventh Clause refers, the Trustee shall be subject in all cases to the legal or administrative provisions that regulate investment of funds in trust, and shall cover the commissions and expenses related thereto through a charge on the Trust Assets.

The Trustee may carry out all the acts and enter into all the contracts that may be required to invest the Trust Assets as prescribed in this Eleventh Clause, and shall in no event be obligated to physically furnish the securities or instruments acquired as a consequence of the investments made.

Twelfth. Trustors’ Default. In the event a Cause for Accelerated Termination has arisen and not been corrected, and in the event any of the Trustors defaults on any of its obligations pursuant to this Trust Agreement, the Trust Beneficiary in the First Instance must notify the Trustee in writing of such default and of the fact that the Loan Agreement has terminated by acceleration. On the Day immediately following receipt of said notice, the Trustee shall ask the Trustors or the Trustor in question to authentically evidence, satisfactory to the Trust Beneficiary in the First Instance, compliance with the obligations that the latter claims have not been fulfilled, and it or they shall be granted a term of 3 (three) Days in which to do so.

In the event the Trustors or the Trustor in question do not give the Trustee evidence of its having fulfilled its obligations stemming from the Loan Agreement, the Notes, and/or this Trust Agreement in good time and in conformity with the terms of the preceding paragraph, the Trustee shall allocate 30% (thirty percent) or 53% (fifty-three percent), as appropriate, pursuant to Clauses Seventh and Seventh Part B, above, directly and daily to the settlement of each and all of the past-due obligations pursuant to the Loan Agreement and/or the Notes, and neither the Trustee nor the Trust Beneficiary in the First Instance shall bear any liability whatsoever. The foregoing is without prejudice to the Trustee’s right to notify the Depositary that a Cause for Accelerated Termination has occurred and not been corrected, and to instruct it to materially turn over the Television Services Agreements and other contracts it has on deposit to the person indicated, in conformity with the Third Clause.

All the liquid sums of which the Trustee may dispose, pursuant to this Twelfth Clause, for purposes of paying the Trustors’ past-due obligations shall be allocated daily to the payment in full of the Loan; accordingly, the Trustors shall not be entitled to receive any part whatsoever of the aforementioned 30% (thirty percent) or 53% (fifty-three percent), as appropriate, until the outstanding balances of the Loan, including their legal and contractual accessories, commissions, and any other expenses related thereto or stemming therefrom, have been entirely settled.

In the event the Trustee directly exercises the Collection Rights and/or the rights to collect the Television Revenues through a person other than the Depositary and any of the Trustors, pursuant to part e) of the Sixth Clause and the Third Clause of this Trust Agreement, the Trustee undertakes to (i) carry out all the activities for collection of the Collection Rights and the rights to collect the Television Revenues with the greatest possible diligence; (ii) deposit the sums that must be taken from the Trust Assets in the Remainders Deposit Accounts, and deposit the sums to which the Trust Beneficiary in the First Instance is entitled pursuant to this Trust Agreement in the Loan Repayment Account; and (iii) show the Trustors and/or the Trust Beneficiary in the First Instance the documentation evidencing the Collections and any other sums received by the Trustee pursuant to this Trust Agreement.

Thirteenth. Amendment of the Agreement; Assignments. This Trust Agreement may only be amended by the prior written consent of the Trust Beneficiary in the First Instance, the Trustee and the Trustors; the Depositary’s consent shall also be necessary if the amendment in question bears on its obligations pursuant hereto. Any waiver of any of the rights stemming from this Agreement may be made only after written consent [has been obtained] from the party holding the right in question.

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By the same token, the parties in this act undertake to amend this Trust Agreement in the event that, for the issuance of the Stock Certificates, the National Banking and Securities Commission, the Mexican Stock Exchange, or the rating firm that rates the Stock Certificates requires the Trustors to obtain the approval of the appropriate Department for assignment of the trust assets to the Trustee, even if it is decided not to issue Stock Certificates, to reflect the Trustors’ obligation to obtain said authorization, upon the understanding that once the Stock Certificates have been issued, the Trustors must make certain that the obligations pursuant to the Loan Agreement are always direct and not subordinated obligations of the Trustors, except as expressly permitted in said Loan Agreement, as well as that they rank at least pari passu with those prescribed in the Stock Certificates for payment purposes.

In addition, the parties hereto undertake in this act to amend this Trust Agreement in the event that, as a consequence of the issuance of the Stock Certificates, any or all of the Trustors assume obligations in addition to those assumed pursuant to this Trust Agreement, with a view to including them in this Agreement, upon the understanding that, once the Stock Certificates have been issued, the Trustors must ensure that the obligations pursuant to the Loan Agreement are always direct and not subordinated obligations of the Trustors, except as expressly permitted in said Loan Agreement, as well as that they rank at least pari passu with those prescribed in the Stock Certificates for payment purposes.

Without prejudice to the Trustors’ right to freely dispose of the sums deposited in the Remainders Deposit Account or otherwise taken from the Trust Assets (but always in compliance with the provisions of part m) of the Sixteenth Clause of the Loan Agreement), this Trust may not serve as an issuer of the Stock Certificates or as a payment or security arrangement in regard to any issue of debt securities that may be made by the Borrower or any of the Trustors, nor may the Trust Assets be used for such purposes in the event that Inversora Bursátil, S.A. de C.V. Casa de Bolsa, Grupo Financiero Inbursa is not the middleman acting as lead placement agent for the issue of said Stock Certificates, pursuant to the terms of the Mandate Agreement of September 3, 2004 entered into with the Borrower.

The Trust Beneficiary in the First Instance’s rights pursuant to this Trust Agreement may not be assigned or transferred in any way to any third party, except as provided for in the Twenty-Third Clause of the Loan Agreement. In the event part or all of the Loan is assigned to one or more third parties by assignment, participation, or syndication, pursuant to the terms of the Twenty-Third Cause of the Loan Agreement, and as a consequence thereof, part or all of the Trust Beneficiary in the First Instance’s rights pursuant to this Trust Agreement are transferred, the Trust Beneficiary in the First Instance must only give written notice to the Trustee, the Trustors, and the Depositary at least 3 (three) calendar days in advance of the date on which said assignment, participation, or syndication is to take effect. The foregoing shall suffice for the assignee or assignees of the Trust Beneficiary in the First Instance’s rights to become parties to this Trust Agreement in the capacity of trust beneficiaries in the first instance.

Fourteenth. Expenses and Taxes. All Taxes and other fiscal payments incurred in connection with the conclusion of this Trust Agreement, the notarial fees and expenses, if any, the expenses for its ratification before a public authenticator, and those incurred by the Trustee, if any, shall be borne by the Trustors, and in the event they are not covered by them, the Trustee shall be empowered to cover them through a charge on the Trust Assets. All the expenses and costs incurred for the handling and operation of this Trust shall likewise be covered through a charge on the Trust Assets. The Trustee shall in no event be obligated to make disbursements from its own equity to cover said expenses, but it must give notice to the Trustors and the Trust Beneficiary in the First Instance of the need for such outlays, so that sufficient funds may be provided far enough in advance to cover said expenses, costs, fees, and taxes, if necessary. If having given said notice, the Trustee does not have the necessary funds, or if it is not provided with said funds, the Trustee shall not assume any liability that may arise from nonpayment thereof.

Fifteenth. Tax Obligations. All the taxes incurred by the operations and transactions stemming from and provided for in this Trust Agreement shall be borne by the appropriate party, in conformity with the provisions of the applicable fiscal legislation.

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The Trustee shall at no time be responsible for compliance with the tax obligations of the Trustors and the Trust Beneficiary in the First Instance, and is under no obligation whatsoever to withhold, calculate, or pay over any Tax or other fiscal payment whatsoever, except for those incurred in connection with the collection of its fees.

Sixteenth. Defense of the Trust Assets. The Trustors, the Trust Beneficiary in the First Instance, and the common representative of the Stock Certificate holders, if any, or their respective legal representatives, are obligated to give notice to the Trustee of any situation that might adversely affect this trust, and the Trustee may freely require any of the interested parties to designate a person to exercise the rights stemming therefrom or to proceed to their defense; in that event, the Trustee shall not be answerable for the performance of the person so designated, and its only obligation shall be to confer the powers of attorney and documents required for that purpose.

In cases of urgent need, the Trustee may take all indispensable acts for the defense of the Trust Assets, without prejudice to the Trustee’s right to demand that the attorney in fact to which reference is made in the preceding paragraph be designated.

In the event the Trustee is sued by the Trustors, the Trust Beneficiary in the First Instance and the holders of the Stock Certificates, if any, shall be the parties that designate the persons responsible for defending the Trust.

Seventeenth. Indemnity. The Trustors shall hold the Trustee and all its representatives, trustees, employees, and attorneys in fact harmless from and against any and all liabilities, damages, obligations, lawsuits, judgments, settlements, demands, expenses, and/or court costs of any kind, including attorneys’ fees arising from claims or legal actions brought by third parties stemming from or related to the accomplishment of the Trust’s purposes, except when there is misconduct or negligence on the Trustee’s part that is inimical to the purposes of this Trust.

The Trustee shall be under no obligation to take any action whatsoever pursuant to this Trust that may expose it or its officers to liability, whether against its or their equity or against this Trust or the applicable laws.

It is expressly agreed that the Trustee shall incur no liability whatsoever for acting in reliance on any notice, consent, certificate, or other instrument or writing it considers authentic and signed by the party or parties in question, or in reliance on any statement made or considered to have been made by the Trustors or the Trust Beneficiary in the First Instance, except in case of negligence or grave misconduct on the Trustee’s part.

Eighteenth. The Trustee’s Powers. The Trustee shall have all the rights and be entitled to all the legal actions required to accomplish the Trust’s purposes in regard to its assets, in conformity with the provisions of Article 391 of the General Securities and Credit Operations Act, except for the limitations prescribed in the Trust Agreement itself or by law.

If it is necessary to make payments in accordance with the stipulated purposes of this Trust, the Trustee shall, in regard to the Trust Assets, have all the powers of an owner, including for illustrative purposes but not limited to all the powers of administration and ownership that require a special clause, as well as the powers to receive and make payments, issue receipts, and confer all kinds of special powers of attorney to accomplish the fulfillment of this trust’s purposes.

Nineteenth. The Trustee’s Liability. Except in case of default by the Trustors pursuant to the Twelfth Clause of this Trust Agreement and/or in the event a Cause for Accelerated Termination pursuant to the terms of the Loan Agreement has arisen and not been corrected, the Trustee must keep in strict confidence and treat as a fiduciary secret the list of Television Services Agreements that indicate the names or corporate names of the Advertisers, the date on which each such agreement was entered into,

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whether the Group acts as depositary for the payments made by the Advertisers pursuant to said agreements, and their respective termination dates, as updated from time to time.

Except as indicated in the preceding paragraph, the Trustee shall have no obligations in addition to those expressly stipulated in this Trust Agreement, and shall not be liable for acts or omissions by the parties, the authorities, or third parties that impede or interfere with the accomplishment or execution of this Trust’s purposes.

The Trustee shall be answerable up to the value of the Trust Assets, and shall have no personal liability whatsoever in the event it is insufficient to fulfill the Trust’s obligations in conformity with the provisions hereof, except in the case of negligence or grave misconduct by the Trustee.

Twentieth. Duration and Irrevocability. This Agreement shall be irrevocable and shall remain in force as long as necessary to accomplish the purposes stipulated herein, and may not be terminated unless (i) any of the circumstances specified in Article 392 of the General Securities and Credit Operations Act (except as specified in section VI of this Article) occurs, and (ii) the Trust Assets are returned to the Trustors.

Twenty-First. Accountability. The Trustee must report in writing to each of the Trustors, the Trust Beneficiary in the First Instance, and the common representative of the Stock Certificates, if any, each week, on the condition of the Trust Assets, specifying in due detail the amounts entering the Collection Accounts daily, as well as the balances, activities, and investments made with the liquid funds comprising part thereof, and the payments made in accordance with Clauses Seventh, Seventh Part B, and Twelfth of this Trust Agreement.

The Trustors undertake to give the Trustee and the Trust Beneficiary in the First Instance quarterly certifications, signed by the Borrower’s Director General or Director of Finance and by a legal representative of the other Trustors, confirming that all the Collections and all the Television Revenues have been assigned to the Trust and deposited in the Collection Accounts, or in the Trust Account as appropriate.

The Trust Beneficiary in the First Instance may designate an auditor at its own expense, who shall corroborate the truthfulness of the quarterly information stipulated in the preceding paragraph; to that end the Trustors undertake to show him, within the 10 (ten) Days following the date on which said auditor so demands, the information and/or documentation that supports the certifications to which the preceding paragraph refers. In the event the Trust Beneficiary in the First Instance determines, at its full discretion and implying no liability whatsoever, on the basis of the auditor’s review, that the certification mentioned in the preceding paragraph is incorrect in an essential respect, (i) the Trustors shall be deemed to have fallen into default on this Trust Agreement; and (ii) the Trust Beneficiary in the First Instance may terminate the Loan by acceleration, pursuant to the terms of part x) of the Twentieth Clause of the Loan Agreement.

If any Cause for Accelerated Termination has occurred and not been corrected, said auditor may be assigned to review said information on an ongoing basis, and the cost of his services shall be borne by the Trustors. When the Trust Beneficiary in the First Instance designates an auditor in accordance with this paragraph, the Trustors must give him access to their accounting and financial records and to the documentation that supports said records and the certifications to which reference is made in the second paragraph of this Twenty-First Clause.

The Trustors furnish the Trust Beneficiary in the First Instance with the collection plan’s revenue projections, which accompany this Trust Agreement as Exhibit “21” and which shall be updated by the Trustors annually during the first 60 (sixty) calendar days of each year, upon the understanding that they and their updating are projections subject to variation.

Twenty-Second. Trustee’s Fees. For the performance of the functions stipulated in this Trust Agreement, the Trustors shall pay the Trustee the fees and commissions prescribed in the document that accompanies

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this Trust Agreement as “Exhibit 22.” In the event the Trustee does not pay said fees in good time, the Trust Beneficiary in the First Instance may pay them; in that event, the Trustors shall be obligated to reimburse the value thereof to the Trust Beneficiary in the First Instance, together with interest calculated at a rate equal to the penalty interest rate prescribed in the Loan Agreement and the Notes.

Twenty-Third. Substitution of the Trustee.

(a) Subject to the provisions of paragraphs (c) and (d), below, the Trustee may terminate its service as such pursuant hereto, by written notice to the Trustors and the Trust Beneficiary in the First Instance, at least 60 (sixty) calendar days in advance. Subject to the provisions of paragraph (c), below, the Trustee’s appointment may be terminated by written notice given by the Trust Beneficiary in the First Instance at least 10 (ten) calendar days in advance.

(b) If the Trustee ceases to act as such pursuant to this Trust Agreement, due to its termination in advance in accordance with paragraph (a), above, the Trustee shall draw up financial statements, balance sheets, and accounts relating to the Trust Assets, which must be delivered within the 30 (thirty) calendar days following the date on which said termination occurs. The Trustors and the Trust Beneficiary in the First Instance shall have 15 (fifteen) calendar days from the date of receipt thereof in which to examine them and object thereto; if they have not sent the Trustee their remarks or objections by the expiration of said period, the aforementioned financial statements, balance sheets, and accounts shall be deemed to have been approved by the Trustors and the Trust Beneficiary in the First Instance.

(c) The Trustors and the Trust Beneficiary in the First Instance shall be entitled to designate a substitute trustee by common agreement.

(d) Notwithstanding the foregoing, the Trustee shall continue to act as such pursuant to the Trust Agreement until such time as the substitute trustee has been designated and said substitute trustee has accepted the designation. The substitute trustee shall have the same rights and obligations as the Trustee has pursuant to this Agreement, and all the references to the Trustee shall apply to any substitute trustee for the intents and purposes of this Trust Agreement.

Twenty-Fourth. Acknowledgment of Status. The parties reciprocally acknowledge the capacity in which each of them appears, as well as the powers of their respective representatives, which have not been revoked, amended, or limited in any manner up to the date hereof.

Twenty-Fifth. Notices. All notices and other communications stemming from this Trust Agreement must be in writing, expressed in Spanish, addressed to the domiciles stipulated below or to any other address or facsimile number that may be determined by each of the parties from time to time by written notice to the other parties, and delivered in person or sent by specialized courier service or facsimile, with acknowledgment of receipt in all cases. Said notices and communications shall be deemed validly delivered on their respective dates of receipt when delivered in person or sent by facsimile, and on the day after their receipt when sent by a specialized courier service. For the intents and purposes of said notices, the parties stipulated the following as their respective domiciles:

If to the Trustors:

TV Azteca, S.A. de C.V./

Televisión Azteca, S.A. de C.V./

Red Azteca Internacional, S.A. de C.V./

TV Azteca Comercializadora, S.A. de C.V./

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Grupo TV Azteca, S.A. de C.V./

Periférico Sur Nº 4121

Fuentes del Pedregal

14141 México, D.F.

Mexico

Facsimile: 3099-9226

Attention: Mr. Francisco X. Borrego Hinojosa Linage

with copy to (which may not be deemed a notice):

Jáuregui, Navarrete, Nader y Rojas, S.C.

Paseo de los Tamarindos Nº 400-B, piso 9

Bosques de las Lomas

05120 México, D.F.

Mexico

Facsimile: 5258-0348

Attention: Miguel Jáuregui Rojas

If to the Trust Beneficiary in the First Instance:

Banco Inbursa, S.A., Institución de Banca Múltiple, Grupo Financiero Inbursa

Paseo de las Palmas Nº 736

Lomas de Chapultepec

11000 México, D.F.

Mexico

Facsimile: 5520-7852

Attention: Mr. Luis Roberto Frías Humphrey and

Mr. José Pablo Antón Sáenz Padilla

With copy to (which may not be deemed a notice):

Forastieri Abogados, S.C.

Prol, Paseo de la Reforma Nº 600-201

Santa Fe Peña Blanca

01210 México, D.F.

Mexico

Facsimile: 2167-4302

Attention: Mr. Raúl Zepeda Ruiz

If to the Trustee:

Banco Invex, S.A., Institución de Banca Múltiple, Invex Grupo Financiero, Trust Division

Paseo de la Reforma Nº 10, piso 21

Centro Histórico

06030 México, D.F.

Mexico

Facsimile: 5327-3339

Attention: Mr. Luis Enrique Estrada Rivero,

Mr. Alfonso Henkel Hernández, and

Mr. Mauricio Chaidez García

If to the Depositary:

Grupo TV Azteca, S.A. de C.V.

Periférico Sur Nº 4121

Fuentes del Pedregal

14141 México, D.F.

Mexico

Facsimile: 3099-9226

Attention: Mr. Francisco X. Borrego Hinojosa Linage

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Twenty-Sixth. Applicable Legislation; Jurisdiction. This Trust Agreement shall be governed by and construed in conformity with the General Securities and Credit Operations Act and other applicable laws of the United Mexican States. The parties submit in this act to the jurisdiction of the courts of competent jurisdiction of Mexico City, Federal District, in the event of any controversy or dispute relating to the construction or performance of this Trust Agreement, and irrevocably waive any other jurisdiction to which they might be entitled by virtue of their current or future domiciles, the location of their properties, or any other cause.

Twenty-Seventh. Captions. The captions or headings that appear in this Trust Agreement at the beginning of each clause are used solely for reference purposes and may not be taken into account for purposes of construing any provision of this Trust Agreement.

Twenty-Eighth. Appendices and Exhibits. The appendices and exhibits that accompany this Trust Agreement are integral parts hereof. Below is a list of this Trust Agreement’s appendices and exhibits:

Appendices:

I	National Concession 13

II	Concessions 7

III	Chihuahua 2 Concession

V-A	Authorization 7

V-B	Services 7 Agreement

VI-A	Authorization 13

VI-B	Services 13 Agreement

VII	Commission 13 Agreement

VIII	Commission 7 Agreement

X	Television Services Agreement Form

XI	Digital Television Agreement

XII	Concession Ratification Applications

XV	Credit Agreement

Exhibits:

D-I(a)	The Borrower’s Articles of Incorporation and Corporate Bylaws currently in force

D-I(b)	The Borrower’s legal representative’s power of attorney

D-I(f)	Minutes of the Borrower’s Board of Directors Meeting authorizing the conclusion of the Trust Agreement

D-I(g)	Defaults upon legal provisions by the Borrower

D-I(q)	The Borrower’s tax defaults

D-I(r)	The Borrower’s industrial property defaults

D-I(s)	Legal actions against the Borrower

D-I(t)	Liens over the Borrower’s properties

D-I(w)(i)	Investigation launched by the Securities and Exchange Commission and the National Banking and Securities Commission, and the civil case brought by certain shareholders of the Borrower against it

D-I(w)(ii)	The Borrower’s liens, liabilities, and contingent obligations

D-II(a)	The Concessionaire’s Articles of Incorporation and Corporate Bylaws

D-II(b)	The Concessionaire’s legal representative’s power of attorney

D-II(k)	Defaults relating to the Concessions

D-II(t)	The Concessionaire’s tax defaults

D-II(u)	The Borrower’s [sic] industrial property defaults

D-II(v)	Legal actions against the Concessionaire

D-II(w)	Liens over the Concessionaire’s properties

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D-II(y)	Strikes or strike calls, labor conflicts, labor stoppages, or blockage of facilities due to protests by employees or persons rendering services against the Concessionaire.

D-II(x)	The Concessionaire’s labor defaults

D-II(z)	The Concessionaire’s liens, liabilities and contingent obligations

D-III(a)	RAI’s Articles of Incorporation and Corporate Bylaws currently in force

D-III(c)	RAI’s legal representative’s power of attorney

D-III(f)	RAI’s defaults on legal provisions

D-III(q)	RAI’s tax defaults

D-III(r)	RAI’s industrial property defaults

D-III(s)	Legal actions against RAI

D-III(t)	Liens over RAI’s properties

D-III(w)	RAI’s liens, liabilities, and contingent obligations

D-IV(a)	Comercializadora’s Articles of Incorporation and Corporate Bylaws

D-IV(b)	Comercializadora’s legal representative’s power of attorney

D-IV(f)	Comercializadora’s defaults on legal provisions

D-IV(p)	Comercializadora’s tax defaults

D-IV(q)	Comercializadora’s industrial property defaults

D-IV(r)	Legal actions against Comercializadora

D-IV(s)	Liens over Comercializadora’s properties

D-IV(w)	Comercializadora’s liens, liabilities and contingent obligations

D-V(a)	The Group’s Articles of Incorporation and Corporate Bylaws

D-V(b)	The Group’s legal representative’s power of attorney

D-V(f)	The Group’s defaults on legal provisions

D-V(k)	Notices, permits, etc., for the Group’s services as depositary

D-V(l)	Legal actions against the Group in regard to the deposits made by the Advertisers

D-V(q)	The Group’s tax defaults

D-V(r)	The Group’s industrial property defaults

D-V(s)	Legal actions against the Group

D-V(t)	Liens over the Group’s properties

D-V(w)	The Group’s liens, liabilities and contingent obligations

1	Collection Accounts

2	Instructions to Credit Institutions re: Ownership of the Collection Accounts

21	The Collection Plan

22	The Trustee’s Fees

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IN WITNESS TO THE FOREGOING, the parties enter into this Irrevocable Trust Agreement for Administration and Source of Payment in Mexico City, Federal District, on the                      day of                     . 200  .